SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                         Date of Report: August 30, 2004
                Date of Earliest Event Reported: August 24, 2004




                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                   California
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                 (State or Other Jurisdiction of Incorporation)


        1-11476                                       95-3977501
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 (Commission File Number)               (I.R.S.  Employer Identification No.)


 13520 Evening Creek Drive, Suite 130, San Diego, California         92128
------------------------------------------------------------  ------------------
         (Address of Principal Executive Offices)                 (Zip Code)


                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
          15915 Ventura Boulevard, Suite 301, Encino, California 91436
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          (Former Name or Former Address, if Changed Since Last Report)
                                                         .

Item 2.01 Completion of Acquisition or Disposition of Assets

         On August 24, 2004, a newly formed wholly owned subsidiary of Voice Powered Technology International, Inc., a California corporation ("VPTI"), merged with and into World Waste Technologies, Inc., a California corporation ("WWT"). As a result of this merger (the "Merger"), WWT became a wholly owned subsidiary of VPTI and VPTI changed its name to "World Waste Technologies, Inc." References in the Report to "WWT" mean World Waste Technologies, Inc. prior to the Merger and, as applicable, VPTI after the Merger. See Item 5.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.01.

Item 5.01 Changes in Control of Registrant

The Merger

         On August 24, 2004, a newly formed wholly owned subsidiary of VPTI, merged with and into WWT. As a result of this Merger, WWT became a wholly owned subsidiary of VPTI and VPTI changed its name to "World Waste Technologies, Inc."

         The Merger occurred pursuant to an Agreement and Plan of Reorganization dated as of March 25, 2004, as amended on August 24, 2004 (the "Merger Agreement") by and among VPTI, V-CO Acquisition, Inc. and WWT. On March 29, 2004, VPTI filed a copy of the Merger Agreement with the Securities and Exchange Commission on a Current Report on Form 8-K.

         Immediately prior to the Merger, VPTI had 92,970,027 outstanding shares of common stock and no outstanding shares of preferred stock. Prior to the Merger, VPTI implemented a 1 -for -60 reverse split of common stock by amending and restating its articles of incorporation (the "Reverse Split").

         After taking into account the Reverse Split and the amendment to the articles of incorporation, the total number of shares that VPTI is authorized to issue was changed from 119,500,000 to 110,000,000, comprised of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The amended articles of incorporation also eliminated the various classes of preferred stock in order to allow the Board of Directors the flexibility to set new classes, series, and other terms and conditions.

         The controlling shareholder of VPTI prior to the Merger and the Reverse Split, Belle Group, Ltd. (the "Controlling Shareholder") owned 74,258,788 shares of common stock of VPTI. Pursuant to the Merger and after taking into account the Reverse Split, a total of 349,500 shares of VPTI's outstanding common stock were tendered by the Controlling Stockholder for cancellation resulting in the total issued and outstanding shares of VPTI's common stock totaling 1,200,000 shares.

         Pursuant to the Merger, VPTI, after taking into account the Reverse Split, issued (i) 20,063,706 shares of its common stock in exchange for all of the outstanding capital stock of WWT (which capital stock included 1,193,500 shares of common stock and issued upon the conversion of all of WWT's outstanding promissory notes and 2,245,206 shares of common stock of WWT issued by WWT pursuant to a private placement, in each case prior to the Merger) and
(ii) warrants to purchase an additional 1,067,021 shares of its common stock in exchange for warrants to purchase common stock of WWT. The total issued


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
and outstanding shares of VPTI's common stock totals 21,263,706 shares after giving effect to the Merger (assuming that none of the outstanding warrants are exercised). In addition, WWT has also received approximately $1.1 million in additional subscriptions (representing approximately 733,333 shares) based on same terms of the private placement completed immediately prior to the Merger. If the subscriptions are funded, additional shares of VPTI will be issued in exchange for the shares of common stock of WWT. There can be no assurance as to when these subscriptions will be funded, if at all. If all 1,067,021 warrants to purchase VPTI's common stock are exercised, the total issued and outstanding shares of VPTI's common stock would then total 22,330,727.

         As a result of the Merger, (i) the current stockholders of VPTI own approximately 1,200,000 shares, or approximately 5% of the issued and outstanding shares of VPTI's common stock, based on 21,263,706 shares outstanding after the Merger (assuming that none of the outstanding warrants are exercised) and (ii) VPTI is now controlled by the former stockholders of WWT.

         The share exchange ratio in the Merger was determined through arms'-length negotiations between VPTI and WWT. Information in this Report on Form 8-K regarding the number of shares of VPTI common stock issued in the Merger assumes that no stockholders of VPTI or WWT will exercise their right under California law to seek an appraisal of the value of their VPTI or WWT stock in lieu of the receipt of shares of VPTI common stock.

Change of Executive Officers and Directors

         Immediately following the completion of the Merger, all of the existing members of VPTI's board of directors and all of its executive officers resigned and new appointees comprised VPTI's board of directors as set forth below.

         Information regarding WWT's directors and executive officers is set forth below. If any director or executive officer listed below is unable to serve, the directors will appoint a successor. Each director serves until his successor is elected at the annual meeting of shareholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with WWT, each executive officer serves at the pleasure of the Board of Directors.

Name               Age      Position
----               ---      --------
Thomas L. Collins  64       Chief Executive Officer and Chairman (Acting Chief
                            Financial Officer)
Steve Racoosin     50       President and Director
Fred Lundberg      67       Senior Vice President, Director and Secretary
John Pimentel      38       Director

         Thomas L. Collins. Mr. Collins has been the Chief Executive Officer and a Director of WWT since February 2004 and was appointed Chairman of the Board in July 2004. He worked with Waste Management, Inc. from 1972 to 1995, including serving as the Vice President and Controller for the Western Region. After retiring from Waste Management in 1995, Mr. Collins was an independent consultant for the waste industry until joining WWT in January 2003 as Executive Vice President. Mr. Collins has a BA in Business Administration and Accounting from Quincy University and is a CPA.

         Steve Racoosin. Mr. Racoosin has served as President and a Director of WWT since 2002. Since 1989, he has been developing steam classification vessels for processing waste along with Dr. Eley and the University of Alabama in Huntsville ("UAH"). From 1998 to 2001 Mr. Racoosin was a founder of Total Recovery Systems International, Inc. which sought to commercialize the UAH waste processing technology. Later in 2001 Mr. Racoosin continued working on commercializing the UAH technology and in 2002 he founded World Waste of America, Inc., which later became World Waste Technologies, Inc.

         Fred Lundberg. In 2004, Mr. Lundberg joined WWT as Senior Vice President, Secretary and Director. He is responsible for the engineering design and construction of WWT's facilities, and for the market development and sales of the wetlap fiber production from WWT facilities. From 2001 to 2004, Mr. Lundberg was President of Veritas Consulting, LLC, where he provided strategic and tactical consulting services to domestic pulp and paper clients. He was also Manager of the Pulp and Paper Industry Practice for Baker & O'Brien, Inc., where he provided chemical engineering consulting services and expert witness services to pulp and paper clients under a semi-exclusive consulting contract between Veritas and Baker & O'Brien. From 1998 to 2000, Mr. Lundberg was Acting President/Vice President for Jacobs-Sirrine Consultants, Subsidiary of Jacobs Engineering, Inc. where he managed the Facilities & Economics Group that provided competitive analysis services to pulp and paper clients, and managed and led strategic consulting and due diligence projects for domestic and international pulp and paper clients. Prior to these consulting positions, Mr. Lundberg was with Weyerhaeuser for the prior 26 years where he oversaw the construction and operation of numerous pulp and paper facilities.

         John Pimentel. Mr. Pimentel has served as a Director of WWT since February 2004. From 1993-1996, Mr. Pimentel served as Deputy Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees including the Department of Transportation, the California Highway Patrol, and parts of the Department of Motor Vehicles. From 1998 to 2002, he worked with Bain & Company in the firm's Private Equity Group, and the general consulting practice. Since 2003, Mr. Pimentel has been a Director with Cagan McAfee Capital Partners where he is responsible for business development, investment structuring, and portfolio company management. Mr. Pimentel has an MBA from Harvard Business School, and a BA from University of California at Berkeley.

         The following advisors to WWT are expected to continue as advisors following the Merger:

         Dr. Michael Eley. Dr. Eley is President of Bio-Products International, Inc. and a professor and research scientist at the University of Alabama in Huntsville and was the original inventor of the technology licensed to WWT. He is a nationally recognized developer and inventor of processes for the treatment of municipal solid waste. Dr. Eley holds a Ph.D. and an MS in Biochemistry and a BA in Biology. In addition to his teaching and research, Dr. Eley has authored more than 100 published articles and papers in the field of municipal waste recovery.

         Don Malley. Mr. Malley is the Chief Operating Officer of Bio-Products International, Inc. and offers hands-on knowledge and experience in the technical specifics of pressurized steam classification vessels. He successfully


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
operated the first-generation commercial facility based on the patented technology. Mr. Malley has project management experience as a construction supervisor for nine textile facilities throughout Mississippi, and also has experience with HVAC, electrical design, and hydraulics system construction and operations.

Certain Relationships and Related Transactions

         Cagan McAfee Capital Partners, LLC ("Placement Agent") acted as the placement agent for WWT in connection with the private placement of 2,245,206 shares of common stock of WWT which was completed prior to the Merger. WWT has paid the Placement Agent a commission of 8% of the price of all shares sold by it or approximately $360,000. In addition, WWT paid the Placement Agent a non-accountable expense allowance (equal to 2% of the purchase price of the shares or approximately $90,000) and issued the Placement Agent, or its affiliates, warrants to purchase 317,021 of WWT's common shares, at an exercise price of $1.50. Cagan McAfee Capital Partners, LLC and one of its directors, John Pimentel, who is also a director of WWT following the Merger, will own collectively 24.3% of the total issued and outstanding common stock of VPTI after the Merger. In addition, WWT has also received approximately $1.1 million in additional subscriptions (representing approximately 733,333 shares) based on same terms of the private placement completed immediately prior to the Merger. If the subscriptions are funded, additional shares of VPTI will be issued in exchange for the shares of common stock of WWT and the Placement Agent will be paid an additional $73,333.

         On June 21, 2004, WWT issued two warrants to purchase 125,000 shares of common stock of WWT to each of Michael H. Eley and Don Malley for an exercise price of $1.50 per share. Each warrant is immediately exercisable in full and fully vested.

         WWT has granted registration rights to investors in the private Placement. Under the registration rights agreement, the holders of approximately 2,245,206 shares of the common stock are entitled to require WWT to register the sales of their shares under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include:

             o an unlimited number of piggyback registration rights that require WWT to register sales of a holder's shares when it undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register; and

             o within ninety (90) days of a merger of a company that has shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended, WWT will use its commercially reasonable efforts to file and prepare a registration statement on Form SB-2 or Form S-3 to register the resale of the holders shares.

         WWT will bear all registration expenses if these registration rights are exercised, other than the fees of more than one legal counsel to the holders, legal fees in excess of $10,000, and any underwriting fees, discounts and commissions, all of which expenses will be borne by the holders. These


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
registration rights terminate as to a holder's shares when that holder is able to sell those shares in a three month period pursuant to Rule 144 of the Securities Act of 1933.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the number of shares of WWT common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of WWT's common stock, (ii) each executive officer and director of WWT, and (iv) as a group, persons who are directors and executive officers of WWT. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

                                                ------------------------
Name and Address of Beneficial Owner             Amount and
                                                 Nature of
                                                 Beneficial   Percent of
                                                Ownership(1)   Class(1)
----------------------------------------------- ------------  ----------
Thomas L. Collins(2)                            1,050,000        4.9
Steve Racoosin(3)                               3,461,900       16.2
John Pimentel(4)                                1,400,000        6.5
Laird Q. Cagan(5)                               2,317,021       10.9
Eric A. McAfee(6)                               1,942,021        9.1
Darren Pedersen(7)                              1,337,500        6.3
Fred Lundberg(8)                                  660,000        3.1
One World Zero Waste, LLC(9)                    2,161,900       10.1
Jan-Can LP(9)                                   1,300,000        6.1
------------------------------------------------------------------------
All executive officers and directors as a group 6,571,900       30.9%
(four persons)
------------------------------------------------------------------------

------------------
(1) Based on 21,263,706 shares outstanding on August 25, 2004.

(2) Includes 1,050,000 shares beneficially owned by a family trust over which Mr. Collins has the power to vote and the power to dispose over such shares. Excludes 100,000 shares issuable upon exercise of a warrant at $1.50 per share. The warrant vests with respect to the first 25% of the shares after 8 months of continuous service and the warrant vests with respect to an additional 1/12th of the remaining shares upon completion of 3 months of service. None of the shares are vested or will vest within 60 days.

(3) Includes 2,161,900 shares owned by One World Zero Waste, LLC and 1,300,000 shares owned by Jan-Can, L.P. over which Mr. Racoosin has the power to vote and the power to dispose. Excludes 75,000 shares issuable upon exercise of a warrant at $1.50 per share. The warrant vests with respect to the first 25% of the shares after 8 months of continuous service and the warrant vests with respect to an additional 1/12th of the remaining shares upon completion of 3 months of service. None of the shares are vested or will vest within 60 days.

(4) Includes 350,000 shares owned by Mr. Pimental's spouse and 50,000 shares by trusts for the benefit of his family members of which he is the trustee.

Address is c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014.

(5) Includes 200,000 shares held in trust for the benefit of Mr. Cagan's daughters of which Mr. Cagan is the trustee. Also includes warrants to purchase 317,021 shares of common stock held by Cagan McAfee Capital Partners, LLC which are vested and immediately exercisable. Address is c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014.

(6) Includes (i) 425,000 shares directly held by Eric McAfee, (ii) 200,000 shares held by P2 Capital LLC, an entity owned 50% by Marguerite McAfee (Mr. McAfee's spouse) and 25% by each of Mr. and Mrs. McAfee's minor children (over which shares Mrs. McAfee holds sole dispositive and voting power), (iii) 1,000,000 shares held by McAfee Capital, LLC, an entity owned 50% by each of Mr. and Mrs. McAfee (over which shares Mr. and Mrs. McAfee share voting and dispositive power) and (iv) 200,000 shares owned by Berg McAfee, LLC, and entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power. Also includes immediately exercisable warrants to acquire 317,021 shares of common stock held by Cagan McAfee Capital Partners, LLC. Mr. McAfee disclaims beneficial ownership over all of the shares held by P2 Capital and 50% of the shares held by Berg McAfee. Mrs. McAfee disclaims beneficial ownership over all of the shares and warrants held directly by Mr. McAfee and all of the shares held by Berg McAfee. McAfee Capital disclaims beneficial ownership over all of the shares held by P2 Capital LLC and 50% of the shares held by Berg McAfee. Address is c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014.

(7) Address: 903 Tourmaline Street, San Diego, California 92109.

(8) Excludes 75,000 shares issuable upon exercise of a warrant at $1.50 per share. The warrant vests with respect to the first 25% of the shares after 8 months of continuous service and the warrant vests with respect to an additional 1/12th of the remaining shares upon completion of 3 months of service. None of the shares are vested or will vest within 60 days.

(9) Address: c/o WWT, 13520 Evening Creek Drive, Suite 130, San Diego, California 92128. Mr. Racoosin has the power to vote and the power to dispose of these shares.

Business of VPTI

         Immediately prior to the completion of the Merger, VPTI did not conduct any business operations and had minimal assets and liabilities.

Business of WWT

WORLD WASTE TECHNOLOGIES, INC.

         WWT is a development stage company formed to process and convert solid waste into usable commodities. WWT has entered into a license agreement for patented technology that would enable WWT to convert a percentage of Municipal Solid Waste ("MSW") into usable commodities in the United States. This patented process which is known as pressurized steam classification, uses a sealed rotating autoclave vessel (the "Vessel") loaded with MSW. The MSW is treated with a proprietary mixture of steam, heat, agitation and pressure for a


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
specified period of time. This process sterilizes all material and results in the reduction of the volume of the waste with little effect to its weight. The WWT process also results in the conversion of the waste into separated components of "sterilized" organic and inorganic materials with limited discharge into the air, water or soil. The volatile organic compounds are captured and disposed of in a thermal oxidizer. The process extracts both (i) a sanitized cellulose material containing papermaking fiber that can be sold, after a conventional screening and cleaning process for use in making paperboard, and (ii) inorganic, recyclable materials such as aluminum, steel, and plastic products.

         WWT intends to enter into service agreements with solid waste collection companies and municipalities that will create value and reduce costs by (i) significantly reducing the volume of waste going to landfills, thereby extending the useful lives of the landfills, and reducing transportation costs and (ii) assist in complying with laws mandating that up to 50% of MSW be recycled. Management of WWT believes that secondary gains exist in that communities may retain and enhance the use of popular recycling programs, without increasing taxes and fees to the public as well as improve air quality.

THE INDUSTRY

         According to Standard & Poor's Environmental & Waste Management Industry Survey (2004) (the "Survey"), the approximate $36 billion Municipal

Solid Waste industry in the United States is dominated by three firms: Waste Management, Inc. (32% market share, with $11.5 billion in revenues); Allied Waste Industries, Inc. (15% market share, with $5.25 billion in revenues); and Republic Services, Inc. (7% share, with $2.52 billion in revenues). Historically, revenue growth in this industry has been principally driven by fee increases at landfills ("tipping fees"), which fees currently average $35 per ton nationally. The key industry cost drivers are landfill maintenance, labor, recycling and separating facility costs, insurance, and interstate cartage fees.

         Increased municipal recycling costs (currently estimated according to the Waste Policy Center, a consulting firm in Virginia to average $100 per ton) have led several cities, most notably New York, to cut back or even suspend their curbside recycling programs, resulting in public and political backlash. Traditional recycling facilities incur extremely high labor costs to sort, clean, and process materials, while a flat price market for the resulting recycled metals constrains profitability. A 2003 survey conducted by Waste News showed that the recycling rate of the 30 largest US cities rose to 23.5% from 23.4% in the prior year. The average life of a U.S. landfill is approximately 20 years (only 12 years in the Northeast). Alternatives such as composting or incineration can be either economically unviable or environmentally unsustainable.

         Many major companies in the waste handling and disposal market have grown primarily through acquisitions over the past decade, not through growth in the volume of waste processed annually. WWT management believes the industry is currently actively seeking a technology-based solution that will extend the life of existing landfills, lower hauling costs, and satisfy the public demand for cost-effective recycling.

THE WWT SOLUTION

         Initially, WWT's strategy is to process MSW that has been sorted and processed at a Material Recover Facility ("MRF"). WWT has entered into an agreement with Taormina Industries, LLC, a wholly-owned subsidiary of Republic Services, Inc. ("Taormina Industries") to process waste from its MRF located in Anaheim, California. Republic Services, Inc. is a nationwide handler of MSW and the Taormina Industries MRF is just one of the many facilities it operates throughout the country. Typically, MSW enters a MRF from curbside collection vehicles, and is manually sorted to remove non-recyclable items such as car batteries, tires, etc. The remainder of the waste is transported by conveyor lines where laborers manually remove up to 50% of salable commodities such as aluminum, steel, and cardboard. Under the WWT strategy, the remaining residual MSW ("RMSW") will then be delivered to the WWT leased facility (located on the Taormina Industries campus) for further processing using its licensed process.

         WWT's proprietary process is expected to occur in five stages: (i) RMSW will be delivered on-site to WWT's facility; (ii) the waste will then be mechanically loaded into WWT's Vessel (it is anticipated that no sorting, shredding, or opening of bags will be required); (iii) the Vessel will be sealed and run for a specified period of time, during which time volatile organic compounds will be captured and rendered inert and discharged; (iv) at the conclusion of the cycle, the resulting discharged materials will be mechanically separated by commodity type for processing, packaging and shipping; and (v) the remaining waste, anticipated to be between 35-40% of the volume received by WWT, will be placed on Taormina Industries trucks for transport to the landfill. Each is expected to process approximately 250 tons of RMSW per day.

         WWT expects to have three primary revenue drivers:

         1. Tipping Fees. WWT anticipates entering into service agreements with waste collection companies and municipalities and setting a tipping fee for the term of each agreement. For example, WWT has already entered into an agreement with Taormina Industries whereby Taormina Industries has agreed to pay a tipping fee of $30 per ton to WWT.

         2. Recycling Revenues. Clean recyclable materials, such as scrap steel, cans, and aluminum will be mechanically sorted and collected, then sold to recyclers at market prices or a slight discount to market prices.

         3. Cellulose Extraction. Commercial tests have demonstrated that over 60% of MSW can be processed into a valuable cellulose fiber, with a market value similar to cardboard boxes. WWT expects that this fiber will initially be sold to paperboard manufacturing companies in Southern California.

         WWT anticipates that its initial facility will be capable of processing 500 tons of residual MSW each day using 2 Vessels. The second phase of the agreement with Taormina Industries calls for WWT to build an additional 2,000 ton per day, 8-Vessel plant in Orange County, California. WWT has committed to process 2,500 tons per day of residual MSW pursuant to its agreement with Taormina Industries. WWT's current strategy is to replicate the larger plant at future sites.

THE TECHNOLOGY

Overview

         It is anticipated that the waste processing facilities to be offered by WWT will use patented methods and processes developed at the University of Alabama, Huntsville over a 20-year period. This process, known as pressurized steam classification ("PSC"), treats MSW with a combination of time, temperature and pressure to sanitize all of the material. The composition of the paper in the MSW is fragmented into a "cellulose" material which contains a significant amount of fiber. Upon completion of the cycle, all materials are discharged automatically from the Vessel onto a conveyor and then into a Rotary Trommel which allows the "cellulose" to drop through to a separate conveyor which transports it to the pulp processing area. The remaining materials go to a different conveyor where a series of magnets automatically sort the steel, tin and aluminum into separate bins. Management anticipates that approximately 60-65% of the RMSW processed is recycled into saleable products with the remaining residual material returned to Taormina Industries for disposal. The most recent United States patent includes the capturing of Volatile Organic Compounds (VOCs) and its claims were allowed by the United States Patent and Trademark Office in October 2001.

Intellectual Property

         The University of Alabama at Huntsville currently holds the patent for this PSC technology. This PSC patent was licensed to Bio-Products International, Inc. and sublicensed to WWT for a period of 20 years. Under the license agreement, WWT was required to pay an upfront license fee and a monthly fee for technical services. WWT is also required to pay royalties based on the tons of waste processed utilizing the technology as well as a royalties based on the sales price of cellulosic product recovered from the process.

Vessel Operation

         The MSW will be loaded in batches into a Vessel without sorting, shredding or opening of bags. When the proper amount of material has been loaded into the Vessel, it will be sealed and the steam saturation process will begin by injecting low-pressure steam into the Vessel as it rotates. In a 24-hour period each Vessel is expected to process up to 250 tons of MSW.

         It is anticipated that the Vessel will be an American Society of Mechanical Engineers designed and built steel autoclave almost 80 feet long. The amount of MSW that can be processed will be based on the weight and volume of the MSW. It is anticipated that each Vessel operation will be optimized to handle over 20 tons of MSW with a density of 8 pounds per cubic foot per cycle.

CUSTOMERS

Recycling Agreement with Taormina Industries

         WWT has signed a 10-year agreement with Taormina Industries, LLC, a wholly-owned subsidiary of Republic Services Inc., the third largest MSW company in the U.S., with three options to renew the agreement, each for a five-year period. The agreement provides for Taormina Industries to initially deliver to WWT 500 tons per day of RMSW to its facility located in Anaheim, California.

Phase Two of the agreement calls for Taormina Industries to deliver 2,000 tons per day of RMSW to WWT's facility to be located and developed at a mutually agreeable location in Orange County, California. The agreement also grants Taormina Industries a right of first refusal to contract with WWT for processing facilities in an additional 10 counties throughout California where Republic Services has operations.

Cellulose Fiber

         WWT has a process to recover unbleached fiber from residual MSW. The process involves two principal phases. After the residual MSW is treated by WWT's proprietary process, the cellulose that is extracted is further processed using conventional pulp screening and cleaning equipment to yield fiber suitable for use in the manufacturing of paperboard.

         Within a 100 mile radius of the proposed site of the WWT facility in Anaheim, there are 12 major facilities that use recycled fiber to produce paperboard, corrugating medium, or linerboard. When WWT builds its first 2,000 ton per day facility in Southern California, total production of WWT fiber in the region is anticipated to be approximately 1,500 ton per day, which represents less than one-quarter of the available market.

COMPETITION

         The approximate $36 billion Municipal Solid Waste industry in the United States is dominated by three firms: Waste Management, Inc. (32% market share, with $11.5 billion in revenues); Allied Waste Industries, Inc. (15% market share, with $5.25 billion in revenues); and Republic Services, Inc. (7% share, with $2.52 billion in revenues). There are also smaller regional companies and municipalities in the waste handling business. The management of WWT does not view MSW haulers as competitors, but rather as consumers for the services WWT plans to provide. MSW haulers have many options for treating and disposing of MSW which include MRFs, compositing, incineration and landfilling. Most states require a percentage of all incoming MSW to be recycled with California having the highest standard of requiring 50% of all incoming MSW to be recycled. Management believes that the trend in state law is to migrate toward the California standard of 50%. The competitors in WWT's industry are primarily comprised of waste handlers who could choose to make capital investments in material recovery facilities, incineration, composting, or landfills rather than outsourcing through WWT. Management of WWT believes that the primary competitive factors in this industry are price, reliability of service, and quality of recycling programs.

LEGAL PROCEEDINGS

         On December 11, 2003, Reid and Simi Jilek (the "Jileks") filed a complaint against Steve Racoosin, World Waste of California, Inc., World Waste International, Inc., and Environmental Technologies Corporation ("ETC") in the Superior Court of California, County of San Diego, Central Judicial District, alleging breach of contract, securities violations, and fraud and seeking monetary damages and injunctive relief. The Jileks amended their complaint to eliminate the securities violations cause of action and on March 22, 2004 filed a second amended complaint to name additional parties, Thomas L. Collins and Darren Pederson, and to add additional causes of action of breach of the covenant of fair dealing, conspiracy, and specific performance for delivery of a warrant. The suit stems from an alleged oral and written arrangements providing for the rent of the Jileks' house to Mr. Racoosin with an option to buy the house which option was to be exercised with warrants to purchase five percent (5%) of the shares of ETC. Mr. Racoosin vacated the premises in early January 2004 and the Jileks' sold the house in 2004. Defendants World Waste of California, Inc., World Waste International, Inc., and ETC demurred to the second amended complaint. The court granted the demurrer in whole, with leave to amend and the Jileks filed a third amended complaint on August 5, 2004. The defendants will continue to pursue the defense of this case aggressively, however there can be no assurance that there will be a favorable result in the case.

                                  RISK FACTORS

         The following risk factors relating to WWT should be carefully considered. Any of the following risks could materially harm the business of WWT.

A Development Stage Company.

         WWT is in the development stage and is subject to all the business risks associated with a new enterprise, including uncertainties regarding product development, constraints on WWT's financial and personnel resources, and dependence on and need for third party relationships. WWT has had no revenues to date and there can be no assurance as to when or whether it will be able to develop sources of revenue or that its operations will become profitable, even if it is able to begin generating revenue. WWT has not yet sold any products or services or otherwise generated revenue. WWT will need to raise additional finances to be able to further its development plans. It has raised approximately $4.5 million prior to the closing of the Merger which will be used for working capital purposes. However, there can be no assurances that this amount will be sufficient to sustain the company for any specified period of time and it will likely need to raise additional funds. There can be no assurances that WWT will be able to do any of the foregoing.

Further Financing Cannot be Guaranteed.

         WWT needs to raise additional capital in order to meet its business plan, and the required additional financing may not be available on terms acceptable to WWT, or at all. There can be no assurances that WWT's anticipated future financings will occur, or that such financings will be available on acceptable terms. WWT's Placement Agent has committed to assisting it in raising additional capital, but neither the Placement Agent, nor any of WWT's affiliates, nor any other person has made a binding commitment for an investment of additional funds in WWT, and a number of factors beyond their control and WWT's control make any future financings uncertain. No one should rely on the prospect of future financings in evaluating WWT. Prior to the Merger, WWT has also received approximately $1.1 million in additional subscriptions based on same terms of the private placement completed immediately prior to the Merger. There can be no assurance as to when these subscriptions will be funded, if at all.

Ability to Obtain or Sustain Market Acceptance for Services and Products.

         WWT does not intend to engage in advertising during its development phase. Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect the financial condition and operating results of WWT. Moreover, WWT cannot be sure that it will successfully complete the development and introduction of new products or product enhancements or that any new products developed will achieve acceptance in the marketplace. It may also fail to develop and deploy new products and product enhancements on a timely basis.

The Market for Services and Products in the Solid Waste Processing and Recycling Industry is Competitive; WWT may not be Able to Compete Successfully.

         The market for services and products in the solid waste processing industry is highly competitive. Most of these competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than WWT, and may be able to respond more quickly than WWT can to new or changing opportunities and customer requirements. Also, the competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than WWT can.

Requirement for a Significant Supply of Solid Waste and Timely Payment for that Solid Waste.

         If WWT does not obtain a supply of solid waste at quantities and qualities that are sufficient to operate its facilities at the expected operating levels, or if third parties do not promptly pay for the solid waste they deliver, the financial condition and operating results could adversely be affected and significantly impacted. One or more of the following factors could impact the price and supply of waste:

         o  defaults by waste suppliers under their contracts;

         o a decline in solid waste supply due to increased recovery by material recovery facilities;

         o  composting of municipal solid waste;

         o  incineration of municipal solid waste;

         o legal prohibitions against processing of certain types of solid waste in its facilities; or

         o  increased competition from landfills and recycling facilities.

Loss of Key Executives and Failure to Attract Qualified Management could limit Growth and Negatively Impact Operations.

         WWT depends highly upon its senior management team. It will continue to depend on operations management personnel with waste handling and pulp industry experience. At this time, WWT does not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on the operations and financial condition of WWT.

Results of Operations may be Affected by Changing Resale Prices or Market Requirements for Recyclable Materials.

         WWT's results of operations may be affected by changing resale prices or market requirements for recyclable materials, some of which are priced on a commodity basis. The resale, and market demand for, these materials can be volatile due to numerous factors beyond WWT's control, which may cause significant variability in its period-to-period results of operations.

Results of Operations will Fluctuate.

         WWT's revenues and results of operations will vary from quarter to quarter in the future. A number of factors, many of which are outside its control, may cause variations in its results of operations, including:

         o  demand and price for products;

         o  the timing and recognition of product sales;

         o  unexpected delays in developing and introducing products;

         o increased expenses, whether related to marketing, product development or administration or otherwise;

         o  the mix of revenues derived from products;

         o  the hiring, retention and utilization of personnel;

         o the waste collection companies are impacted by seasonal changes that may adversely affect the business and operations of WWT;

         o  general economic factors; and

         o changes in the revenue recognition policies required by generally accepted accounting principles.

Failure to Obtain Required Permits.

         WWT has not yet obtained the permits required to operate its business and there can be no assurance that it will successfully obtain the such permits. Permits to operate waste processing facilities have become increasingly difficult and expensive to obtain. Permits may take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. Required permits include, but are not limited to, solid waste facility permits, air quality management district permits, and building permits. These permits may be subject to resistance from citizen or other groups and other political pressures. The failure to obtain the required permits to operate its facilities could have a material negative effect on future results of operations.

WWT's Initial Facility may not be Completed on a Timely Basis, Within Budget, or at all.

         No assurance can be given that WWT's currently planned facility under lease in Anaheim, California will be completed on a timely basis, within budget, or at all. Even if completed, no assurances can made that the facility will be adequate for WWT's needs or work without difficulties or down times. WWT currently anticipates that it will need to construct additional facilities to serve its needs and anticipated growth and that such future facilities will require additional capital. Unforeseen difficulties in the planning or completion of the initial or any future facility may lead to significant delays in production and the subsequent generation of revenue.

A Substantial Portion of WWT's Revenues will be Generated from its Agreement with Taormina Industries.

         The management of WWT anticipates that a substantial portion of its revenues will be generated from its agreement with Taormina Industries for the foreseeable future. If this agreement is terminated for any reason or if WWT is unable to extend this agreement on terms favorable to it or at all after it expires, its business, financial condition and results of operations would be materially harmed.

Exposure to Litigation.

         Since WWT personnel are expected to routinely handle solid waste materials, WWT may be subject to liability claims by employees, customers and third parties. WWT currently has insurance in place, however, there can be no assurance that any liability insurance WWT has or purchases will be adequate to cover claims asserted against WWT or that WWT will be able to maintain such insurance in the future. Management believes WWT intends to adopt or has adopted prudent risk management programs to reduce these risks and potential liabilities; however, there can be no assurance that such programs if, and when adopted, will fully protect WWT. Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on WWT.

Other Companies may Claim Infringement of their Intellectual Property or Proprietary Rights.

         WWT does not believe that its products or processes violate third party intellectual property rights. Nevertheless, there is no guarantee that such rights are not being, and will not be, violated. If any of the products or processes are found to violate third party intellectual property rights, WWT may be required to re-engineer one or more of those products or processes or seek to obtain licenses from third parties to continue offering its products or processes without substantial re-engineering, and such efforts may not be successful.

         In addition, future patents may be issued to third parties upon which WWT's technology may infringe. WWT may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block WWT's ability to further develop or commercialize some or all of its products in the U.S. and could result in the award of substantial damages against WWT. In the event of a claim of infringement, WWT may be required to obtain one or more licenses from third parties. There can be no assurance that it will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on WWT.

Success Depends on the Ability to Protect Proprietary Technology.

         WWT's success depends, to a significant degree, upon the protection of its, and that of its licensors', proprietary technologies. While WWT currently has a license in the U.S. within the scope of its anticipated business to exploit a number of U.S. patents that protect its processes, the need to pursue additional protections for its intellectual property is likely as new products and techniques are developed and as existing products are enhanced, and there is no guarantee that such protections will be attained in a timely manner, or at all. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection in the U.S. could be material. Insufficient funding may inhibit the ability of WWT to obtain and maintain such protection. Additionally, if WWT must resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to its proprietary rights if it is unsuccessful in, or cannot afford to pursue, such proceedings.

         WWT also relies on trade secrets and contract law to protect certain of its proprietary technology. There can be no assurance that any such contract will not be breached, or that if breached, it will have adequate remedies. Furthermore, there can be no assurance that any of WWT's trade secrets will not become known or independently discovered by third parties.

         There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to WWT's trade secrets and know-how. In addition, WWT may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If WWT does not obtain required licenses, it may encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Additionally, it may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that it will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by WWT or collaborators.

WWT may Face Delays in the Development of its Technology and its Technology may not Work as well as Expected or be Economically Viable.

         The steam classification and processing technology has not yet been widely applied within the municipal solid waste industry and may not work as well as expected or be economically viable. The successful application of the technology at large scale and high volumes to create commercially usable cellulose fiber has yet to be conclusively proven. Any inability under WWT's current plan to produce large volumes of commercially usable cellulose fiber may require additional investment in capital equipment and/or increased operating expenses beyond currently contemplated business and construction plans.

Unforeseen difficulties in the development or acceptance of this cellulose fiber may lead to significant delays in production and the subsequent generation of revenue.

The License Agreement with Bio-Products International, Inc. has Certain Requirements to Maintain Exclusivity.

         The license agreement with Bio-Products International, Inc. ("BPI") is generally exclusive in the United States. However, there are certain limitations to WWT's general exclusivity and also additional requirements necessary to maintain the license. As a general limitation on the license granted by BPI, applications in which the cellulosic product of waste, including municipal solid waste, processed utilizing the licensed technology is either used directly as a fuel source or converted into an end product for energy production are excluded from the license, meaning that WWT can use the licensed technology for these types of applications, but also that BPI may license third parties to use the technology for the production of marketable solid combustion fuel end products. In addition, in order to maintain exclusivity, the license requires that on a regular schedule WWT must continue to improve the first facility or construct new facilities in order to increase overall capacity and therefore usage of the licensed technology.

         Failure to meet the above requirements with respect to the generally exclusive license may lead to the license being changed to a non-exclusive license, in which case BPI would be free to grant similar non-exclusive licenses to third parties. The failure to maintain exclusivity of the license could have a material adverse effect on WWT's business, financial condition and results of operations.

Failure to Implement New Technologies.

         WWT expects to utilize proprietary steam classification technology in its processing facilities and to adopt other technologies from time to time. WWT's future growth is partially tied to its ability to improve its knowledge and implementation of waste processing technologies. Inability to successfully implement commercially viable waste processing technologies in response to market conditions in a manner that is responsive to its customers' requirements could have a material adverse effect on WWT.

RISKS RELATED TO THE MUNICIPAL SOLID WASTE PROCESSING INDUSTRY

Strong Competition from Larger more Experienced Companies.

         Many of WWT's potential competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than it. WWT may not be able to successfully conduct its operations in this highly competitive environment. Such companies may be able to expend greater resources on the existing and changing technologies that WWT believes are and will be increasingly important to attaining success in the industry.

Environmental Regulations and Litigation could Subject WWT to Fines, Penalties, Judgments and Limitations on its Ability to Expand.

         WWT is subject to potential liability and restrictions under environmental laws, including those relating to handling, recycling, treatment, storage of wastes, discharges to air and water, and the remediation of contaminated soil, surface water and groundwater. The waste management industry has been, and will continue to be subject to regulation, including permitting and related financial assurance requirements, as well as to attempts to further regulate the industry through new legislation. WWT's business is subject to a wide range of federal, state and, in some cases, local environmental, odor and noise and land use restrictions and regulations. If it is not able to comply with the requirements that apply to a particular facility or if it operates without necessary approvals, it could be subject to civil, and possibly criminal, fines and penalties, and it may be required to spend substantial capital to bring an operation into compliance or to temporarily or permanently discontinue, and/or take corrective actions. WWT may not have sufficient insurance coverage for its environmental liabilities. Those costs or actions could be significant to it and significantly impact its results of operations, as well as its available capital.

         In addition to the costs of complying with environmental laws and regulations, if governmental agencies or private parties brought environmental litigation against WWT, it would likely incur substantial costs in defending against such actions. WWT may be, in the future, a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage. A judgment against WWT, or a settlement by WWT, could harm its business, its prospects and its reputation.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Immediately following the completion of the Merger, all of the existing members of VPTI's board of directors and all of its executive officers resigned and new appointees comprised VPTI's board of directors as set forth in Item 5.01 of this Current Report on Form 8-K, which is incorporated by reference into this
Item 5.02.

         Thomas L. Collins is employed under an employment agreement pursuant to which he will receive a minimum salary of $174,000 for calendar year 2004. Mr. Collins was originally hired to act as Executive Vice President and in February 2004, the Board of Directors elected Mr. Collins as the Chief Executive Officer. The term of the contract is until January 19, 2008. The agreement provides discretion to the board of directors for additional salary based upon Mr. Collins' performance. The agreement also provides for salary continuance for one year after death. The agreement provides for indemnification of Mr. Collins for decisions made in good faith while performing services for WWT.

         Steven Racoosin is employed under an employment agreement pursuant to which he will receive a minimum salary of $175,000 for calendar year 2004. The term of the contract is until December 31, 2007. The agreement provides discretion for the board of directors to additional salary based upon Mr. Racoosin's performance. The agreement also provides for salary continuance for one year after death. The agreement provides for indemnification of Mr. Racoosin for decisions made in good faith while performing services for WWT.

         Fred Lundberg is employed under an employment agreement pursuant to which he will receive a minimum salary of $152,000 for March 1, 2004 to February 28, 2005. The term of the contract is until February 28, 2009. The agreement provides discretion for the board of directors to additional salary based upon

Mr. Lundberg's performance. The agreement also provides for salary continuance for one year after death. The agreement provides for indemnification of Mr. Lundberg for decisions made in good faith while performing services for WWT.

Item 8.01 Other Events

         As a result of the Merger, VPTI has moved its principal executive offices to 13520 Evening Creek Drive, Suite 130, San Diego, California 92128.

         Immediately following all required filings with governmental authorities, VPTI changed its name to "World Waste Technologies, Inc." and it has obtained a new trading symbol on the OTC Bulletin Board "WDWT.OB".

Item 9.01  Financial Statements and Exhibits.

         (a) Financial Statement of Businesses Acquired.

         The financial statements as of and for the year ended December 31, 2003 and December 31, 2002 of WWT appear beginning on page F-1 of this Current Report on Form 8-K and are hereby incorporated by reference herein. The required interim financial statements will be filed by amendment to this report not later than 71 days after the date this Current Report on form 8-K is required to be filed.

         (b) Pro Forma Financial Information.

         The pro forma financial information required by Article 11 of Regulation S-X has not been presented because VPTI had no operations at the time of the merger.

         (c) Exhibits.

             2.1 Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and WWT (filed as an exhibit to VPTI's Current Report on Form 8-K dated March 25, 2004, which was filed with the Securities and Exchange Commission on March 29, 2004, and incorporated herein by reference into this Report on Form 8-K).

             2.2 Amendment No. 1 dated August 24, 2004 to Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and WWT,

             10.1 Employment Agreement between WWT and Steven Racoosin dated January 1, 2003.

             10.2 Employment Agreement between WWT and Thomas L. Collins dated January 20, 2003.

             10.3 Employment Agreement between WWT and Fred Lundberg dated March 1, 2004.

             10.4 Lease Agreement dated July 14, 2004 between Taormina Industries, LLC and WWT.

             10.5 Waste Recycle Agreement dated June 27, 2003 between World Waste of Anaheim,inc. and Taormina Industries, LLC.

             10.6 Amended and Restated Technology License Agreement dated June 21, 2004, between Bio-Products International, Inc. and World Waste Technologies, Inc.

             10.7  Form of Registration Rights Agreement.

             10.8  Stock Purchase Warrant issued to Thomas L. Collins.

             10.9  Stock Purchase Warrant issued to Steve Racoosin.

             10.10 Stock Purchase Warrant issued to Fred Lundberg.

             10.11 Stock Purchase Warrant issued to Dr. Michael Eley.

             10.12 Stock Purchase Warrant issued to Don Malley.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WORLD WASTE TECHNOLOGIES, INC.



Date:  August 30, 2004         By: /s/ Thomas L. Collins
                                  -------------------------------------
                                  Thomas L. Collins, Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.     Description
----------
2.1             Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and WWT (filed as an exhibit to VPTI's Current Report on Form 8-K dated March 25, 2004, which was filed with the Securities and Exchange Commission on March
                29, 2004, and incorporated herein by reference into this Report on Form 8-K).
2.2             Amendment No. 1 dated August 24, 2004 to Agreement and Plan of
                Reorganization dated as of March 25, 2004 among VPTI, V-CO
                Acquisition, Inc. and WWT,
10.1            Employment Agreement between WWT and Steven Racoosin dated
                January 1, 2003.
10.2            Employment Agreement between WWT and Thomas L. Collins dated
                January 20, 2003.
10.3            Employment Agreement between WWT and Fred Lundberg dated
                March 1, 2004.
10.4            Lease Agreement dated July 14, 2004 between Taormina Industries,
                LLC and WWT.
10.5            Waste Recycle Agreement dated June 27, 2003 between World Waste of Anaheim,inc. and Taormina Industries, LLC.
10.6            Amended and Restated Technology License Agreement dated June 21,
                2004, between Bio-Products International, Inc. and World Waste
                Technologies, Inc.
10.7            Form of Registration Rights Agreement.
10.8            Stock Purchase Warrant issued to Thomas L. Collins.
10.9            Stock Purchase Warrant issued to Steve Racoosin.
10.10           Stock Purchase Warrant issued to Fred Lundberg.
10.11           Stock Purchase Warrant issued to Dr. Michael Eley.
10.12           Stock Purchase Warrant issued to Don Malley.

                         World Waste Technologies, Inc.
                    (Formerly World Waste of America, Inc.)
                              Financial Statements

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
WORLD WASTE, TECHNOLOGIES, INC.
(Formerly World Waste of America, Inc.)
Poway, California

         We have audited the accompanying consolidated balance sheets of World Waste of America, Inc. and Subsidiaries (Formerly World Waste of America, Inc.) (a development stage company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2003, and for the periods from June 18, 2002 (inception) to December 31, 2002 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of World Waste Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2003 and for the periods from June 18, 2002 (inception) to December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $804,605 for 2003 and had an accumulated deficit of $1,231,494 as of December 31, 2003. These factors, among others, raise substantial doubt about its ability to continue as a going concern. However, management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/   Levitz, Zacks & Ciceric
      San Diego, California
      April 5, 2004

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                                December 31   December 31
                                                    2003          2002
                                               -------------  -------------
ASSETS:

Current Assets:                                $              $
 Cash                                               167,619          1,897
 Prepaid Expenses                                    18,676
 Employee Receivables                                   409
 Note Receivable                                     12,336
                                               ------------   ------------
Total Current Assets                                199,040          1,897

Equipment, net                                       28,674         34,455

Other Assets:
 Patent License                                     350,000        350,000
                                               ------------   ------------
 TOTAL ASSETS                                  $    577,714   $    386,352
                                               ============   ============

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                                   (Continued)

                                                December 31   December 31
                                                    2003          2002
                                               -------------  -------------

LIABILITIES AND STOCKHOLDERS DEFICIT:

LIABILITIES:

Current Liabilities:                           $              $
 Accounts Payable                                    12,500         73,570
 Accrued Salaries Payable                           122,830         58,296
 Accrued Interest Payable                            73,032         12,032
 Accrued Advisory Services                           30,000
 License Fee Payable                                167,500
 Accrued Other Liabilities                              800         22,068
 Current portion of Note Payable                      4,943          4,573
 Amount Due to Employees                                            10,256
 Convertible Promissory Notes Payable             1,177,000
                                               ------------   ------------
Total Current Liabilities                         1,588,605        180,795
                                               ------------   ------------
Long Term Liabilities:
 Convertible Promissory Notes Payable                              364,500
 License Fee Payable                                               167,500
 Note Payable, less current portion                  22,367         27,310
                                               ------------   ------------
Total Long Term Liabilities                          22,367        559,310
                                               ------------   ------------
 TOTAL LIABILITIES                                1,610,972        740,105
                                               ------------   ------------
STOCKHOLDERS' DEFICIT:

 Common Stock - $.00001 par value:50,000,000
   shares authorized, 10,000,000 shares
   issued and outstanding at December 31,
        2003 and 2002                                   100            100
 Additional Paid-in-Capital                          73,136         73,036
 Common Stock Subscription                          125,000
 Deficit Accumulated during development stage    (1,231,494)      (426,889)
                                               ------------   ------------
 TOTAL STOCKHOLDERS' DEFICIT                     (1,033,258)      (353,753)
                                               ------------   ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $    577,714   $    386,352
                                               ============   ============

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Operations



                                                    June 18, 2002 June 18, 2002
                                       Year Ended  (Inception) to (Inception) to
                                       December 31   December 31   December 31
                                           2003          2002         2003 *
                                       ------------ ------------- ------------
EXPENSES:                              $            $             $

  Research and Development                (208,829)      (23,910)    (232,739)

  General and Administrative:
     Salaries                             (333,850)     (108,173)    (442,023)
     Professional Fees                     (53,510)      (56,870)    (110,380)
     Legal Fees                            (14,924)      (83,137)     (98,061)
     Rent                                  (48,000)      (31,000)     (79,000)
     Marketing                              (8,668)       (8,540)     (17,208)
     Travel                                (20,180)      (12,817)     (32,997)
     Other                                 (53,318)      (22,143)     (75,461)
                                       -----------  ------------  -----------
 Loss from Operations                     (741,279)     (346,590)  (1,087,869)
                                       -----------  ------------  -----------
OTHER EXPENSES:

  Interest Expense                         (63,326)      (12,773)     (76,099)
                                       -----------  ------------  -----------
  Total Other Expenses                     (63,326)      (12,773)     (76,099)
                                       -----------  ------------  -----------
  Net Loss                             $  (804,605) $   (359,363) $(1,163,968)
                                       ===========  ============  ===========
  Basic and diluted Net Loss per share $     (0.08) $      (0.04) $     (0.12)
                                       ===========  ============  ===========
  Weighted average number of shares
  outstanding used in calculation       10,000,000    10,000,000   10,000,000
                                       ===========  ============  ===========

 *Approximately $67,526 in Consulting and Travel expenses incurred prior to inception of the business on June 18, 2002 are not included.

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow



                                                   June 18, 2002   June 18, 2002
                                       Year Ended  (Inception) to (Inception) to
                                       December 31  December 31   December 31
                                          2003          2002          2003
                                      ------------- ------------ -------------
                                      $             $            $
Cash Flow from Operating Activities:

 Net Loss                                 (804,605)    (359,363)   (1,163,968)

Adjustments to reconcile net loss to
net cash used in operating activities:

Depreciation                                 5,781        2,412

Changes in operating assets and
liabilities:

 Prepaid Expenses                          (18,676)                   (18,676)
 Employee Receivable                          (409)
 Accounts Payable                          (61,070)      73,570        12,500
 Accrued Salaries                           64,534       58,296       122,830
 Accrued Interest                           61,000       12,032        73,032
 Accrued Advisory Services                  30,000                     30,000
 Accrued Other Liabilities                 (21,268)      22,068           800
                                      ------------  -----------  ------------
 Net Cash used in Operating Activities    (744,713)    (190,985)     (935,698)
                                      ------------  -----------  ------------
Cash flows from investing activities:

Purchase of vehicle                                      (4,000)       (4,000)
Purchase of intangible                                 (182,500)     (182,500)
Note Receivable                            (12,336)                   (12,336)
                                      ------------  -----------  ------------
                                           (12,336)    (186,500)     (198,836)
                                      ------------  -----------  ------------

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow



                                                   June 18, 2002   June 18, 2002
                                       Year Ended  (Inception) to (Inception) to
                                       December 31  December 31   December 31
                                          2003          2002          2003
                                      ------------- ------------ -------------
                                      $             $            $

Cash flows from financing activities:

Amount Due to Employees                    (10,256)      10,256             -
Note Payable on Vehicle                     (4,573)        (984)       (5,557)
Convertible Promissory Notes Payable       812,500      296,974     1,109,474
Common Stock Subscription                  125,000                    125,000
Common Stock and Additional Paid in
      Capital                                  100       73,236        73,136
                                      ------------  -----------  ------------
                                           922,771      379,382     1,302,153
                                      ------------  -----------  ------------
Net Increase in Cash                       165,722        1,897       167,619

Beginning Cash                               1,897            0             0
                                      ------------  -----------  ------------
Ending Cash                           $    167,619  $     1,897  $    167,619
                                      ============  ===========  ============
Interest Paid                         $      2,326  $       741  $      3,067

Income Taxes Paid                     $      - 0 -  $     - 0 -  $      - 0 -

 Non-Cash Investing and Financing Activities:

 During 2002, the Company acquired a vehicle for $36,867 with Debt Finance totaling $32,867. The Company acquired its Technology License Agreement from Bio-Products for an up-front payment of $182,500 and a second payment of $167,500 due in June of 2004.

 During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

                World Waste Technologies, Inc. and Subsidiaries
                    (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                Consolidated Statements of Stockholders' Deficit

                               Common Stock   Additional
                            ------------------  Paid in  Common Stock
                              Shares   Dollars  Capital  Subscription  Deficit *        Total
                            ---------- ------- --------- ------------ ------------ ------------
                                       $       $         $            $            $
Preformation Expenses                                                     (67,526)     (67,526)

Formation - June 18, 2002   10,000,000     100    73,036                                73,136

  Net Loss - 2002                                                        (359,363)    (359,363)
                            ---------- ------- --------- ------------ -----------  -----------
December 31, 2002           10,000,000     100    73,036                 (426,889)    (353,753)

  Additional Paid in Capital
                                                     100                                   100
  Common Stock Subscribed                                     125,000                  125,000
  Net Loss - 2003                                                        (804,605)    (804,605)
                            ---------- ------- --------- ------------ -----------  -----------
December 31, 2003           10,000,000 $   100 $  73,136 $    125,000 $(1,231,494) $(1,033,258)
                            ========== ======= ========= ============ ===========  ===========

 *Accumulated during development stage

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


Note 1.  DESCRIPTION OF BUSINESS

         The accompanying Consolidated Financial Statements include the accounts of World Waste of America, Inc. and its wholly owned subsidiaries World Waste of Anaheim, Inc. and World Waste of California, Inc. All significant inter-company accounts and transactions have been eliminated upon consolidation. World Waste of America, Inc., a California corporation, (the Company) was formed on June 18, 2002. The Company holds the U.S. license from Bio-Products International, Inc. with respect to patented technology developed at the University of Alabama in Huntsville, which technology was designed to convert Municipal Solid Waste into commodities. It is anticipated that additional value will be realized through the capture of inorganic, recyclable materials such as aluminum, steel, plastic bottles and low-grade plastics. The Company intends to generate revenue from receiving the waste (tipping fees) and from selling cellulose and recyclable materials.

Note 2.  GOING CONCERN

         The accompanying Consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a net loss of $804,605 for 2003, and had an accumulated deficit of $1,231,494 as of December 31, 2003. Furthermore, the Company does not have the funds necessary to repay the $1,177,000 of Convertible Promissory Notes payable, which are due December 31, 2004 and there is no assurance that the Note holders will convert these notes into common stock. The Company expects to incur substantial additional costs and capital expenditures to complete the initial facility and through the initial year of processing. The ability to complete and operate the facility is subject to the Company obtaining funding and obtaining equipment financing. If this funding is not obtained the Company will be unable to continue as a going concern for a reasonable period of time.

         The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations.

         During December 2003 the Company received $125,000 for a subscription for 125,000 shares of the Company's common stock ($1.00 per share). The shares were not issued as of December 31, 2003 and the $125,000 of funds received are included on the accompanying consolidated balance sheet as common stock subscription.

         In March 2004, the Company merged with a wholly-owned subsidiary of Waste Solutions, Inc., a California corporation, to create World Waste Technologies, Inc. (WWTI). WWTI received proceeds from convertible debt of $750,000 at the time of the merger and an additional $250,000 in April 2004. WWTI issued a warrant for the purchase of 133,333 shares of its common stock in connection with these additional funds.

         WWTI believes that its existing funds will be sufficient to fund its operating expenses and capital requirements into the third quarter of 2004. WWTI intends to raise additional debt and/or equity financing to sustain its operations and to complete its capital expenditures, although there can be no assurance that it will be able to raise such funds on terms acceptable to WWTI, or at all.

Note 3.  SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation
         ---------------------
         The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has derived no revenues from its activities to date.

         Use of Estimates
         ----------------
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Concentration of Credit Risk
         ----------------------------
         The Company maintains its cash balances in a financial institution. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

         Equipment
         ---------
         Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives. At December 31, 2003 and 2002 the only equipment of the Company was a truck which is secured as collateral to a note payable. It is being depreciated over an estimated life of six years. Repairs and maintenance are charged to expense as incurred.

         Intangibles
         -----------
         Intangible assets are recorded at cost. At December 31, 2003 and 2002, the Company's only intangible asset was the License to the patented technology. The Company will begin amortizing this intangible asset upon completion of the first facility on a straight-line basis over the remaining life of the License. The Company's policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amount is less than the future projected undiscounted cash flows), its carrying amount would be reduced to fair value. The Company carried no goodwill on its books at either December 31, 2003 or December 31, 2002. Further, during fiscal 2003 and 2002, the Company had no material impairment of its intangible asset.

         Research and Development
         ------------------------
         Research and development costs are charged to operations when incurred.

         Income Taxes
         ------------
         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, " Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

         Segment Reporting
         -----------------
         The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

         Fair Value of Financial Instruments
         -----------------------------------
         The carrying values of cash, note receivable, note payable, accounts payable and other accrued liabilities approximate fair value due to either their short-term nature or interest rates which approximate market rates. It was not practicable to estimate the fair value of the convertible promissory notes payable due to the equity conversion provision embodied in the notes.

         New Accounting Pronouncements
         -----------------------------
         The Company does not expect the adoption of any issued, but not yet effective, accounting pronouncements to have a material effect, if any, on its financial position or results of operations.

Note 4.  License Agreement

         On June 21, 2002, the Company entered into a U.S. technology license agreement with Bio-Products International, Inc., an Alabama corporation, with respect to patented methods and processes developed by Dr. Michael H. Eley in conjunction with the University of Alabama in Huntsville. The patented technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste (MSW). This unique process, known as pressurized steam classification, treats MSW with a combination of time, temperature and pressure. Temperatures of several hundred degrees sterilize the material and the pressure, and agitation causes a pulping action. This combination is designed to result in a large volume reduction, yielding high-density, sterilized product that is ready for market. The most recent patent includes the capturing of all Volatile Organic Compounds and was granted by the United States Patent and Trademark Office in October 2001.

         The University of Alabama in Huntsville currently holds the patent for the technology. This patent was licensed to Bio-Products, Inc. and this license was assigned to the Company for the United States.

         The license extends for a period of 20 years from the effective date of the agreement. The agreement shall be automatically extended until the expiration date of the last patent issued to Bio-Products and/or the University of Alabama in Huntsville covering the Technology.

         For the license, the Company paid a one-time fee of $350,000 paid in several installments, the final installment of $167,500, is due in June 2004, two years after the signing of the agreement. The Company has recorded an intangible asset at $350,000 and has recorded a payable for the outstanding balance.

         In addition, the Company is obligated to pay a royalty for every ton of waste processed using the licensed technology as follows:

                        Rate                      Tons processed per day
                        ----                      ----------------------
                        $0.50                             1  -  2,000
                        $1.00                         2,000  - 10,000
                        $1.50                        10,000    and up

         In addition, the Company is obligated to pay a bonus to Bio-Products of two and one half percent (2.5%) of the gross sales price in excess of ten dollars ($10.00) per ton for the cellulosic product produced from MSW, utilizing the Technology.

         As additional consideration and for their experience and know-how regarding the Technology, the Company agreed to pay Bio-Products a monthly payment for technical services of ten thousand dollars ($10,000) per month from January, 2003 to May 2004 and twenty thousand dollars ($20,000) thereafter.

         Due to the proprietary nature of the vessel design utilized in the process, the Company also agreed that Bio-Products shall maintain the exclusive right of vessel manufacture, and the Company shall purchase all required process vessels exclusively from Bio-Products at a purchase price of cost plus 15%.

         In 2003, the Company loaned an officer of Bio-Products $12,336. The amount is shown as current note receivable on the Company's balance sheet. This note was repaid in April 2004.

Note  5.  SIGNIFICANT CONTRACT

         In June 2003, the Company signed a 25-year contract with Taormina Industries, a wholly-owned division of Republic Services (Republic) whereby Republic will deliver 2,500 tons per day of waste to the Company for processing. The initial facility will be located on the campus of Republic in Anaheim, California and will be capable of processing 500 tons per day. The second phase calls for the Company to build a 2,000 ton per day plant in the Anaheim area. It is estimated that the initial facility will cost the Company approximately $8.6 million and it is projected to be completed in December, 2004, if the Company is successful in raising the necessary funds. It is estimated that the second phase will cost the Company approximately $35 million, excluding land and building, and it is projected to be completed in early 2006, if the Company is successful in raising the necessary funds. The agreement also grants Republic a Right of First Refusal for an additional 10 counties throughout California where Republic has operations. Under the terms of this first contract, Republic will pay an initial tipping fee of $30 per ton to the Company. The ultimate success of the Company is highly dependent on the ability of both parties to the contract to fulfill their obligations, of which there can be no assurance.

         Also, as part of the Republic contract, the Company has agreed to enter into a lease with Republic for the initial facility on Republic's campus. The specifics of this lease and its commencement date have not been finalized. The Company will also be required to lease facilities to complete the second phase of the contract.

Note 6.  NOTE PAYABLE

         Note payable is comprised as follows:

                                                           December 31,
                                                     2003               2002
                                                     ----               ----
            Note Payable, monthly installments
            of $575, with interest at 7.8%,
            secured by a vehicle                 $ 27,310            $ 31,883

            Less Current portion                    4,943               4,573
                                                  -------             -------
                                                 $ 22,367            $ 27,310
                                                   ======              ======


         The following is a summary of principal maturities of the Note Payable for years ending December 31:

                                      2004                      $   4,943
                                      2005                          5,342
                                      2006                          5,774
                                      2007                          6,241
                                      2008                          5,010
                                                                 --------
                                                                 $ 27,310
                                                                 ========

Note 7.  CONVERTIBLE PROMISSORY NOTES PAYABLE

         Convertible Promissory Notes Payable are convertible into common stock of World Waste of Anaheim, Inc. until 90 days after the first plant is fully operational. The number of shares shall be equal in value to the outstanding balance of the note and shall constitute 0.01% ownership in World Waste of Anaheim, Inc. for each $1,000 of the Note Payable. The Notes accrue interest at eight percent (8%) per annum. Unconverted promissory notes payable plus accrued interest are due and payable December 31, 2004.

Note 8.  INCOME TAXES

         The Company has a deferred tax asset of approximately $459,000 related to net operating loss carryforwards of approximately $1,164,000 expiring through 2023, which has been fully reserved due to uncertainties as to its realizability. The valuation allowance increased by $315,000 in 2003 and $144,000 in 2002. The availability of the operating loss carryforwards to offset future taxable income may be limited or curtailed resulting from changes in the Company's stockholders subsequent to December 31, 2003.

         The provision for income taxes differs from the amount using the statutory federal income tax rate of 34% as follows:

                                                        2003        2002
                                                        ----        ----

           Federal tax benefit at statutory rate   $ 269,000   $ 123,000

           State tax benefit, net                     46,000      21,000

           Increase in valuation allowance          (315,000)   (144,000)
                                                   ---------   ---------
           Provision for Income Taxes              $     -0-   $     -0-
                                                   =========   =========

Note 9.  COMMITMENT AND CONTINGENCIES

         As of April 2004, the Company has entered into purchase commitments related to the construction of the initial phase of the Republic contract of $1,757,340 against which payments of $419,375 have been made.

         Certain affiliates and the principal shareholders and officers of the Company are named defendants in a lawsuit alleging breach of contract, fraud, and misrepresentation related to the breach of a residential real estate lease and a potentially "detachable" warrant to purchase 5% of the Company. It is probable that the Company will also be named in this lawsuit. The principals have and intend to continue to defend themselves on the merits of the case vigorously. The Company does not believe that a settlement, if any, or the cost to defend will have a material impact on the operations of the Company. It is the Company's policy to expense legal costs as incurred.

Note 10.  RELATED PARTY TRANSACTIONS

         Transactions with the Placement Agent
         -------------------------------------
         In December 2003, in connection with the anticipated offering of Shares in a Private Placement offering, the Company entered into an agreement with Cagan McAfee Capital Partners, LLC and its affiliated broker dealer Peyton, Chandler & Sullivan, Inc., the Placement Agent, to provide the Company with investment banking advisory and consulting services. The Placement Agent will receive a fee of cash and stock in connection with this offering and a monthly retainer for advisory services.

         Other Related Party Transactions
         --------------------------------
         In March 2004, Steve Racoosin, the Company's President, entered into an agreement with Cagan McAfee Capital Partners, LLC for the purpose of retaining them to act as his agent to assist in the sale of 500,000 shares of Common Stock of World Waste Technologies, Inc. at $1.00 per share and the cancellation of 500,000 shares for no consideration.

Note 11. EMPLOYMENT CONTRACTS

         The Company entered into employment contracts with two members of its senior executive management. The employment contracts have a term of five years and expire on December 31, 2007 and January 17, 2008. The executives may only be terminated for cause. The employment contracts cover the executives' duties and annual salaries.

Note 12. EARNINGS PER SHARE

         The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Potential common shares related to convertible promissory notes payable were not included in the calculation of diluted earnings per share in 2003 and 2002 because of their antidilutive effect.

Note 13. SUBSEQUENT EVENTS

         In March 2004, the Company received a net of $16,500 of financing in the form of additional Convertible Promissory Notes Payable.

         In March 2004, World Waste of America, Inc., merged with a wholly-owned subsidiary of Waste Solutions, Inc., a California corporation, to create World Waste Technologies, Inc. (WWTI). Cagan McAfee Capital
         Partners, LLC, the Placement Agent, and its affiliates were the controlling shareholders of Waste Solutions, Inc. Waste Solutions, Inc. is a shell with no material operations. As part of the merger, WWTI obtained an additional $750,000 for the issuance of a convertible secured promissory note at the time of the merger and an additional $250,000 in April 2004. WWTI issued a warrant for the purchase of 133,333 shares of its common stock in connection with these additional funds. The transaction will be accounted for as a reverse merger. Accordingly, the Company will be considered the accounting acquirer and assets and liabilities of the Company will not be adjusted as a result of the merger.

         Later in March, 2004, WWTI entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into VPTI. VPTI is a publicly-traded company trading under the stock symbol VPTI.OB. VPTI is a shell corporation with no material operations. Assuming the satisfactory completion of all closing conditions, including, but not limited to, regulatory approval, the Merger is expected to close in June 2004. As part of the merger agreement WWTI shareholders will receive approximately 95% of the outstanding shares of VPTI. Upon completion of the Merger, VPTI plans to change its name to World Waste Technologies, Inc. The transaction will be accounted for as a reverse merger. Accordingly, WWTI will be considered the accounting acquirer and assets and liabilities of WWTI will not be adjusted as a result of the merger.

         In March, 2004, the Company entered into a lease for office space in San Diego. The lease term is for two years commencing April 1, 2004. Annual rent is $54,943.20 for year one and $56,633.76 for year 2.

Note 14. PRO FORMA DISCLOSURES (UNAUDITED)

         Waste Solutions, Inc. and VPTI had immaterial assets and liabilities as of December 31, 2003 and immaterial revenue and expenses for the year ended December 31, 2003. Consequently, pro forma condensed financial information for the Company, Waste Solutions, Inc. and VPTI combined as of December 31, 2003, for the year ended December 31, 2003 would be substantially the same as that reported in the accompanying financial statements.

                                                                    Exhibit 2.2
                             FIRST AMENDMENT TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.,
                             V-CO ACQUISITION, INC.
                                       AND
                         WORLD WASTE TECHNOLOGIES, INC.

         THIS  FIRST  AMENDMENT  TO  THE  AGREEMENT  AND  PLAN  OF  MERGER  (the
"Amendment") is dated as of August 24, 2004, by and between Voice Powered Technology International, Inc. ("VPTI"), V-CO Acquisition, Inc. ("V-CO") and World Waste Technologies, Inc. ("WW"). This Amendment is amends that certain Agreement and Plan of Merger (the "Agreement") between VPTI and WW, dated March 25, 2004. RECITALS

         A. WW and VPTI signed the Agreement on March 25, 2004.

         B.  The  Agreement   provides  for  the  merger  of  WW  into  V-CO,  a
wholly-owned subsidiary of VPTI

         C. The parties desire to amend the Agreement to further ensure the closing of the transaction.

                                    AMENDMENT

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged the parties agree to amend the Agreement as follows:

1. The fourth WHEREAS is hereby deleted in its entirety and replaced with the following language:

            "WHEREAS, WW has an authorized capitalization consisting of 50,000,000 shares of common stock, $0.00001 par value ("WW Common Stock"), of which, 20,063,706 shares are currently issued and outstanding, as of the date hereof (giving effect to the conversion of the promissory notes, but excluding warrants exercisable for WW Common Stock, as described herein)."

2. Section 2(d)(3) is hereby deleted in its entirety and replaced with the following language:

            "Upon the Closing, WW shall deliver to V-CO an unaudited Balance Sheet, dated as of no more than seven (7) days prior to the Closing, showing not less than $1,000,000 cash and a net worth of no less than $2,700,000. Such Balance Sheet shall be certified to as true and accurate in all material respects by the Chief Executive Officer and Secretary of WW."

3. Section 2(d)(4) is hereby deleted in its entirety and replaced with the following language:



                                Exhibit 2.2 - 1

            "As of the Closing and excluding the outstanding warrants to purchase up 1,067,021 shares of WW Common Stock (the "WW Warrants"), WW shall have no more than 20,063,706 shares of its Common Stock issued and outstanding. Upon the Effective Date of the Merger and excluding the WW Warrants, V-CO shall have no more than approximately 1,200,000 shares of Common Stock issued and outstanding."

4. Section 4(a) is hereby deleted in its entirety and replaced with the following language:

            "As of the date hereof, excluding the WW Warrants and giving effect to the conversion of the promissory notes described Section 9(k) below, the total number of shares of WW Common Stock issued and outstanding is 20,063,706. Excluding the WW Warrants, the WW capital stock that will be issued and outstanding as of the Effective Date shall not exceed 20,825,000 shares."

5. Section 6 is hereby deleted in its entirety and replaced with the following language:

            "The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to occur on or about August 3, 2004. The "Effective Date" of the Merger shall be that date and time specified in the Articles of Merger as the date on which the Merger shall become effective."

6. Section 9(g) is hereby deleted in its entirety and replaced with the following language:

            "The capitalization of WW shall be the same as described in Section 4(a), except that the number of outstanding shares shall not exceed 20,825,000 shares, excluding the WW Warrants and giving effect to the conversion of the promissory notes described Section 9(k) below."

7. Section 9(l) is hereby deleted in its entirety and replaced with the following language:

            "V-CO shall have received from substantially all of the WW shareholders a letter commonly known as an "investment letter" (or a representation with similar effect) agreeing that the shares of V-CO common stock (the "Shares") to be converted in the merger are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, that the investor is an "accredited" individual or entity as defined under Regulation D of the Securities Act of 1933, and that the Shares are restricted and may not be resold without registration, except in reliance of


                                Exhibit 2.2 - 2
            an exemption therefrom under the Securities Act of 1933. Notwithstanding anything to the contrary herein, up to thirty-five (35) of WW's shareholders may be unaccredited."

8. Except as hereby amended, the Agreement shall remain in full force and effect.


                            [signature page follows]















































                                Exhibit 2.2 - 3

         IN WITNESS WHEREOF, this Amendment has been approved by each of the parties as of the date first above written.


                            VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.



                                 /s/ Rob Larcara
                            ------------------------------------------------
                            Rob Larcara, President




                            V-CO ACQUISITION, INC.



                                 /s/ Rob Larcara
                            -----------------------------------------------
                            Rob Larcara, President






                            WORLD WASTE TECHNOLOGIES, INC.



                                 /s/ Thomas L. Collins
                            -----------------------------------------------
                            Thomas L. Collins, Chief Executive Officer






















                                Exhibit 2.2 - 4

                                                                   EXHIBIT 10.1
                          WORLD WASTE OF AMERICA, INC.
                             EMPLOYMENT CONTRACT FOR
                                 STEVEN RACOOSIN

         This employment Agreement is effective as of the 1st day of January 1, 2003 by and between World Waste of America, Inc. (hereinafter "Employer") located at 5567 Calumet Avenue, La Jolla, California 92037 and Steven Racoosin (hereinafter "Executive") residing at 5567 Calumet Ave., La Jolla, California 92037.

A. Employer desires assurance of the continued association and services of Executive in order to retain his experience, abilities, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.
B. Executive desires to continue in the employ of Employer and is willing to do so on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Term of Employment. Subject to earlier termination as provided in this Agreement, Executive shall be employed for a term beginning on January 1, 2003 through December 31, 2007. It is intended that upon termination of this Agreement Executive will continue in the employ of Employer on an at-will basis.

2. Place of Employment. Unless the parties agree otherwise, during the employment term Executive shall perform the services he is required to perform under this Agreement at Employer's offices, which are currently located at 5567 Calumet Avenue, La Jolla, California 92037, provided, however, that Employer may move its primary office location and may require Executive to travel temporarily to other locations on Employer's business.

3. Executive's Duties and Authority. Executive shall be World Waste of America's President, with full power and authority to manage and conduct all the day to day business of Employer, subject to the directions and policies of Employer's board of directors as they may be, from time to time, stated either orally or in writing. Executive shall not however, take any of the following actions on behalf of Employer without the approval of the board of directors:

         3.1. Borrowing or obtaining credit in any amount or executing any guaranty;
         3.2. Expending funds for major capital equipment;
         3.3 Selling or transferring capital assets exceeding Fifty Thousand Dollars ($50,000.00) in market value;
         3.4. Executing any contract or making any commitment for the purchase or sale of Employer's products or facilities in an amount exceeding Five Hundred Thousand Dollars ($500,000);
         3.5. Executing any lease of real or personal property providing for an annual rent in excess of One Hundred Thousand Dollars ($100,000.00);
         3.6. Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan;
         3.7. Hiring or firing any employee with annual compensation exceeding, One Hundred Thousand Dollars ($100,000.00).


                                EXHIBIT 10.1 - 1

4. Reasonable Time and Effort Required. During his employment, Executive shall devote such time, interest, and effort to the performance of services as delineated in this Agreement as may be fairly and reasonably necessary.

5. Annual Salary.  Annual Salary shall be as follows:
         2003 - $126,000.00 (One Hundred Twenty Six Thousand Dollars) 2004 - $175,000.00 (One Hundred Seventy Five Thousand Dollars) 2005 - $225,000.00 (Two Hundred Twenty Five Thousand Dollars) 2006 - Salary subject to board approval
         2007 - Salary subject to board approval

Annual salary shall be payable in bi-weekly installments, subject to all applicable withholdings and deductions.

6. Salary Adjustments. In addition to the Annual Salary as set forth above, Executive may also be entitled to an additional salary increase based upon Executive's performance in his position, the amount of time which the position requires, and any other such considerations as the Board of Directors may deem appropriate. Employer's board of directors shall review Executive's Annual Salary in year three and annually thereafter. Following such review, the board may in its discretion increase (but shall not be required to increase) Executive's salary or any other benefits, but may not decrease Executives' Base or Adjusted Salary during the Term of this Agreement without the written consent of all Parties.

7. Benefits. The board shall approve the purchase or leasing of a vehicle for Executive's use commensurate with his position within the company. Employer shall assume all operating expenses, liability insurance and maintenance expenses associated with the operation of said vehicle. Additionally, Employer shall obtain, at Employer's expense, a policy of insurance covering the health care needs of Executive. Such policy shall contain provisions for major medical expense coverage, and outpatient physician PPO services, as well as coverage for prescription drugs. Such policy shall be placed with a reputable source for such insurance in Employer's geographic region.

8. Indemnification. Employer shall, to the maximum extent permitted by law, and its bylaws, indemnify and hold Executive harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney fees and cost of court-approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Executive by reason of his service as an officer or agent of Employer.

9. Termination.

9.1 TERMINATION FOR CAUSE. Employers Board of Directors may terminate this Agreement at any time without notice if Executive commits any material act of dishonesty or moral turpitude, is guilty of disloyalty or fraud, or gross misconduct under this Agreement or with respect to any subsidiary or affiliate of Employer. In the event of Executive's termination for cause, Executive shall not be entitled to any sums beyond those accrued for his employment up to the time of termination.



                                EXHIBIT 10.1 - 2

9.2. TERMINATION ON RESIGNATION. Executive may terminate this Agreement by giving Employer three (3) months prior notice of resignation, and Executive covenants to remain in his position until a replacement executive is found at the discretion of the Board of Directors.

9.3. TERMINATION BECAUSE OF DISABILITY. If, at the end of any calendar month during the term of this Agreement, Executive is and has been for the three (3) consecutive full calendar months then ending, or for thirty percent (30%) or more of the normal working days during the twelve (12) consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform duties under this Agreement in his normal and regular manner, this Agreement may then be terminated by Employer's Board of Directors.

9.4. TERMINATION ON DEATH. If Executive dies during the initial term or during any renewal term of this Agreement, the salary provisions of this Agreement shall be terminated twelve (12) months thereafter, notwithstanding the provisions of Sections 9, 10, 11 and 12 of this Agreement which shall survive Executives death.

9.5. RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION. If Executive gives notice of termination of this Agreement under Section 11, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, Employer's Board of Directors may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other reasonable duties and responsibilities to be performed until the termination becomes effective.

10. Resolution of Disputes.

10.1. ARBITRATION. Any dispute, controversy or claim arising out of, involving, affecting or related in any way to this Agreement or a breach of this Agreement, or in any way arising out of, involving, affecting or related to Executive's employment or the conditions of employment or the termination of employment, or in any way arising out of, involving or affecting or related to any assignment or termination of any assignment with any Client of Employer, including but not limited to disputes, controversies or claims arising out of or related to the actions of Employer's other employees, Employer's Clients and/or Client's employees, under Federal, State and/or local laws, shall be resolved by final and binding arbitration, in accordance with the applicable rules of JAMS in the state where Executive is or was last employed by Employer. The arbitrator shall be entitled to award reasonable attorney's fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. Judgment upon the arbitrator's award may be filed in and enforced by any court having competent jurisdiction. This Agreement to Arbitrate disputes does not prevent Executive from filing a charge or claim with any governmental administrative agency as permitted by applicable law. Notwithstanding the above, in the event that Executive commits a material breach of this Agreement, or commits an intentional tort against Employer, it's agents, employees, officers or directors, Employer may, without notice, elect to forgo arbitration and may seek all equitable or contractual remedies available to it, including prosecution for collection of all attorneys fees and costs occasioned by the breach or tort.





                                EXHIBIT 10.1 - 3

10.2. SPECIFIC ENFORCEMENT. In addition to any monetary award, the arbitrator may order a party to perform any act required by this Agreement or to refrain from performing any act contrary to this Agreement. This Agreement to arbitrate shall be specifically enforceable by any court of competent jurisdiction.

10.3. VENUE. The venue for arbitration proceeding will be San Diego County, California.

10.4. COSTS AND EXPENSES. Initially, each party shall bear its own costs and expenses in any arbitration proceedings; however, costs and reasonable attorneys' fees shall be awarded to the prevailing party and paid by the non-prevailing party.

11. General Provisions.

11.1. NOTICES. Notices between the parties shall be in writing and shall be sufficient if delivered in any of the following methods:

A. personally delivered to the other party
B. sent by facsimile to the other party followed by a hard copy of the notice sent as otherwise provided in this section
C. delivered by a major commercial delivery service (e.g., Federal Express, UPS)
D. mailed by certified or registered mail (return receipt requested) to the party.

Each party's designated address is the address below that party's signature block. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail or delivery to the commercial delivery service.

11.2. ASSIGNMENT. Neither party shall assign their rights and obligations under this Agreement without the prior written consent of the other party.

11.3. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the rights granted and obligations assumed herein. This Agreement supersedes all proposals, negotiations, conversations, or discussions between the parties and all past dealing or industry custom. This Agreement shall control if provisions of any subordinate documents conflict with this Agreement.

11.4. BINDING ON SUCCESSORS. This Agreement shall bind and accrue to the benefit of Executive's heirs, executors, administrators or assigns, and Employers successors, assigns and licensees.

11.5. AMENDMENT AND WAIVER. The parties may amend any provision of this Agreement or the observance of any provision may be waived or excused only with the written consent of both parties. Either party's failure to enforce any provisions of this Agreement shall not be construed as a waiver of that party's right to enforce such provisions.

11.6. GOVERNING LAW. Regardless of the place of its physical execution, this Agreement shall in all respects be interpreted, construed and governed by the laws of the State of California. The venue for any action or proceeding concerning, involving, or relating to this Agreement shall be San Diego County, California.


                                EXHIBIT 10.1 - 4

11.7. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court having valid jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain enforceable.

11.8. FORCE MAJEURE. A party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible. The delayed party shall resume performance of its obligations with due diligence after the delaying event has subsided.

11.9. CONSTRUCTION. Headings and captions are for convenience only and not to be used in the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender. No provision of this Agreement shall be construed against and interpreted to the disadvantage of any party because that party drafted this Agreement.

11.10. COUNTERPART COPIES. This Agreement may be signed in counterpart copies, each of which represents an original document, and all of which constitute a single document.

The parties, through their authorized representatives, execute this Agreement as of the date first written above.

   EXECUTIVE:                                 EMPLOYER:


   By:  /s/ Steven Racoosin                   By:  /s/ Darren Pedersen
      -----------------------------              ---------------------------
      Steven Racoosin,                           Darren Pedersen
      5567 Calumet Avenue                        World Waste of America, Inc.
      La Jolla, California 92037                 5567 Calumet Avenue
                                                 La Jolla, California 92037






















                                EXHIBIT 10.1 - 5

                                                                    EXHIBIT 10.2
                          WORLD WASTE OF AMERICA, INC.
                             EMPLOYMENT CONTRACT FOR
                                THOMAS L. COLLINS

         This employment Agreement is effective as of this 20th day of January, 2003, by and between World Waste of America, Inc. (hereinafter "Employer") located at 5567 Calumet Avenue, La Jolla, California 92037 and Thomas L. Collins (hereinafter "Executive") residing at 13205 Vinter Way, Poway, California 92064.

A. Employer desires assurance of the continued association and services of Executive in order to retain his experience, abilities, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.
B. Executive desires to continue in the employ of Employer and is willing to do so on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Term of Employment. Subject to earlier termination as provided in this Agreement, Executive shall be employed for a term beginning on January 20, 2003 through January 19, 2008. It is intended that upon termination of this Agreement Executive will continue in the employ of Employer on an at-will basis.

2. Place of Employment. Unless the parties agree otherwise, during the employment term Executive shall perform the services he is required to perform under this Agreement at Employer's offices, which are currently located at 5567 Calumet Avenue, La Jolla, California 92037, provided, however, that Employer may from time to time require Executive to travel temporarily to other locations on Employer's business.

3. Executive's Duties and Authority. Executive shall be World Waste of America's Executive Vice President, with full power and authority to manage and conduct all the day to day business of Employer, subject to the directions and policies of Employer's board of directors as they may be, from time to time, stated either orally or in writing. Executive shall not however, take any of the following actions on behalf of Employer without the approval of the board of directors:

            3.1. Borrowing or obtaining credit in any amount or executing any guaranty;
            3.2. Expending funds for major capital equipment;
            3.3 Selling or transferring capital assets exceeding Fifty Thousand Dollars ($50,000.00) in market value;
            3.4. Executing any contract or making any commitment for the purchase or sale of Employer's products or facilities in an amount exceeding Five Hundred Thousand Dollars ($500,000.00);
            3.5. Executing any lease of real or personal property providing for an annual rent in excess of One Hundred Thousand Dollars ($100,000.00);
            3.6. Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan;
            3.7. Hiring or firing any employee with annual compensation exceeding, One Hundred Thousand Dollars ($100,000.00).

                                EXHIBIT 10.2 - 1

4. Reasonable Time and Effort Required. During his employment, Executive shall devote such time, interest, and effort to the performance of services as delineated in this Agreement as may be fairly and reasonably necessary.

5. Annual Salary.  Annual Salary shall be as follows:
            Jan. 20, 2003-Jan.19, 2004 :      $112,000.00 (One Hundred Twelve
                                              Thousand Dollars)
            Jan. 20, 2004-Jan. 19, 2005:      $174,000.00 (One Hundred Seventy
                                              Four Thousand Dollars)
            Jan. 20, 2005-Jan. 19, 2006:      $224,000.00 (Two Hundred Twenty
                                              Four Thousand Dollars)
            Jan. 20, 2006-Jan. 19, 2007       salary subject to board approval
            Jan. 20, 2007-Jan. 19, 2008       salary subject to board approval

Annual salary shall be payable in bi-weekly installments, subject to all applicable withholdings and deductions.

6. Salary Adjustments. In addition to the Annual Salary as set forth above, Executive may also be entitled to an additional salary increase based upon Executive's performance in his position, the amount of time which the position requires, and any other such considerations as the Board of Directors may deem appropriate. Employer's board of directors shall review Executive's Annual Salary in year four and annually thereafter. Following such review, the board may in its discretion increase (but shall not be required to increase) Executive's salary or any other benefits, but may not decrease Executives' Base or Adjusted Salary during the Term of this Agreement without the written consent of all Parties.


7. Stock Award. Upon execution of this Agreement, Employer will authorize the sale of fifty (50) shares of common stock of World Waste of America, Inc. (representing a five percent (5%) interest in Employer) to Executive at the nominal price of $0.10 per share. The Shares, when issued, will be fully vested and will be voting shares. Executive's vested percentage of the outstanding stock of Employer shall be non-dilutable unless Executive agrees to dilute his interest in Employer, in a writing, signed by Executive and a majority of shareholders of Employer

8. Indemnification. Employer shall, to the maximum extent permitted by law, and its bylaws, indemnify and hold Executive harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney fees and cost of court-approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Executive by reason of his service as an officer or agent of Employer.

9. Termination.

9.1 TERMINATION FOR CAUSE. Employers Board of Directors may terminate this Agreement at any time without notice if Executive commits any material act of dishonesty or moral turpitude, is guilty of disloyalty or fraud, or gross misconduct under this Agreement or with respect to any subsidiary or affiliate



                                EXHIBIT 10.2 - 2
of Employer. In the event of Executive's termination for cause, Executive shall not be entitled to any sums beyond those accrued for his employment up to the time of termination.

9.2. TERMINATION ON RESIGNATION. Executive may terminate this Agreement by giving Employer three (3) months prior notice of resignation, and Executive covenants to remain in his position until a replacement executive is found at the discretion of the Board of Directors.

9.3. TERMINATION BECAUSE OF DISABILITY. If, at the end of any calendar month during the term of this Agreement, Executive is and has been for the three (3) consecutive full calendar months then ending, or for thirty percent (30%) or more of the normal working days during the twelve (12) consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform duties under this Agreement in his normal and regular manner, this Agreement may then be terminated by Employer's Board of Directors.

9.4. TERMINATION ON DEATH. If Executive dies during the initial term or during any renewal term of this Agreement, the salary provisions of this Agreement shall be terminated twelve (12) months thereafter, notwithstanding the provisions of Sections 9, 10, 11 and 12 of this Agreement which shall survive Executives death.

9.5. RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION. If Executive gives notice of termination of this Agreement under Section 11, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, Employer's Board of Directors may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other reasonable duties and responsibilities to be performed until the termination becomes effective.

10. Resolution of Disputes.

10.1. ARBITRATION. Any dispute, controversy or claim arising out of, involving, affecting or related in any way to this Agreement or a breach of this Agreement, or in any way arising out of, involving, affecting or related to Executive's employment or the conditions of employment or the termination of employment, or in any way arising out of, involving or affecting or related to any assignment or termination of any assignment with any Client of Employer, including but not limited to disputes, controversies or claims arising out of or related to the actions of Employer's other employees, Employer's Clients and/or Client's employees, under Federal, State and/or local laws, shall be resolved by final and binding arbitration, in accordance with the applicable rules of JAMS in the state where Executive is or was last employed by Employer. The arbitrator shall be entitled to award reasonable attorneys fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. Judgment upon the arbitrator's award may be filed in and enforced by any court having competent jurisdiction. This Agreement to Arbitrate disputes does not prevent Executive from filing a charge or claim with any governmental administrative agency as permitted by applicable law. Notwithstanding the above, in the event that Executive commits a material breach of this Agreement, or commits an intentional tort against Employer, it's agents, employees, officers or directors, Employer may, without notice, elect to forgo arbitration and may seek all equitable or contractual remedies available to it, including prosecution for collection of all attorneys fees and costs occasioned by the breach or tort.

                                EXHIBIT 10.2 - 3

10.2. SPECIFIC ENFORCEMENT. In addition to any monetary award, the arbitrator may order a party to perform any act required by this Agreement or to refrain from performing any act contrary to this Agreement. This Agreement to arbitrate shall be specifically enforceable by any court of competent jurisdiction.

10.3. VENUE. The venue for arbitration proceeding will be San Diego County, California.

10.4. COSTS AND EXPENSES. Initially, each party shall bear its own costs and expenses in any arbitration proceedings; however, costs and reasonable attorneys' fees shall be awarded to the prevailing party and paid by the non-prevailing party.

11. General Provisions.

11.1. NOTICES. Notices between the parties shall be in writing and shall be sufficient if delivered in any of the following methods:

A. personally delivered to the other party
B. sent by facsimile to the other party followed by a hard copy of the notice sent as otherwise provided in this section
C. delivered by a major commercial delivery service (e.g., Federal Express, UPS)
D. mailed by certified or registered mail (return receipt requested) to the party.

Each party's designated address is the address below that party's signature block. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail or delivery to the commercial delivery service.

11.2. ASSIGNMENT. Neither party shall assign their rights and obligations under this Agreement without the prior written consent of the other party.

11.3. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the rights granted and obligations assumed herein. This Agreement supersedes all proposals, negotiations, conversations, or discussions between the parties and all past dealing or industry custom. This Agreement shall control if provisions of any subordinate documents conflict with this Agreement.

11.4. BINDING ON SUCCESSORS. This Agreement shall bind and accrue to the benefit of Executive's heirs, executors, administrators or assigns, and Employers successors, assigns and licensees.

11.5. AMENDMENT AND WAIVER. The parties may amend any provision of this Agreement or the observance of any provision may be waived or excused only with the written consent of both parties. Either party's failure to enforce any provisions of this Agreement shall not be construed as a waiver of that party's right to enforce such provisions.

11.6. GOVERNING LAW. Regardless of the place of its physical execution, this Agreement shall in all respects be interpreted, construed and governed by the laws of the State of California. The venue for any action or proceeding concerning, involving, or relating to this Agreement shall be San Diego County, California.


                                EXHIBIT 10.2 - 4

1217. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court having valid jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain enforceable.

11.8. FORCE MAJEURE. A party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible. The delayed party shall resume performance of its obligations with due diligence after the delaying event has subsided.

11.9. CONSTRUCTION. Headings and captions are for convenience only and not to be used in the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender. No provision of this Agreement shall be construed against and interpreted to the disadvantage of any party because that party drafted this Agreement.

11.10. COUNTERPART COPIES. This Agreement may be signed in counterpart copies, each of which represents an original document, and all of which constitute a single document.

The parties, through their authorized representatives, execute this Agreement as of the date first written above.

EXECUTIVE:                            EMPLOYER:


By:  /s/ Thomas L. Collins            By:  /s/ Steven Racoosin
   --------------------------------      ------------------------------
    Thomas L. Collins                     Steven Racoosin
    13205 Vinter Way                      Chairman, World Waste of America, Inc.
    Poway, California 92064               5567 Calumet Avenue
                                          La Jolla, California 92037






















                                EXHIBIT 10.2 - 5

                                                                    EXHIBIT 10.3
                          WORLD WASTE OF AMERICA, INC.
                             EMPLOYMENT CONTRACT FOR
                                FRED V. LUNDBERG

         This employment Agreement is effective as of this 1st day March 2004, by and between World Waste of America, Inc. (hereinafter "Employer") located at 3849 Pala Mesa Dr, California 92028 and Fred V. Lundberg (hereinafter "Executive") residing at 1095 N. Desert Deer Pass, Green Valley, AZ. 85614-5528

A. Employer desires assurance of the continued association and services of Executive in order to retain his experience, abilities, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.
B. Executive desires to be employed by Employer and is willing to do so on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Term of Employment. Subject to earlier termination as provided in this Agreement, Executive shall be employed for a term beginning on March 1, 2004 through February 28, 2009. It is intended that upon termination of this Agreement Executive may continue in the employ of Employer on an at-will basis.

2. Place of Employment. Unless the parties agree otherwise, during the employment term Executive shall perform the services he is required to perform under this Agreement at his home office or at Employer's offices, which are currently located at 3849 Pala Mesa Dr., Fallbrook, California 92028, provided, however, that Employer may from time to time require Executive to travel temporarily to other locations on Employer's business.

3. Executive's Duties and Authority. Executive shall be World Waste of America's Senior Vice President, with full power and authority to manage and conduct all the day to day business of Employer, subject to the directions and policies of Employer's board of directors as they may be, from time to time, stated either orally or in writing. Executive shall not however, take any of the following actions on behalf of Employer without the approval of the board of directors:

         3.1. Borrowing or obtaining credit in any amount or executing any guaranty;
         3.2. Expending funds for major capital equipment;
         3.3 Selling or transferring capital assets exceeding Fifty Thousand Dollars ($50,000.00) in market value;
         3.4. Executing any contract or making any commitment for the purchase or sale of Employer's products or facilities in an amount exceeding Five Hundred Thousand Dollars ($500,000.00);
         3.5. Executing any lease of real or personal property providing for an annual rent in excess of One Hundred Thousand Dollars ($100,000.00);
         3.6. Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan;
         3.7. Hiring or firing any employee with annual compensation exceeding, One Hundred Thousand Dollars ($100,000.00).


                                     10.3-1

4. Reasonable Time and Effort Required. During his employment, Executive shall devote such time, interest, and effort to the performance of services as delineated in this Agreement as may be fairly and reasonably necessary.

5. Annual Salary. Annual Salary shall be as follows:
         March 1, 2004--February 28, 2005: $152,000.00 (One Hundred Fifty-two Thousand Dollars)
         March 1, 2005--February 28, 2006: $202,000.00 (Two Hundred Two Thousand Dollars)
         March 1, 2006--February 28, 2007: salary subject to board approval March 1, 2007--February 28, 2008: salary subject to board approval March 1, 2008--February 28, 2009: salary subject to board approval

Annual salary shall be payable in bi-weekly installments, subject to all applicable withholdings and deductions.

6. Salary Adjustments. In addition to the Annual Salary as set forth above, Executive may also be entitled to an additional salary increase based upon Executive's performance in his position, the amount of time which the position requires, and any other such considerations as the Board of Directors may deem appropriate. Employer's board of directors shall review Executive's Annual Salary in year three and annually thereafter. Following such review, the board may in its discretion increase (but shall not be required to increase) Executive's salary or any other benefits, but may not decrease Executives' Base or Adjusted Salary during the Term of this Agreement without the written consent of all Parties.

7. Stock Award. On or before the execution of this Agreement, Steve Racoosin, President and Founder of the Company will sell sixty six (66) shares of common stock of World Waste of America, Inc. (representing a six point six percent (6.6%) interest in Employer) to Executive at the nominal price of $0.10 per share. The Shares, when issued, will be fully vested and will be voting shares. Executive's vested percentage of the outstanding stock of Employer shall be non-dilutable unless Executive agrees to dilute his interest in Employer, in writing.

8. Indemnification. Employer shall, to the maximum extent permitted by law, and its bylaws, indemnify and hold Executive harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney fees and cost of court-approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Executive by reason of his service as an officer or agent of Employer.

9. Termination.

9.1 TERMINATION FOR CAUSE. Employers Board of Directors may terminate this Agreement at any time without notice if Executive commits any material act of dishonesty or moral turpitude, is guilty of disloyalty or fraud, or gross misconduct under this Agreement or with respect to any subsidiary or affiliate of Employer. In the event of Executive's termination for cause, Executive shall not be entitled to any sums beyond those accrued for his employment up to the time of termination.

                                     10.3-2

9.2. TERMINATION ON RESIGNATION. Executive may terminate this Agreement by giving Employer three (3) months prior notice of resignation, and Executive covenants to remain in his position until a replacement executive is found at the discretion of the Board of Directors.

9.3. TERMINATION BECAUSE OF DISABILITY. If, at the end of any calendar month during the term of this Agreement, Executive is and has been for the three (3) consecutive full calendar months then ending, or for thirty percent (30%) or more of the normal working days during the twelve (12) consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform duties under this Agreement in his normal and regular manner, this Agreement may then be terminated by Employer's Board of Directors.

9.4. TERMINATION ON DEATH. If Executive dies during the initial term or during any renewal term of this Agreement, the salary provisions of this Agreement shall be terminated twelve (12) months thereafter, notwithstanding the provisions of Sections 9, 10, 11 and 12 of this Agreement which shall survive Executives death.

9.5. RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION. If Executive gives notice of termination of this Agreement under Section 11, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, Employer's Board of Directors may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other reasonable duties and responsibilities to be performed until the termination becomes effective.

10. Resolution of Disputes.

10.1. ARBITRATION. Any dispute, controversy or claim arising out of, involving, affecting or related in any way to this Agreement or a breach of this Agreement, or in any way arising out of, involving, affecting or related to Executive's employment or the conditions of employment or the termination of employment, or in any way arising out of, involving or affecting or related to any assignment or termination of any assignment with any Client of Employer, including but not limited to disputes, controversies or claims arising out of or related to the actions of Employer's other employees, Employer's Clients and/or Client's employees, under Federal, State and/or local laws, shall be resolved by final and binding arbitration, in accordance with the applicable rules of JAMS in the state where Executive is or was last employed by Employer. The arbitrator shall be entitled to award reasonable attorney's fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. Judgment upon the arbitrator's award may be filed in and enforced by any court having competent jurisdiction. This Agreement to Arbitrate disputes does not prevent Executive from filing a charge or claim with any governmental administrative agency as permitted by applicable law. Notwithstanding the above, in the event that Executive commits a material breach of this Agreement, or commits an intentional tort against Employer, it's agents, employees, officers or directors, Employer may, without notice, elect to forgo arbitration and may seek all equitable or contractual remedies available to it, including prosecution for collection of all attorneys fees and costs occasioned by the breach or tort.





                                     10.3-3

10.2. SPECIFIC ENFORCEMENT. In addition to any monetary award, the arbitrator may order a party to perform any act required by this Agreement or to refrain from performing any act contrary to this Agreement. This Agreement to arbitrate shall be specifically enforceable by any court of competent jurisdiction.

10.3. VENUE. The venue for arbitration proceeding will be San Diego County, California.

10.4. COSTS AND EXPENSES. Initially, each party shall bear its own costs and expenses in any arbitration proceedings; however, costs and reasonable attorneys' fees shall be awarded to the prevailing party and paid by the non-prevailing party.

11. General Provisions.

11.1. NOTICES. Notices between the parties shall be in writing and shall be sufficient if delivered in any of the following methods:

A. personally delivered to the other party
B. sent by facsimile to the other party followed by a hard copy of the notice sent as otherwise provided in this section
C. delivered by a major commercial delivery service (e.g., Federal Express, UPS)
D. mailed by certified or registered mail (return receipt requested) to the party.

Each party's designated address is the address below that party's signature block. If not received sooner, notices by mail shall be deemed received five (5) days after deposit in the United States mail or delivery to the commercial delivery service.

11.2. ASSIGNMENT. Neither party shall assign their rights and obligations under this Agreement without the prior written consent of the other party.

11.3. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the rights granted and obligations assumed herein. This Agreement supersedes all proposals, negotiations, conversations, or discussions between the parties and all past dealing or industry custom. This Agreement shall control if provisions of any subordinate documents conflict with this Agreement.

11.4. BINDING ON SUCCESSORS. This Agreement shall bind and accrue to the benefit of Executive's heirs, executors, administrators or assigns, and Employers successors, assigns and licensees.

11.5. AMENDMENT AND WAIVER. The parties may amend any provision of this Agreement or the observance of any provision may be waived or excused only with the written consent of both parties. Either party's failure to enforce any provisions of this Agreement shall not be construed as a waiver of that party's right to enforce such provisions.

11.6. GOVERNING LAW. Regardless of the place of its physical execution, this Agreement shall in all respects be interpreted, construed and governed by the laws of the State of California. The venue for any action or proceeding concerning, involving, or relating to this Agreement shall be San Diego County, California.


                                     10.3-4

11.7. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court having valid jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain enforceable.

11.8. FORCE MAJEURE. A party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible. The delayed party shall resume performance of its obligations with due diligence after the delaying event has subsided.

11.9. CONSTRUCTION. Headings and captions are for convenience only and not to be used in the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender. No provision of this Agreement shall be construed against and interpreted to the disadvantage of any party because that party drafted this Agreement.

11.10. COUNTERPART COPIES. This Agreement may be signed in counterpart copies, each of which represents an original document, and all of which constitute a single document.

The parties, through their authorized representatives, execute this Agreement as of the date first written above.

EXECUTIVE:                          EMPLOYER:
---------                           --------

By:  /s/ Fred V. Lundberg           By:  /s/ Thomas L. Collins
   ---------------------------         --------------------------------------
         Fred V. Lundberg                    Thomas L. Collins
                                             Chief Executive Officer

Date:                               Date:
     -------------------------           ------------------------------------

                                    By:  /s/ Steve Racoosin
                                       --------------------------------------
                                             Steve Racoosin
                                             President and Founder


                                    Date:
                                         ------------------------------------












                                     10.3-5

                                                                    Exhibit 10.4
                                 LEASE AGREEMENT
                                 ---------------
1. Basic Provisions ("Basic Provisions").

         1.1 Parties: This Lease ("Lease"), dated for reference purposes only, July 14th, 2004 is made by and between Taormina Industries, LLC, a Delaware limited liability company ("Lessor") and World Waste of Anaheim, Inc. , a California corporation ("Lessee'), (collectively the "Parties," or individually a "Party").

         1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, located at 2740 E. Coronado Street, Anaheim, located in the County of Orange, State of California, and generally described as an approximately 30,000 SF industrial building, more particularly described on Exhibit "A" attached hereto and incorporated herein.

         1.3 Term: Ten (10) years ("Original Term") commencing July 26th, 2004 ("Commencement Date") and ending July 25th, 2014, unless terminated sooner pursuant to the terms of this Lease ("Expiration Date"). Notwithstanding anything to the contrary set forth herein, this Lease shall automatically terminate upon the expiration or termination of the "Recycle Agreement" (as defined in the Addendum). (See also Paragraph 3).

         1.4 Intentionally Deleted.

         1.5 Base Rent: $15,900 per month ("Base Rent"), payable on the 1st day of each month commencing July 26th, 2004. (See also Paragraph 4) Base Rent of $3,077.42 for the period of July 26, 2004 - July 31, 2004, shall be due and payable on July 26, 2004. |X| If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

         1.6 Base Rent and Other monies Paid Upon Execution:
             (a) Deposit: $63,600.00 Prepaid Rent, $31,800.00 Security Deposit (collectively, the "Security Deposit"). (See also Paragraph 5 and Addendum)
             (b) Total Due Upon Execution of this Lease: $95,400.00

         1.7 Agreed Use: Material Processing, in accordance with the Recycle Agreement" (See also Paragraph 6)

         1.8 Insuring Party: Lessor is the "Insuring Party". (See also Paragraph
8)

         1.9 Intentionally Deleted.

         1.10 Intentionally Deleted.

         1.11 Attachments: Attached hereto are the following, all of which constitute a part of this Lease.

         |X| Exhibit "A" - Plot plan depicting the Premises

         |X| Exhibit "B" - Recycle Agreement


                                     10.4-1

2. Premises.

         2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

         2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH
                                       ---------------------------------------
IN THIS LEASE, LESSEE AGREES THAT NEITHER LESSOR NOR ANY AGENT OF LESSOR HAS
----------------------------------------------------------------------------
MADE ANY REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES FOR
-----------------------------------------------------------------------------
LESSEE'S USE. LESSEE AGREES THAT NEITHER LESSOR NOR LESSOR'S AGENTS HAVE MADE
-----------------------------------------------------------------------------
ANY REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PHYSICAL CONDITION OF THE
-----------------------------------------------------------------------------
PREMISES OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PREMISES, AND
-------------------------------------------------------------------------------
NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY LESSEE BY IMPLICATION OR
-------------------------------------------------------------------------
OTHERWISE. LESSEE HAS INSPECTED THE PREMISES AND IS THOROUGHLY ACQUAINTED WITH
------------------------------------------------------------------------------
THEIR CONDITION, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE,
---------------------------------------------------------------------------
AGREES TO TAKE THE SAME "AS IS", AND ACKNOWLEDGES THAT THE TAKING OF POSSESSION
-------------------------------------------------------------------------------
OF THE PREMISES BY LESSEE SHALL BE CONCLUSIVE EVIDENCE THAT THE PREMISES AND THE
--------------------------------------------------------------------------------
PREMISES WERE IN GOOD AND SATISFACTORY CONDITION AT THE TIME SUCH POSSESSION WAS
--------------------------------------------------------------------------------
SO TAKEN.
---------
         2.3 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act, and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assures all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Lessor nor Lessor's agents, have made any oral or written representations or warranties with respect to said matters, except as expressly set forth in this Lease.

3. Term.

         3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.



                                     10.4-2

         3.2 Delivery of Premises. Lessor agrees to deliver possession of the Premises to Lessee by the Commencement Date.

         3.3 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

         4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

         4.2 Payment Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction . Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Operating Expense increase, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a Sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent reasonably necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may


                                     10.4-3
suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use; Hazardous Substances.

         6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

         6.2 Hazardous Substances.
             (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises,is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use or process any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable


                                     10.4-4

Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environmental against damages, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination of protective modifications (such as concrete easements) and/or increasing the Security Deposit.
             (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

             (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought on to the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought on to the Premises during the term of this Lease, by or for Lessee, or any third party.
             (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising directly out of any Hazardous Substances brought onto the Premises by or for Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or from "escape" and like of Hazardous Substances from a previous tenant of the Premises). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
             (e) Lessor Indemnification. Lessor shall indemnify, defend and hold Lessee, its directors, agents, employees, lenders, if any, harmless from and against any and all rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising directly out of any Hazardous Substances brought onto the Premises by or for Lessor or any previous tenant of the Premises. Lessor's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release


                                     10.4-5
agreement entered into by Lessee and Lessor shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such Agreement.

         6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a material violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In the event Lessee is not in material compliance with the terms of this Lease, Lessee shall upon request reimburse Lessor for the reasonable cost of such inspection, so long as such inspection is directly related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheet (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

         7.1 Lessee's Obligations.
             (a) In General. Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in or on the Premises. Lessee is also responsible for keeping the roof and roof drainage clean and free of debris. Lessee shall keep the surface and structural elements of the roof, foundations, and bearing walls in good repair (see paragraph 7.2). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations


                                     10.4-6
shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
             (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) clarifiers, (vi) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon written notice to Lessee and the expiration of any cure period, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

             (c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1. Lessor may enter upon the Premises after any applicable notice and cure period (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

         7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

         7.3 Utility Installations; Trade Fixtures; Alterations.
             (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that Lessee brought onto and installed at the Premises for the operation of Lessee's business. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
             (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve purchasing, remodeling or removing the roof or any existing walls, and


                                     10.4-7
will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a pre condition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.
             (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnishing or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

         7.4 Ownership; Removal; Surrender; and Restoration.
             (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
             (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consents.
             (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and preconditions excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage


                                     10.4-8
tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Lessee shall repair any damage caused by such removal, at its expense. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

         8.1 Liability Insurance. Lessee shall obtain and keep in force a commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all goods appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's indemnity obligation under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.


         8.2 Property Insurance - Building, Improvements and Rental Value.
             (a) Building and Improvements The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a lender or included in the Base Premium), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of


                                    10.4-9

Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
             (b) Rental Value. Lessee shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value Insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

             (c) Adjacent Premises. If the Premises are part of a larger building or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         8.3 Lessee's Property; Business Interruption Insurance
             (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
             (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
             (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.4 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+. V. as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

                                    10.4-10

         8.5 Waiver of Subrogation Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         8.6 Indemnity. Except for Lessor's gross negligence of willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Except for Lessee's gross negligence of willful misconduct, Lessor shall indemnify, protect, defend and hold harmless the Lessee from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the gross negligence or willful misconduct of Lessor. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

         8.7 Exemption of Lessor from Liability. Except in the event of Lessor's negligence, misconduct, or breach of this Lease, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Except in the event of Lessor's negligence, misconduct or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss or income or profit therefrom.

9. Damages or Destruction.
         9.1 Definitions.
             (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from


                                    10.4-11
the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
             (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
             (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
             (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
             (e) Hazardous Substance Conditions" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a) in, on, or under the Premises which requires repair, remediation, or restoration.

         9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixture, or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $15,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 30 days following receipt of written notice of such shortage and request therefor. If Lessor received said funds or adequate assurance thereof within said 30 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or
(ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any insurance shall be made available for the repairs if made by either Party.

                                    10.4-12

         9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

         9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 30 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.5. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessor, Lessee shall have the right to recover Lessee's damages from Lessor, except as provided in Paragraph 8.5.

         9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, the Lessee may preserve this lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

         9.6 Abatement of Rent; Lessee's Remedies.
             (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other



                                    10.4-13
obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
             (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue or if Lessor does not complete such work within 180 days from date of damage, Lessee may, at any time prior to the commencement of such repair or restoration (if applicable), give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

         9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

         9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.
         10.1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment, real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed by or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

         10.2 Taxes.
              (a) Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Premises.
              (b) Additional Improvements. Notwithstanding anything to the contrary in this Paragraph 10.2. Lessee shall pay to Lessor upon demand therefor the entirety of any increase in real Property Taxes assessed by reason of Alterations on Utility Installations placed upon the Premises by Lessee or at Lessee's request.



                                    10.4-14

         10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Tax Increase for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a proportion to be reasonably determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.
         12.1 Lessor's Consent Required.
              (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.
              (b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a "change in the control" of Lessee shall constitute an assignment requiring consent. A "change in control" shall mean and shall be deemed to have taken place if: (i) any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the beneficial owner of shares of Lessee and/or Lessee's ultimate parent having 50% or more of the total number of votes that may be cast for the election of directors of Lessee and/or Lessee's ultimate parent (or 20% in the event such individual, entity or group is engaged in the solid waste collection, transfer and/or disposal business in competition with Lessor or Lessor's parent or subsidiaries), other than as a result of any acquisition through a bona fide sale of shares of Lessee and/or Lessee's ultimate parent to the public, or (ii) a change in the composition of the Board of Directors of Lessee and/or Lessee's ultimate parent (the "Board") such that the individuals who, as of the date of this Lease, constitute the Board (the Board as of such date shall be hereafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, for purposes of this Paragraph, that any individual who becomes a member of the Board subsequent to the date hereof whose election, nomination for


                                    10.4-15
election by Lessee's or Lessee's ultimate parent's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.
              (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merge, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
              (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such nonapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

         12.2 Terms and Conditions Applicable to Assignment and Subletting.
              (a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease or without such Sublessee acknowledging that its sublease is subject to this Lease (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
              (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for assessed Default or Breach.
              (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
              (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or Sublessee, without first exhausting Lessor' remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
              (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the


                                    10.4-16
proposed assignee or Sublessee, including but not limited to the determination as to the financial and operational responsibility and appropriateness of the proposed assignee or Sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36).
              (f) Any assignee of, or Sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed (or been made subject to) and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.
              (g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or Sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2).

         12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein;
              (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the Sublessee for any failure of Lessee to perform and comply with any Lessee's obligations to such Sublessee. Lessee hereby irrevocably authorized and directs any such Sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
              (b) In the event of a Breach by Lessee, Lessor may, at its option, require Sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the Sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee to such Sublessor or for any prior Defaults or Breaches of such Sublessor.
              (c) Any matter requiring the consent of the Sublessor under a sublease shall also require the consent of Lessor, if Lessor's consent for such matter would be required hereunder.
              (d) No Sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
              (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the Sublessee, who shall have the right to cure the Default of Lessee within the Grace period, if any, specified in such notice. The Sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the Sublessee.

                                    10.4-17

13. Default; Breach; Remedies.

         13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, or conditions under this Lease, as well as a failure by the Lessee to comply with or perform any of the terms, covenants, obligations or conditions under the "Recycle Agreement" (as defined in Exhibit "B" attached hereto and incorporated herein). A breach is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period (provided, however, that Lessor shall not be required to provide more than three
(3) written notices of Default and a cure period in any twelve (12) month period during the Term or more than one (1) written notice of Default and a cure period in the event such Default may adversely affect Lessor's permits and approvals):
              (a) The abandonment of the Premises; or the vacating of the Premises.
              (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, where such failure continues for a period of 30 days following written notice to Lessee, or to fulfill any obligation under this Lease or the Recycle Agreement which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.
              (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) any document requested under Paragraph 42, (vii) material safety data sheets (MSDS), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
              (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1(a),
(b) or (c) above, where such Default continues for a period of 30 days after written notice (except in the event any such Default may adversely affect Lessor's permits or approvals for its operations, in which event the period shall be five (5) days or such shorter period of time set forth in any notice of violation from a governmental entity).
              (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph
(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
              (f) The discovery that any financial statement of Lessee given to Lessor was materially false.
              (g) A Default by Lessee as to the terms, covenants, conditions or provisions of the Recycle Agreement, where such Default continues beyond any applicable notice and cure period.

                                    10.4-18

         13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within any notice and cure period provided herein (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, Insurance policies, or governmental licenses, permit or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, except as otherwise required by this Paragraph, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.2 was not previously given a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
              (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Act of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
              (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located, including any rights available to Lessor under California Civil Code section 1954.2. The expiration or termination of this Lease and/or the termination of

                                    10.4-19

Lessee's right to possession shall not relieve the Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 Intentionally Deleted.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law.
Interest is payable in addition to the potential late charge provided for in Paragraph 13.4

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminates this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property

                                    10.4-20
of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker of finder in connection with this Lease, and that no one is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.
              (a) Lessee (as "Responding Party") shall within 10 days after written notice from the Lessor (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
              (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be stopped from denying the truth of the facts contained in said Certificate.
              (c) If Lessor desire to finance, refinance, or sell the Premises, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser and shall be used only for the purposes herein set forth, and shall be kept confidential at all times.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.


                                    10.4-21

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease and the "Recycle Agreement" (hereinafter defined) is the entire agreement between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement of understanding shall be effective.

23. Notices.
         23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
         23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of any estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessor at or before the time of deposit of such payment, and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

                                    10.4-22

25. Intentionally Deleted.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

         30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Devices"), now or hereinafter placed upon the Premises, to any and all advances made on the security hereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 Attornment. In the event that Lessor transfer title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall attorn to the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent or (d) be liable for the return of any security deposit paid to any prior lessor.

                                    10.4-23

         30.3 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

         30.4 Request for Nondisturbance Agreement. With respect to each Security Device that may encumber the Premises at or after the commencement of the Term, Lessor agrees that following its receipt of a written request by Lessee, Landlord will ask the holder of the Security Device to grant to Lessee a "nondisturbance agreement" in the usual form of such holder. The term "nondisturbance agreement" as used herein shall mean, in general, an agreement that as long as Lessee is not in default under this Lease, this Lease will not be terminated if such holder acquires title to the Premises by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Lessee attorns to the holder in accordance with its requirements. Except for making such request, Landlord will be under no duty or obligation hereunder, nor will the failure or refusal of such holder to grant a nondisturbance agreement render Lessor liable to Lessee, or affect this Lease, in any manner. Lessee shall bear all costs and expenses, including reasonable attorneys' fees and costs, of such holder in connection with a nondisturbance agreement.

31. Attorney's Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises, at any time in the case of an emergency, and otherwise at reasonable times after reasonable prior notice, for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises so long as there is no material adverse effect to Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.


                                    10.4-24

34. Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, whenever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further contract conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Intentionally Deleted.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

         39.1 Definition. "Option" shall mean: the right to extend the term of this Lease.

         39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

         39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.


                                    10.4-25

         39.4 Effect of Default on Options.
              (a) Lessee shall have no right to exercise an Option: (i)during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
              (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
              (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extent or term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof, or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time to the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause their recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Force Majeure. In the event that either party hereto shall be delayed, hindered or prevented from the performance required hereunder (other than the payment of Rent) by reason of any "Force Majeure" (hereinafter defined) event, such party shall be excused for the period of time equivalent to the delay caused by such event. "Force Majeure" shall mean any event or condition having a material and adverse effect on the rights, duties and obligations of either party hereunder, or on the Premises, the design, construction, equipping, start-up, operation, ownership or possession of any or all of them, if such event or condition is beyond the reasonable control, and not the result of willful or negligent action or omission or a lack of reasonable diligence, of the party asserting the Force Majeure; provided that the contesting in good faith of any event or condition constituting a change in law shall not


                                    10.4-26
constitute or be construed as a willful or negligent action or a lack of reasonable diligence of such party. The foregoing provisions shall not be construed to require that either party observe a higher standard of conduct than required by the usual and customary standards of the industry in question, as a condition to claiming the existence of a Force Majeure. Such events or conditions constituting a Force Majeure event may include, but shall not be limited to, circumstances of the following kind: an act of God, epidemic, landslide, lightning, hurricane, earthquake, fire, explosion, storm, flood or similar occurrence, an act of war, terrorism, effects of nuclear radiation, blockade, insurrection, riot, civil disturbance or similar occurrences, strikes, lockouts, work slowdowns or stoppages, or similar labor difficulties affecting either party hereunder, or the operation of the leased Premises, or otherwise affecting or impacting the performances of either party's contractors and suppliers; or a change in law, including, without limitation, a change in California Law AB 939 which modifies or affects Lessor's obligations with respect to recycling or disposal of recyclable materials.

44. Authority; Multiple Parties; Execution.
              (a) If either party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is fully authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
              (b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
              (c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile copy of any signature hereto shall be deemed an original.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Other. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.



                                    10.4-27

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is not attached to this Lease.

50. Americans with Disabilities Act. Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

51. Security Deposit. Upon execution of this Lease, Lessee shall pay Lessor prepaid rent equal to four (4) months Base Rent ($63,600.00) ("Prepaid Rent") and a security deposit equal to two (2) months Base Rent ($31,800.00) ("Security Deposit"). Except as otherwise set forth herein, eighteen (18) months following the date of this Lease, and upon the mutual agreement of both parties, the Prepaid Rent ($63,600.00) will be returned to the Lessee in one lump sum, and the Security Deposit ($31,800.00) shall be retained by Lessor.

52. Rent Increases. Base Rent shall be adjusted annually on a calendar year basis, effective January 1, 2006 (the "Adjustment Date"), by the product of the monthly Base Rent for the month prior to the Adjustment Date, multiplied by a fraction, the numerator of which shall be the Consumer Price Index ("CPI") for the month of the Adjustment Date, and the denominator shall be the CPI published for the corresponding month of the year prior to the Adjustment Date (provided that the denominator for the first adjustment shall be the CPI published for the month and year of the date of this Lease). For purposes of this Paragraph, the term CPI shall mean the "Los Angeles-Anaheim-Riverside CPI Index, All Urban Consumer", as published by the Bureau of Labor Statistics of the United States Department of Labor ("BLS") or any successor agency. In the event that the index for the most recent comparison month is not available as of any Adjustment Date, monthly Base Rent payments shall continue at the rate in effect immediately preceding the Adjustment Date until the index for such comparison month is available. On the monthly Base Rent payment date which follows the date that the index for such comparison month is available, monthly Base Rent shall be adjusted retroactively to the Adjustment Date, and any accrued monthly Base Rent shall be immediately due and payable. It is expressly agreed that the Base Rent shall not be lower than the amount set forth in Paragraph 1.5 of this Lease.

53. Extension Options. The Term of this agreement may be extended for three (3) additional periods of five (5) years each, upon the mutual written agreement of both parties, for a total potential Term of twenty-five (25) years. Notwithstanding the foregoing, Lessor shall have the unilateral right to extend the Original Term for the first (1st) five (5) year extension period, upon written notice to Lessee prior to the expiration of the Original Term.

54. Hazardous Materials. Lessor represents and warrants, to its knowledge and without investigation, that the Premises are free of Hazardous Substances. Lessee shall not dump, discharge, allow to leak, evaporate or otherwise escape onto the premises any noxious, poisonous or otherwise hazardous materials, chemicals and/or gases. Lessee agrees to be strictly liable for all liability, damage, costs (including reasonable attorneys' fees and costs) and expenses of remediation, clean up, fines, compliance costs and/or any other damages related to Lessee's use or storage of any hazardous materials on the Premises. Lessee shall not be liable under this Lease in the event the escape of Hazardous Substances are caused by Lessor.


                                   10.4-28

55. Clarification. It is understood by both Lessor and Lessee that the following has been discussed and is agreed to by both parties:
              A. Exhibit "A" notes the main entrance to the Disposal and Recycling Plant. Lessor acknowledges that there will be approximately 1,000 - 2,000 disposal trucks and public vehicles per day passing by the Premises.
              B. Lessee shall not in any way obstruct Lessor's vehicles or public vehicles from passing by or through the Premises.
              C. Lessee shall not park vehicles in any space, except for the parking spaces specifically designated for Lessee parking only, as noted on Exhibit "A". Lessee shall not be allowed at any time to park in the street.
              D. Lessee will activate the fire alarm system in Lessee's name and is responsible for all of its utilities.
              E. Lessor shall be responsible for the landscape throughout the duration of the lease.

56. Recordation. Lessee shall not record this Lease, or a memorandum thereof, without the prior written consent of Lessor, which may be withheld in Lessor's sole discretion.

57. Recycle Agreement. Lessor and Lessee are parties to that certain Waste Recycle Agreement dated June 27, 2003 (the "Recycle Agreement"). In the event of a conflict between any of the terms and provisions of this Lease, and any of the terms and provisions of the Recycle Agreement, the terms and provisions of this Lease shall prevail. It is the intent of the parties hereto that the term of the Recycle Agreement and the term of this Lease shall be coterminous. Upon the expiration or earlier termination of this Lease, the Recycle Agreement shall automatically terminate without the necessity for notice. Similarly, upon the expiration or earlier termination of the Recycle Agreement, this Lease shall automatically terminate without the necessity for notice.

58. Permits and Approvals. Lessee shall be solely responsible for obtaining all required land use approvals and permits to construct any improvements or make any alterations at the Premises, and to operate the Premises. The cost of all permits, authorizations or approvals for the use of the Premises, including without limitation all capital and maintenance expenditures associated with making the Premises suitable for the implementation of the terms of the Recycle Agreement and the Lease, shall be the sole expense of Lessee. Promptly following the date of this Lease, Lessee shall make any necessary applications and use commercially reasonable efforts to obtain any necessary permits or approvals for the construction, development, use and operation of the Premises in accordance with this Lease and the Recycle Agreement (the "Approvals"). Lessee shall provide to Lessor copies of any applications for approvals or permits, and status reports of the same, upon Lessor's request. Lessee shall not apply for any change in the land use or zoning designation of the Premises without the prior written consent of Lessor. Lessee shall provide Lessor with bi-weekly reports on the status of all permits and approvals for the Premises and the use and occupancy thereof by Lessee; provided, however, that the failure by Lessee to materially comply with the requirement of providing bi-weekly status reports shall not constitute a Breach or Default of this Lease. Lessor acknowledges that Lessor's cooperation and assistance may be requested by Lessee, and Lessor agrees to reasonably cooperate and assist Lessee in good faith, at no cost or expense to Lessor.

59. RMSW. Lessee represents and warrants that it has evaluated the waste stream to be delivered by Lessor pursuant to the Recycle Agreement, that it is familiar


                                    10.4-29
with the composition of the "RMSW" (as defined in the Recycle Agreement) that will be delivered to Lessee by Lessor at the Premises, and Lessee has determined based on its investigation and evaluation that the RMSW is acceptable and suitable to Lessee for the purposes set forth in the Recycle Agreement and this Lease.

60. Delivery of RMSW. Promptly following Lessor's receipt of the Commencement Notification, Lessor will deliver to Lessee at the Premises, 500 TPD of RMSW, or such other amount as agreed to by the parties upon reasonable notice to the other party.

         Lessor shall deliver loads of RMSW to Lessee at the Premises on a 24 hour per day, six (6) day per week basis, as reasonably requested by Lessee, but excluding Sundays and legal holidays. To the extent reasonably requested by Lessee and reasonably agreeable to Lessor, Lessor shall provide more than 500 tons of RMSW on Fridays and Saturdays, to enable Lessee to operate on Sundays. The RMSW shall be placed in a location on the Premises reasonably designated by Lessor.

         The composition of the RMSW may be adjusted as mutually agreed upon in writing by Lessor and Lessee; provided, however, that nothing contained in this Agreement shall require Lessor to sort or otherwise process the RMSW to be delivered to Lessee in a manner which is different than the normal and customary process used by Lessor in its operations which Lessee has evaluated and warranted is suitable for purposes of the Recycle Agreement and this Lease.

         Payment of net tipping fees, as required under the Recycle Agreement, shall be made to Lessee in U.S. Dollars as per the reasonable direction of Lessee. Terms of payment shall be net 30 days following Lessee's invoice date. All amounts which are not paid by Lessor as and when due and payable shall be subject to a late charge equal 1.5 (1.5%) percent per month (or if less, the maximum allowed by applicable law).

61. Use of Premises. Lessor will have final approval over the plans and specifications for the construction, use and occupancy of the Premises by Lessee. Such approval may include the attachment of conditions to the operation of the Premises which govern, without limitation, how vehicles enter and exit the Premises, how "WWA Residual" (as defined in the Recycle Agreement) is picked up/loaded, the exterior appearance of the Premises, and all regulatory compliance issues.

62. Duties and Obligations of Lessee. Within sixty (60) days following the date of this Lease, Lessee shall deliver to Lessor for its review and approval, plans and specifications for any alterations or improvements to the Premises which will be made by Lessee. Lessor will review such plans and specifications within fifteen (15) days following the date of receipt of complete copies thereof, and provide its approval, rejection or suggested modifications to the plans and specifications provided by Lessee. Lessor shall have the right to attach reasonable conditions to the approval of such plans and specifications.

         Within two hundred forty (240) days following the date of this Lease (the "Permitting and Construction Period"), Lessee shall have (a) obtained all necessary Approvals for the construction, alteration, use and occupancy of the Premises, and (b) completed any alterations or improvements to the Premises. Upon Lessee's completion of items (a) and (b) above, Lessee shall send to Lessor


                                    10.4-30
written notification that Lessee has satisfied items (a) and (b), and is ready and able to begin accepting RMSW at the Premises in accordance with the Recycle Agreement and this Lease (the "Commencement Notification"). In the event Lessee does not deliver to Lessor the Commencement Notification on or before the expiration of the Permitting and Construction Period, then Lessor shall have the right, but not the obligation, to terminate this Lease and the Recycle Agreement upon written notice to Lessee, delivered prior to the date Lessor receives a Commencement Notification.

         Lessee shall accept and process during the Term of this Lease and the Recycle Agreement the RMSW delivered to the Premises from Lessor, in the amounts set forth above. Lessor shall not allow any RMSW to accumulate at the Premises, and shall process such amounts as the same are received. In the event Lessee fails to process the amount of RMSW delivered to the Premises by Lessor, as required by this Lease and the Recycle Agreement, and Lessor is required to retrieve such amounts, then Lessee shall be responsible for any costs or expenses incurred by Lessor in connection therewith, including, without limitation, any fees, costs or expenses to retrieve, load and transfer (and in any event to exclude disposal cost) the RMSW previously delivered to the Premises which remains unprocessed. In the event Lessee fails accept and process the RMSW as required by this Lease and the Recycle Agreement, or fails to reimburse such costs and expenses to Lessor following any written notice and cure period provided below, Lessor shall have the right, in addition to any other remedy available to Lessor hereunder, to either (a) terminate this Lease and the Recycle Agreement (in which event Lessor shall have the right to keep any Prepaid Rent or Security Deposit), (b) suspend the delivery of RMSW to Lessee until such time as Lessor deems it appropriate to continue, or (c) offset any such costs and expenses incurred by Lessor from any payments due to Lessee from Lessor hereunder.

         Lessee shall store any large or bulky items inadvertently delivered in the RMSW by Lessor which cannot be processed, on the Premises in a location and manner reasonably acceptable to Lessor, until such materials can be removed by Lessor.

63. Compliance. If Lessor determines that Lessee's operations are not in compliance with any applicable law or regulation, or determines that Lessee's continued operations would place or threaten to place Lessor's operations in non-compliance with its permits and approvals, and such failure is not remedied within any notice and cure period provided below, then Lessor may either (a) terminate this Lease and the Recycle Agreement upon written notice to Lessee, or
(b) temporarily suspend delivery of RMSW to Lessee until such time as Lessor determines that the non-compliance or potential non-compliance issue has been addressed to Lessor's satisfaction.

64. Intentionally Deleted.

65. Additional Facility. Subject always to the satisfaction of each of the conditions set forth in this Paragraph, and provided that Lessee is not in default or breach of this Lease or the Recycle Agreement, and Lessor and Lessee acknowledge a mutual desire to expand the relationship between the parties, to an additional facility located in Orange County, California which is capable of accepting and processing up to 2,000 TPD of Lessor's RMSW (the "Additional Facility"). In the event Lessee locates a new facility in Orange County, California, which is suitable for the Additional Facility, Lessee shall notify


                                    10.4-31

Lessor and provide to Lessor all relevant information regarding the location of the site, and the proposed design of the Additional Facility. The location of the Additional Facility must be in Orange County, California, and the site shall be reasonably acceptable to Lessor. Following the approval of the site by Lessor, Lessor and Lessee shall undertake the negotiation of a new agreement for the Additional Facility, on terms which are acceptable to both parties. The term of such agreement shall be a declining term, equal to (x) ten (10) years, less
(y) the number of years expired under this Lease. For example, if the new agreement is executed by the parties two (2) years from the date of this Lease, the term of such new agreement shall be eight (8) years. In the event the site is acceptable to Lessor, and the parties have executed a new agreement for the Additional Facility on terms which are acceptable to each party, Lessee shall locate, design and construct the new facility for the acceptance and processing of Lessor's RMSW.

66. Notices. Any notice to the parties required or permitted under this Lease or the Recycle Agreement shall be given in writing and may be delivered in person (by hand or by courier) or may be sent by certified mail or reputable overnight courier, to the following addresses:

         If to TI:         Taormina Industries, LLC

                           1131 North Blue Gum Street

                           Anaheim, CA  92806

                           Attn:  Thomas Vogt, President


         With a copy to:   Republic Services, Inc.

                           110 S.E. 6th Street, 28th Floor

                           Ft. Lauderdale, FL 33301

                           Attn:  General Counsel


         If to WWA:        World Waste of Anaheim

                           13520 Evening Creek Drive, Suite 130

                           San Diego, CA  92128

                           Attn:  Thomas L. Collins, CEO


Notices sent by certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of same to the courier.




                                    10.4-32

67. Inventory. Lessee shall promptly remove from the Premises all material resulting from the processing of RMSW in accordance with the Recycle Agreement and this Lease that is suitable for beneficial reuse (the "Wet Lap"). Lessee shall not store or retain inventory volumes of Wet Lap on the Premises which exceeds the results from five (5) business days processing activities. Title to all Wet Lap shall be transferred by Lessee to third parties for beneficial reuse, as evidenced by a report delivered to Lessor by Lessee on a quarterly basis during the Term.

68. Default by Lessee or Lessor under the Recycle Agreement. A "default" under the Recycle Agreement is defined as a failure by either party to comply with or perform any of the terms, covenants, conditions or obligations under the Recycle Agreement, which default continues for a period of thirty (30) days following written notice (except in the event any such default may adversely affect Lessor's permits or approvals for its operations, in which case the notice and cure period shall be five (5) days or such shorter period of time set forth in any notice of violation from a governmental entity)). Notwithstanding the foregoing, neither party shall be required to provide more than three (3) written notices of default and a cure period in any twelve (12) month period (or more than one (1) written notice of default and a cure period in any twelve (12) month period in the event any such default may adversely affect Lessor's permits and approvals).

         In the event of a default by Lessee, Lessor shall have any or all of the following remedies:

         (a) terminate the Recycle Agreement and this Lease upon written notice to Lessee;

         (b) perform such duty or obligation on Lessee's behalf, whereupon Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon the receipt of an invoice therefore (failing which Lessor shall have the right to offset such unpaid amount from any amounts payable to Lessee under this Lease or the Recycle Agreement);

         (c) withhold performance under this Lease or the Recycle Agreement until such time as the default by Lessee has been cured; or

         (d) pursue any other remedy now or hereafter available under the laws or judicial decisions of the State of California.

         In the event of a default by Lessor, Lessee shall have the right to either (a) terminate this Lease and the Recycle Agreement, (b) pursue any other remedy now or hereafter available under the laws of the State of California, or
(c) withhold performance under this Lease or the Recycle Agreement until such time as the default by Lessor has been cured; provided, however that the remedy set forth in item (c) shall only be available to Lessee in connection with a default by Lessor relating to the non-payment of any amounts due to Lessee under this Lease or the Recycle Agreement, which non-payment does not relate to a claim of default by Lessor against amounts owed to Lessee under this Lease or the Recycle Agreement.

69. Termination Right. If, during the first eighteen (18) months following the date of this Lease, Lessee reasonably determines that it is unable to continue the project in accordance with this Lease and the Recycle Agreement, and


                                    10.4-33
provided that Lessee is not then in default under this Lease or the Recycle Agreement, Lessee shall have the right to terminate this Lease and the Recycle Agreement upon written notice to Lessor, provided such notice is received by Lessor on or before the last day of the eighteenth (18th) month following the date of this Lease. Upon receipt of Lessee's notice, this Lease and the Recycle Agreement shall terminate, provided, however, that Lessor shall retain the Security Deposit as consideration for the agreement to allow Lessee to terminate. In the event Lessee fails to deliver the written notice to Lessor as set forth herein, Lessee's right to terminate this Lease and the Recycle Agreement pursuant to this Paragraph 69 shall be deemed waived by Lessee.

70. Confidentiality and Proprietary Information.

         70.1 The parties hereto acknowledge that, in the course of performing their respective duties under this Lease and the Recycle Agreement, they may obtain information relating to the other party which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, the terms of the Recycle Agreement, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics, data, solid waste pricing, materials recovery processing, information, routing information, customer lists, financial information and sales and marketing plans. Each party an d its employees and agents shall, at all times, both during the terms of this Lease and the Recycle Agreement and after their termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than as reasonably required in the course of their duties as expressly provided in this Lease or the Recycle Agreement ("Permitted Us"); nor shall either party or its employees or agents disclose any such Proprietary Information to any person or entity without the Discloser's (as defined herein) prior written consent. The recipient of any Proprietary Information ("Recipient") acknowledges that any such Proprietary Information received shall be received as a fiduciary of the disclosing party ("Discloser"). Recipient shall not be bound by this Paragraph 70 with respect to information Recipient can document (a) is or becomes generally known to the public through no fault or breach of this Lease or the Recycle Agreement by the Recipient; (b) is known to the Recipient at the time of disclosure without an obligation of confidentiality; (c) is independently developed by the Recipient without access to or use of the Discloser's Proprietary Information; or (d) is disclosed with the prior written approval of the Discloser.

         70.2 Notwithstanding the foregoing, each party may disclose Proprietary Information of the other party under the following limited circumstances: (a) as required by law; (b) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives at least ten (10) court days prior written notice to the other party, or immediate notice if the period to respond to such order or requirement is less than 21 calendar days by means of facsimile transmission, electronic mail or other expedited delivery to allow the other party to contest such order or requirement with the prior written consent of the other party; and (d) as required by or deemed advisable in connection with under state and federal securities laws.

         70.3 Notwithstanding anything contrary in this Lease or in the Recycle Agreement, no license or other right is granted, either directly or indirectly, by implication, estoppel or otherwise, to either party with respect to any



                                    10.4-34
patents or patent applications, trademarks, copyrights, trade secrets, computer programs, know-how, processes, mask works or other intellectual property rights of the other party.

         70.4 Neither party shall reverse assemble, decompile, reverse engineer or otherwise attempt to derive the underlying trade secrets, ideas, algorithms, processes, structure or organization from the other's Proprietary Information or from any other information of the other party's.

71. Non-Competition and Right of First Refusal for Co-Ownership of Future Projects. Lessor and Lessee agree that notwithstanding anything to the contrary set forth in this Lease and the Recycle Agreement, the provisions of Paragraph
I. of the Recycle Agreement shall survive any termination of this Lease or the Recycle Agreement, until the expiration of the then-existing Term of this Lease. For example only, if this Lease and the Recycle Agreement is terminated by Lessee on the twelfth (12th) month following the date of this Lease pursuant to Paragraph 69 of this Lease, then the provisions of Paragraph I. of the Recycle Agreement shall survive such termination and be applicable during the remaining nine (9) years of the Original Term of this Lease.

72. Rent Deferral. The parties agree to waive the "Rent Deferral" as described in Paragraph C. of the Recycle Agreement.

73. Conflict In the event of a conflict between the terms and provisions of the Lease, and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall prevail.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


By LESSOR:                            By LESSEE:
Taormina Industries, LLC              World Waste of Anaheim, Inc.


By:__________________________________ By:_______________________________________
Name Printed:________________________ Name Printed:_____________________________
Title:_______________________________ Title:____________________________________
Date:________________________________ Date:_____________________________________











                                    10.4-35

                                                                  Exhibit 10.5
                          World Waste of Anaheim, Inc.

                            Taormina Industries, LLC.

                             Waste Recycle Agreement


         This Waste Recycle Agreement (hereinafter "Agreement"), dated June 27, 2003 (the "Effective Date") is made by and between World Waste of Anaheim, Inc., a California Corporation, (hereinafter "WWA") having its principal offices at 5567 Calumet Avenue, La Jolla, California 92037 and Taormina Industries, L.L.C. (hereinafter "TI" as further defined below herein) a Delaware limited liability company having it's principal place of business at 1131 North Blue Gum Street, Anaheim, California 92806.

A.       RECITALS

   1.    TI  operates  a large  volume  Material  Recovery  Facility  (MRF)  and
         Transfer Station in Orange County and is a leading processor and recycler of the solid waste stream in Southern California.

   2. As a solid waste collection services provider for a number of cities, TI is responsible for implementing diversion programs to reduce the amount of solid waste from landfill disposal in order to assist its public agency customers to meet the diversion goals and mandates of AB939.

   3. TI currently employs many proprietary and commercially available means to recover material from the waste stream in order to provide diversion for its customers who utilize the facility.

   4. TI is continually exploring means to enhance recovery efforts, provide additional diversion for its existing customers and provide diversion opportunity for future customers.

   5. WWA is the exclusive licensee of a process, which recovers materials from the waste stream beyond the recovery levels of traditional solid waste processing.

   6. WWA has worked closely with TI for several years to develop and test the viability of its exclusive licensed patented recovery process.

   7. WWA is seeking a location for their first commercially viable facility that can receive, process and recover material from the residuals stream of the MRF.

   8. TI desires to engage WWA's services on the terms and conditions set forth herein.

   9. WWA desires to process waste materials received from TI and is willing to do so on the terms and conditions set forth herein.

Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 1

   10. It is TI's intention to deliver the agreed upon average tonnage as it is WWA's intention to receive and process the agreed upon tonnage; however, from time to time circumstances may occur, such as holidays, which could briefly interrupt the intended even flow of waste materials. Both parties to this Agreement will make their best efforts to deliver and receive the agreed upon tonnage as it is in the best interest of both parties to do so.

   THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this agreement, it is agreed as follows:

B.       TERM OF CONTRACT

         The term of this agreement shall be ten (10) years, with options for three additional extensions of five (5) years each, exercisable by mutual agreement of the parties, for a total potential term of 25 years. TI may agree to extend the term of this Agreement pursuant to a written notification of the extension served on WWA pursuant to section K(11) of this Agreement.

C.       LEASE OF RECYCLING FACILITY

   1. During the term of this Agreement the location of the recycling facility shall be a structure on the TI property located at 2740 East Coronado Street, Anaheim, California, or an equivalent and compatible building approved in writing by both parties. TI agrees to cooperate with and assist WWA in obtaining all required land use approvals and modifications of existing TI permits; permits for modifications to the existing buildings, easements, utility services, and permits to construct, install equipment and operate the WWA facility on the above identified TI property. The costs of all permits, authorizations or approvals for the use of the TI facility, including without limitation all capital and maintenance expenditures associated with making the site suitable for the implementation of the terms of this Agreement, shall be the sole expense of WWA.

   2. WWA and TI agree that WWA will lease the proposed building for a term of ten (10) years at the rental rate of $.53 per square foot ("the Base Rent"), adjusted annually on a calendar year basis on January 1 of each year using 100% of the "Los Angeles-Anaheim-Riverside CPI Index, All Urban Consumers", as determined in the month of November preceding the January anniversary date for adjustment of the Base Rent. WWA shall have the option to renew the lease to coincide with the TERM OF CONTRACT as delineated in section B of this Agreement. The parties agree that the square footage of the facility under lease shall be approximately 30,000 square feet, with an initial Base Rent of a minimum of $15,900.00 per month (30,000 X $.53/ft.). In addition to the Base Rent, the parties agree that WWA shall be responsible for the payment of any additional or supplemental real estate taxes or incremental operating costs directly associated with the WWA operation resulting from the leased facility. Additionally WWA shall be responsible for monthly service costs of all utilities serving the leased facility. At TI's option, the additional taxes and incremental

Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - `2
         operating expenses may be assessed on a monthly basis as additional rent in addition to the Base Rent, or may be separately invoiced to WWA on an annual or more frequent basis.

   3. TI agrees to defer the Base Rent for the first twelve months of the lease term as an accommodation to WWA. This first year's deferred Base Rent shall be paid in 48 equal interest-free payments spread over the next 48 months (4 years) of the 10 year term of the lease beginning in the 13th month of the lease term.

   4. TI agrees to assist to make any necessary changes to the existing building for accommodation of the addition of the WWA processing facility, so long as such changes do not impair or impede the conduct of TI's other business operations at the TI site. WWA agrees that TI has final approval of any and all building modifications, material flows and the overall processing which takes place on TI property.

   5. TI and WWA agree that they shall enter into a standard form of commercial lease agreement with the provisions in this section C included, in substantially the same form as set forth in the attached Exhibit A and incorporated by reference as though fully set forth herein.

D.       TI'S DUTIES AND OBLIGATIONS:

   1.    TI  shall  provide  to WWA a  mutually  agreed  upon  mix  of  Residual
         Municipal Solid Waste ("RMSW") on a 24 hour, 6 day per week basis as requested by WWA. For purposes of this Agreement, RMSW shall mean the MSW remaining after TI's sorting operation. TI will endeavor to remove from MSW large bulky items such as pallets, engine blocks, bicycle frames, tires, and similar types of bulky materials, which will not be processed by WWA. RMSW may also include mixes of non-sorted commercial, apartment and household waste as mutually agreed to by WWA and TI in writing.

   2. TI will deliver an average of 3,500 tons per week to the on-site facility leased by WWA pursuant to this Agreement at a schedule to be mutually agreed upon in writing by WWA and TI.

   3. TI shall deliver up to an additional 14,000 tons per week on average, adjusted for holidays, of RMSW to WWA's proposed new off-site facility upon WWA's written notification to TI. Delivery by TI to the new off-site facility is contingent upon TI's approval of the proposed facility, and the facility being located within a mutually agreed upon location, and distance from TI's Anaheim facility, as determined in a written modification to this Agreement.

   4. TI can deliver loads 24 hours per day, 6 or 7 days per week, at TI's option, excluding major holidays.

   5. The composition of the RMSW may be adjusted as mutually agreed upon in writing by WWA and TI.

Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 3

   6. TI will haul away all unprocessible wastes and RMSW process residuals (hereinafter "WWA Residual") from the WWA facility on a mutually agreed upon commercially acceptable schedule.

   7. TI will have final design review in accordance with paragraph C. 4 above on how vehicles enter and exit the facility and how WWA Residual is picked up/loaded, as well as the exterior appearance of the facility (if on TI's property) along with all regulatory compliance issues.

   8. TI has the option in its sole discretion to remove any waste material that is deemed by TI to be a potential threat to public or worker health and safety, or the presence of which would cause or threaten to cause TI to be in non-compliance with any term or condition of any permit or entitlement for operation of TI's facility.

   9. Each and every obligation of TI as set forth herein is subject to TI's ability to maintain compliance with its permits and entitlements for operation of the TI facility in Anaheim. Nothing in this Agreement shall be construed to require or result in TI's non-compliance with its permits and entitlements, or to place it in breach of any law or regulation governing operation of the TI facility.

   10. "TI" shall mean TI, its parents, other subsidiaries of TI's parent and affiliates.

   11. TI agrees that it will indemnify, defend and hold harmless WWA, its directors, officers, employees, agents and consultants from any claims or causes of action, including without limitation any claims for personal injury, property damage or civil or criminal fines or penalties arising from TI's operations pursuant to this Agreement.

E.       WWA DUTIES AND OBLIGATIONS

   1. WWA shall comply with all laws and regulations, which apply to the WWA process, and the leased facility described above. WWA agrees that it will indemnify, defend and hold harmless TI, its directors, officers, employees, agents and consultants from any claims or causes of action, including without limitation any claims for personal injury, property damage or civil or criminal fines or penalties arising from WWA's operations pursuant to this Agreement.

   2. WWA shall obtain and maintain throughout the term of this Agreement (including any extensions thereof), all permits and entitlements required by law for operation of the leased facility as well as the proposed new off-site facility. If, as a result of a future change in law or a change in the interpretation of existing law as a result of a judicial order from a federal or state court of competent jurisdiction, the recovered materials do not qualify for full and unqualified diversion credits under California law, then TI shall have the right to reopen this Agreement and renegotiate the per ton tip fee in effect at that time.


Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 4

   3. Upon expiration or termination of the lease, WWA shall, at TI's election, remove all equipment and/or restore the leased facility to leaseable condition less commercially acceptable wear and tear.

   4. WWA shall obtain and maintain authorization from the California Integrated Waste Management Board ("CIWMB") stating that operations in the leased facility and the proposed new off-site facility constitute material recovery operations pursuant to California laws and regulations governing solid waste and materials recovery facilities. WWA represents and warrants that no amendment to TI's existing solid waste SWFP or a new solid waste facilities permit shall be required for operation of the leased facility. WWA further represents and warrants that it shall guarantee a WWA residual of no more than 40% by weight of TI waste delivered to and processed at the WWA facility.

   5. WWA shall provide a written report to TI annually, in January of each year, detailing the use and re-use of the recovered materials produced using RMSW from TI. WWA has represented that the initial anticipated markets are pulp and LCM (loss circulation mud). Upon request, WWA shall provide any necessary documentation to TI on the use of the WWA recovered material as may be required for TI to comply with regulations regarding qualification for diversion or other obligations imposed on TI by regulatory agencies regarding the use of recovered materials.

   6. If TI determines that WWA's operations are not in compliance with any applicable law or regulation or determines that WWA's continued operation would place or threaten to place TI's operations in non-compliance with its permits and approvals, then TI may suspend delivery of RMSW to WWA until such time as TI determines that WWA has fully remedied the non-compliance or threat of non-compliance.

   7. As used herein, the term "law" includes, without limitation, statutes, regulations, administrative orders and decrees, judicial decisions and orders of courts of the State of California and the United States.

   8. WWA's facilities to be constructed and operated pursuant to this Agreement shall be for the exclusive use of TI and its affiliate entities, and no other person, firm or entity shall have any right or entitlement to utilize the WWA facilities without TI's written approval. WWA agrees that it will accept and process all of the waste materials that TI is obligated to deliver under the terms of this Agreement.

F.       COMPENSATION

   1. WWA will sell its "Standard" recyclables (steel, aluminum, plastic) through TI under the conditions outlined below. TI will pay WWA ten percent (10.0)% less than TI's average monthly market price. The term "average monthly market price" means the average monthly price TI is paid for each of the standard recycled materials in the recycled materials market within the geographic territory of Orange County, California.

Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 5

   2. Pick Up Schedule: "On Call"--WWA will call TI to pick up recyclables from the WWA facility and deliver them to its Material Recovery Facility. A weight ticket will be generated to record the incoming net material weight - Gross less Tare/Empty weight. The load will be inspected to the specifications of the commodity it is receiving. All required commodity specifications will be agreed upon prior to the delivery of any loads. TI shall achieve pick-ups within eight hours of notification by WWA.

   3. TI agrees to pay WWA an initial base tip fee of $30.00 per ton of Net Processed Waste. Net Processed Waste equals the total RMSW tons delivered to the WWA facility less the total Residual/non-processed tons removed by TI for handling and disposal by TI. Payments will be made monthly on total tonnage of Net Processed Waste. The initial base tip fee of $30.00 per ton shall be increased or decreased as necessary for the remainder of the Term such that the tip fee shall increase or decrease on a dollar for dollar basis in accordance with any change to the Orange County landfill disposal fees from a base year of 2003, which is $22.00 per ton.

   4. Delivery Procedures/Payment Calculation: All incoming RMSW to WWA will be weighed on one of TI's scales or another certified scale and a weight ticket generated. The Gross and Tare/Empty, and Net Weight will be shown in addition to the date and truck #. A copy of the incoming weight ticket will be given to WWA and one kept at the CVT Scalehouse. All outgoing residual waste will be handled in the same manner. All weight tickets need to be clearly marked as Incoming or Outgoing. At the end of the month, the total outgoing residual net weight will be subtracted from the Incoming RMSW weight to determine the Net Processed weight.

G.       WWA's OWNERSHIP OF INTANGIBLES

         All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by WWA, either alone or with others, during the term of this Agreement, whether or not conceived or developed during WWA's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of WWA was used, or that relate at the time of conception or reduction to practice of the invention to the business of WWA or to actual or demonstrably anticipated research and development, or that result from any work performed by WWA shall be the sole property of WWA.

H.       CONFIDENTIALITY OF PROPRIETARY INFORMATION

         TI and WWA agree that this Agreement and the contents thereof constitute valuable trade secret information that shall not be disclosed to any third party without the prior written consent of the Parties hereto. TI agrees that neither it nor any agent of TI will disclose any Proprietary Information (as hereinafter defined) to any individual or entity at any time during the term of this Agreement, except as is necessary and appropriate in the ordinary course of performing duties for WWA during the term of this Agreement, or unless such

Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 6
disclosure is required by law. For purposes of this Agreement, the term Proprietary Information shall mean any information that was developed by or was assigned to WWA, and which has commercial value in WWA's business. Proprietary Information includes, but is not limited to, trade secrets, financial information, customer lists and information, marketing plans, strategies, business forecasts, computer programs, source code, product plans, research and development information, testing methods and results, inventions, improvements, formulas, processes, techniques, designs, know-how and data. TI and WWA agree that violation of this Section H will cause irreparable harm to TI and/or WWA, as the case may be, therefore in addition to any and all other legal remedies available to it, WWA or TI shall be entitled to equitable and injunctive relief.

I.       NON-COMPETITION  AND  RIGHT OF FIRST REFUSAL FOR CO-OWNERSHIP OF FUTURE
         PROJECTS

   1. During the term of this Agreement, WWA will not directly or indirectly, compete with the facilities or business opportunities of TI for any solid waste or recyclable materials, including receipt of MSW or RMSW within TI's market areas. WWA agrees that it will not take any action that would impair or impede the ability of the 500 TPD and the off-site facility to meet the performance requirements of those facilities.

   2. (a) TI shall have a first right of refusal with respect to participation with WWA as an equity partner in any Project proposed by WWA within TI's market areas of (i) Orange County, Los Angeles County, San Bernardino County, Riverside County, and (ii) Alameda County, Santa Clara County, Contra Costa County, Solano County, Marin County, and San Joaquin County. Equity participation shall mean that TI shall have an equity share of fifty-one percent (51%) or greater in any Project proposed by WWA, in exchange for contributing fifty-one percent (51%) or greater of the capital funding required for the Project. "Project" as used herein, shall mean each separate business opportunity in the TI market area(s) set forth in this paragraph 2.(a) that WWA proposes to engage in, which Projects shall be capitalized as separate legal entities on a Project by Project basis. As used in (a) herein, "first right of refusal" shall mean that TI shall have the right, at its election, to participate in a Project within the market areas set forth in (i) and (ii) above, after WWA has presented a bona fide proposal for a Project to TI. Once a bona fide Project proposal is presented to TI in writing, TI shall then have a period of ninety (90) days to determine if it will exercise its right and elect to participate as an equity partner in any such Project.

         (b) TI will have a first right of refusal to participate with WWA, or utilize WWA in materials processing, in any governmental solicitation for proposals (i.e., Requests For Proposals, Invitation for Bids, etc.) within the State of California. WWA agrees that it will consult with TI at least forty five (45) days prior to WWA either (i) responding to any RFP, IFB or similar process, or (ii) WWA proposing to joint venture or otherwise collaborate with any competitor of TI in connection with any such RFP or IFB response. As used in (b) herein, "first right of


Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 7
         refusal" shall mean that TI shall have the right, at its election, to participate with WWA on a joint cooperative basis in making a proposal in response to any governmental solicitation for proposals.

         (c) As used herein, the term "bona fide proposal" means that all material terms and conditions of a proposed agreement have been fully and finally negotiated and memorialized in a draft written agreement as between WWA and a third party, and presented in writing to TI for its review.

   3.    During the period of this  agreement TI will not utilize any of the WWA
         processing   technology  in  its  operations  without  express  written permission from WWA.

J.       INSURANCE PROVISIONS.

         For purposes of this agreement WWA and TI shall carry the following types of insurance in at least the limits (which may be a combination of primary and excess coverage) specified below:

         Coverages                                  Minimum Limits of Liability
         ---------                                  ---------------------------
         Workers' Compensation                      Statutory

         Employer's Liability                       $1,000,000/occurrence

         Automobile Liability                       $2,000,000/occurrence

         Comprehensive General Liability,           $2,000,000/occurrence
         Including Bodily Injury, Property Damage   $2,000,000/general aggregate

         Excess Coverage                            $3,000,000/occurrence

                                                    $3,000,000/aggregate

         TI and WWA shall be named as an additional insured on all policies of insurance, and WWA agrees to provide certificates of coverage from its carrier(s). The Comprehensive General Liability, Excess and Automobile policies shall contain a waiver of subrogation against TI.

K.       GENERAL PROVISIONS

   1. Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California. Venue for any dispute arising out of or from this Agreement, whether in tort, contract or both, shall be in a State court of competent jurisdiction in Orange County, California. This Agreement shall be subject to all applicable laws and regulations concerning the subject matter of the Agreement.




Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 8

   2. Assignment. Neither WWA or TI may assign, pledge or encumber its interest in this Agreement or any part thereof without the prior written consent of the other Party. The term "Assignment" shall not include any changes (1), in corporate structure or (2), resulting in less than a 50 percent (50%) change in the beneficial ownership of either Party.

   3. Applicability. This Agreement, unless and except where expressly limited, inures to the benefit of and shall be binding upon the Parties and their successors and assigns as may be authorized pursuant to paragraph 2 above.

   4. No Waiver of Breach. The failure to enforce any provision of this Agreement will not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one will not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

   5. Severability. The provisions of this Agreement are severable, and if any provision will be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions shall be construed and enforced so as to give effect to the remaining provisions of the Agreement.

   6. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understanding between the parties, oral or written.

   7.    Modification,   Waivers,   Amendment.  No  modification,   termination,
         amendment or attempted waiver of this Agreement will be valid unless in writing, signed by both parties.

   8. Fees and Expenses. If any proceeding is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the other party reasonable attorney's fees and other costs incurred in that proceeding (including expert witness fees and costs), in addition to any other relief to which such party may be entitled.

   9. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one instrument.





Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 9

   10. Drafting Ambiguities. Each party to this Agreement has had the opportunity to consult with counsel regarding the advisability of signing this Agreement and the meaning of the terms herein. Each party (and, if applicable, his or its counsel) have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to interpreting this Agreement.

   11. Notices. Any notice to the parties required or permitted under this Agreement shall be given in writing by certified mail sent to the then principal place of business.

   12. Force Majeure. "Force Majeure" shall mean any event or condition having a material and adverse effect on the rights, duties and obligations of either party hereunder, or on the Facility, or on the lease, design, construction, equipping, start-up, operation, ownership or possession of any or all of them, if such event or condition is beyond the reasonable control, and not the result of willful or negligent action or omission or a lack of reasonable diligence, of the party asserting the Force Majeure; provided that the contesting in good faith of any event or condition constituting a change in law shall not constitute or be construed as a willful or negligent action or a lack of reasonable diligence of such party. The foregoing provisions shall not be construed to require that either party observe a higher standard of conduct than required by the usual and customary standards of the industry in question, as a condition to claiming the existence of a Force Majeure. Such events or conditions may include, but shall not be limited to, circumstances of the following kind: an act of God, epidemic, landslide, lightning, hurricane, earthquake, fire, explosion, storm, flood or similar occurrence, an act of war, effects of nuclear radiation, blockade, insurrection, riot, civil disturbance or similar occurrences, strikes, lockouts, work slowdowns or stoppages, or similar labor difficulties affecting either party hereunder, or the operation of the leased Facility, or otherwise affecting or impacting the performances of either party's contractors and suppliers; a change in law.


Taormina Industries, LLC                    World Waste of Anaheim, Inc.

/s/ Thomas Vogt                             /s/ Steven L. Racoosin
-----------------------------               ------------------------------
Thomas Vogt, President                      Steven L. Racoosin, President


June 27, 2003                               June 27, 2003
-----------------------------               -------------------------------
Date                                        Date




         Executed by the parties as of the day and year first above written. Confidential and Proprietary
Subject to Confidentiality Agreement
Prohibiting Disclosure

                                Exhibit 10.5 - 10

                                                                    Exhibit 10.6
                AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT

         This Amended and Restated Technology License Agreement (the "Agreement") is made and entered into June 21, 2004, between Bio-Products International, Inc. ("Bio-Products"), a company incorporated under the laws of the State of Alabama (the "Licensor"), and World Waste Technologies, Inc. (WWT), a company incorporated under the laws of the State of California (the "Licensee") (the Licensor and Licensee may hereinafter be either individually referred to as the "Party" or collectively referred to as the "Parties").

                                    PREMISES:

         Whereas, Dr. Michael H. Eley ("Eley"), in his continuous capacity as an employee of the University of Alabama in Huntsville ("UAH"), developed certain proprietary intellectual property, patented processes, and patent pending processes for the volume reduction, separation, recovery, and recycling of various components of waste materials, including without limitation, Municipal Solid Waste ("MSW"), which technology has been reduced to U.S. Patent No. 6,306,248 (the "U.S. Patent") and Patent Cooperation Treaty, International Application No. PCT/US01/50049 (the "PCT") (collectively, the "UAH Technology"). The UAH Technology constitutes the first of the two parts of the "Technology" (as defined herein). Eley is also a major stockholder, President and CEO of Bio-Products;

         Whereas, pursuant to that certain Amended and Restated License Agreement, effective August 18, 2003, which supersedes and replaces the original license agreement dated November 13, 1992, which was amended effective November 5, 1997 and amended again effective August 31, 1999, between UAH and Bio-Products (the "Amended and Restated UAH License") (a complete copy of which is attached as Exhibit A), UAH granted an exclusive worldwide license to Bio-Products covering the UAH Technology, including the rights to make, have made, use, lease and sell certain products, and to practice certain processes, and to license some or all of the rights granted to others, such products and processes being more specifically defined in the UAH License;

         Whereas, Donald E. Malley ("Malley") developed certain proprietary intellectual property, equipment designs, and process operating procedures related to the UAH Technology, including the expertise and know-how for fabrication and continuous operation of a small waste reduction process plant at a commercial sanitary landfill for a period of eighteen months (collectively, the "Malley Technology"). Malley has assigned all rights to the Malley Technology to Bio-Products (a complete copy of the Amended and Restated Stock Purchase and Assignment Agreement is attached as Exhibit B). The Malley Technology constitutes the second of the two parts of the "Technology" (as defined herein). Malley is also a stockholder and a Vice President of Bio-Products;

         Whereas, the original Technology License Agreement, dated June 21, 2002, was between Bio-Products and World Waste Holdings, Inc. (WWHI), incorporated under international law in Anguilla, British West Indies, and WWHI assigned the said Technology License Agreement to World Waste of America, Inc.
(WWA), a company incorporated under the laws of the State of California, effective May 12, 2003 (a complete copy of which is attached as Exhibit C);



                                Exhibit 10.6 - 1

         Whereas, WWA and all of its assets, including the June 21, 2002 Technology License Agreement with Bio-Products, was acquired by Waste Solutions, Inc. (WSI), a California corporation, in a merger and reorganization in which WWA became a wholly owned subsidiary of WSI, dated March 22, 2004 (a complete copy of which is attached as Exhibit D);

         Whereas, WSI filed a Certificate of Amendment of Articles of Incorporation to the Secretary of State of the State of California changing the name of the corporation to World Waste Technologies, Inc. (WWT) on March 24, 2004 (a complete copy of which is attached as Exhibit E);

         Whereas, Bio-Products desires to enter into a license agreement with the Licensee to provide the Technology and future improvements for the construction and operation of commercial scale municipal solid waste processing and recycling facilities subject to the terms and conditions set forth herein;

         Whereas, the Licensee either has the financial resources, or has agreed to use their best efforts to secure the financial resources, for the design, engineering, and fabrication of processing equipment and facilities, acquisition and permitting of construction sites, purchase of processing equipment, construction and operation of processing facilities, and marketing and promotion of commercial facilities that are compatible with the Technology;

         Whereas, the Licensee desires to enter into a license agreement with Bio-Products to use the Technology for commercial purposes upon the terms and conditions hereinafter set forth;

         Whereas, the Parties wish to amend and restate the original Technology License Agreement, dated June 21, 2002, between the Parties as herein set forth, which date shall remain the effective date of this Agreement; and

         Now, therefore, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS
                             -----------------------
         For purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "Technology" shall mean the inventions, technology, and proprietary intellectual property and information developed by Bio-Products, Eley, Malley, and UAH created or discovered prior to or after the effective date of this Agreement, including, but not limited to, inventions, processes, process operating procedures and discoveries, patents, patent applications, trade secrets, developments, facility designs, equipment designs, works of authorship, formulas, software programs, techniques, information, expertise, know-how, data, research, mask works, all intellectual and industrial property rights of any sort, all rights of integrity, disclosure and withdrawal, copyrights, trade names and trademarks, which are related to the recycling, processing, collection, storage, disposal, treatment, utilization or reduction of waste or waste components or the conversion of cellulosic materials to fuels or other materials or other use of cellulosic materials for the production of energy or otherwise. Technology includes without limitation, the UAH Technology, the Malley Technology, United States Patent Number 6,306,248 and Patent Cooperation Treaty International Application Number PCT/US01/50049.


                                Exhibit 10.6 - 2

         1.2  "Third   Party"  shall  mean  any  person  or  entity  other  than
Bio-Products, Eley, Malley, UAH, the Licensee and sub-licensees of the Licensee.

         1.3 "Operating Day" shall mean a day in which the facility (i) processes waste equal to or in excess of the facility's daily design capacity; or (ii) processes all of the waste brought to the facility for processing on such day; or (iii) processes as much waste as allowed by any downstream limitations, such as but not limited to, any limitations on the downstream processing or disposal of the cellulosic product.

                          ARTICLE II - GRANT OF LICENSE
                          -----------------------------
         2.1 Subject to the terms and conditions of this Agreement, Bio-Products hereby grants a license to the Licensee to utilize the Technology to construct and operate commercial scale municipal solid waste processing and recycling facilities in the U.S.A.

         (a) The license granted by Bio-Products to the Licensee under this Agreement shall be exclusive in all of the States, territories, and possessions of the USA with the following exceptions: (i) the State of Arkansas shall remain exclusively licensed to Bio-Products; (ii) Bio-Products shall retain the right to construct and operate additional facilities utilizing the Technology in one or all of the States of Alabama, Tennessee, Georgia, and/or South Carolina, providing the total number of facilities in these States does not exceed four (4); and (iii) for applications in which the cellulosic product of waste, including Municipal Solid Waste ("MSW"), processed utilizing the Technology is either used directly as a fuel source or converted into an end product for energy production. The above notwithstanding, upon written requests from the Licensee,
             (i) Bio-Products shall grant site-specific sub-licenses to the Licensee to construct and operate facilities utilizing the Technology in the State of Arkansas, (ii) Bio-Products shall invite the Licensee to participate in any or all of its four (4) facilities outside of the State of Arkansas, and (iii) Bio-Products shall grant site-specific sub-licenses to the Licensee for applications in which the cellulosic product of waste, including MSW, processed utilizing the Technology is either used directly as a fuel source or converted into an end product for energy production.

         (b) For each facility to be constructed and operated under this Agreement by the Licensee, a proposal on the economic feasibility of the facility shall be prepared and submitted to Bio-Products for review and comment. Bio-Products shall submit its comments in writing to the Licensee in a timely manner, not to exceed sixty
             (60) days. The Licensee shall, at its discretion, then grant a site-specific sub-license to a USA entity (the "Sub-Licensee") that shall own and/or operate the facility. Such sub-license agreement shall be subject to the approval of Bio-Products, which approval shall not be unreasonably withheld.

         (c) As stated in Paragraph 2.1(a), Bio-Products shall retain the right to construct and operate up to four (4) facilities utilizing the Technology in the States of Alabama, Tennessee, Georgia, and South


                                Exhibit 10.6 - 3

             Carolina. Bio-Products shall prepare and submit a proposal on the economic feasibility of each facility to the Licensee for review and comment, and the Licensee shall submit its comments in writing to Bio-Products in a timely manner, not to exceed sixty (60) days. Licensee shall at its discretion negotiate with Bio-Products either to fully finance the Bio-Products facility, to partially participate with a Bio-Products' Third Party financial entity in financing the facility, or to not participate in the facility. After negotiations are concluded, which shall not exceed sixty (60) days from the date Bio-Products submits its proposal on the economic feasibility, and regardless of whether the Licensee participates, the Licensee shall, if requested by Bio-Products, then grant site-specific sub-licenses to Bio-Products or an entity in which Bio-Products owns controlling interest that shall own and/or operate the facility. For Bio-Products facilities constructed and operated under this provision and in which the Licensee has no financial interest, Licensee shall be paid twenty percent (20%) of any royalties paid to Bio-Products from the operation of the facility. Bio-Products may construct and operate up to a total of four (4) facilities in the States of Alabama, Tennessee, Georgia, and South Carolina utilizing the Technology in which the Licensee may have no financial interests while the exclusivity of the Agreement with Licensee remains in force and effect.

         2.2 The term of this license shall extend from the effective date of the original Technology License Agreement, which is June 21, 2002, for a period of twenty (20) years, unless extended, terminated or replaced by agreement of the Parties hereto, or unless otherwise extended or terminated, as elsewhere provided in this Agreement. This Agreement shall be extended automatically until the expiration date of the last patent issued to Bio-Products and/or UAH covering the Technology.

         2.3 Anything to the contrary contained elsewhere in this Agreement notwithstanding, Bio-Products shall retain all of the exclusive rights granted under the UAH License and all of the exclusive rights obtained by assignment from Malley, including the worldwide exclusive right to license some or all of its rights not granted to the Licensee under this Agreement to Third Parties to utilize the Technology.

         2.4 Subject to the terms and conditions of this Agreement, Bio-Products hereby grants to Licensee the right to obtain an exclusive option or license to utilize the Technology to construct and operate commercial scale MSW processing and recycling facilities outside the United States upon the following conditions:

         (a) From the date of this Amended and Restated Technology License Agreement, Bio-Products agrees to inform Licensee of any written offers from a Third Party to obtain an exclusive option or license for a foreign country not currently under an exclusive option or license that is acceptable to Bio-Products. Licensee will be granted a period of thirty (30) days from the date of notification in which to elect to purchase the option or license for said country on the same terms and conditions as contained in the written offer from the Third party. If Licensee exercises its right


                                Exhibit 10.6 - 4
             to purchase the option or license for said country during the thirty (30) day period, then Bio-Products shall grant an exclusive option or license to Licensee under the terms and conditions stated in the written offer from the Third Party. If Licensee fails to exercise its right to purchase the option or license within the thirty (30) day period, then Bio-Products may grant an exclusive option or license for said country to the Third Party making the initial offer.

         (b) The Licensee may from time to time submit a written request to Bio-Products naming each country in which it wishes to obtain an option for an exclusive license to utilize the Technology. If Bio-Products has not previously granted an exclusive option or license to or received a written offer from a Third Party for that country, Bio-Products shall grant Licensee an option for an exclusive license for that country upon the payment of fifteen thousand dollars ($15,000) per country (the "Option Fee"). Said Option Fee shall be due and payable within thirty (30) days after Bio-Products has informed Licensee in writing that said country is available. Licensee acknowledges that the deadline for submission of foreign patent applications based on the PCT has expired, therefore no patent protection can be provided to Licensee under the PCT. However, Licensee agrees to pay all fees and expenses, including, but not limited to, maintenance fees incurred in the prosecution of future patents as may be necessary or useful in the countries licensed to Licensee under this Paragraph 2.4. Such option for an exclusive license granted to Licensee pursuant to this Paragraph 2.4(b) shall be for a term of three (3) years from the date that the Option Fee is paid to Bio-Products; provided the Licensee has also paid all fees and expenses for patent prosecution incurred during the term of the option and Licensee is in compliance with all requirements under this Agreement for exclusivity in the United States.

         (c) At any time prior to the expiration of the term of an option for an exclusive license to Licensee in any country under Paragraph 2.4
             (b), the option may be converted to an exclusive license upon payment by Licensee to Bio-Products of a license fee of eighty-five thousand dollars ($85,000) per country, in addition to the above Option Fee and any patent prosecution fees and expenses. Licensee shall also continue to pay all fees and expenses, including, but not limited to, maintenance fees incurred in the prosecution of patents as may be necessary or useful in the country licensed to Licensee under this Paragraph 2.4.

         (d) For each country exclusively licensed to Licensee under this Paragraph 2.4, the terms and conditions set forth elsewhere in this Agreement shall apply and Licensee shall pay royalties, bonuses, and fees to Bio-Products in accordance with Article III, excluding Paragraph 3.1, and all waste processing facilities both in the United States and outside the United States shall be combined on a cumulative basis for purposes of calculating all payments due to Bio-Products, unless another financial arrangement is mutually agreed to by the Parties.



                                Exhibit 10.6 - 5

             ARTICLE III - FEES, ROYALTIES, AND OTHER CONSIDERATION
             ------------------------------------------------------
         3.1 The Licensee shall pay to Bio-Products a one time Technology licensing fee of Three Hundred Fifty Thousand Dollars ($350,000). Bio-Products acknowledges receipt of payments in the sum of One Hundred Eighty Two Thousand Five Hundred Dollars ($182,500). The remaining balance of One Hundred Sixty Seven Thousand Five Hundred Dollars ($167,500) shall be paid within twenty-six
(26) months from the effective date of this Agreement, but no later than August 21, 2004. Payments of said fee shall be by either wire transfer to a Bio-Products bank account, cashier's check, or other bank certified negotiable instrument on or before the date the payment becomes due and payable.

         3.2 The Licensee shall pay to Bio-Products a royalty of fifty cents ($.50) for every ton of waste received and processed utilizing the Technology, up to a maximum of two thousand (2,000) tons per day of waste processed. The Licensee shall pay to Bio-Products a royalty of one dollar ($1.00) for every ton of waste received and processed in excess of two thousand tons per day up to a maximum of ten thousand (10,000) tons per day of waste processed. The Licensee shall pay to Bio-Products a royalty of one dollar and fifty cents ($1.50) for every ton of waste received and processed in excess of ten thousand (10,000) tons per day. The royalty payments shall become payable on the thirtieth (30th) day following the end of the calendar month in which such amount becomes due and owing until this Agreement or any extension thereof expires or is terminated. Bio-Products agrees that no royalty shall be due and payable with respect to waste processed at any facility until such facility has been in operation for thirty (30) Operating Days, as defined in Paragraph 1.3 (the "Operational Date"). Bio-Products further agrees that no royalty shall be assessed on the first facility until either the sale of the cellulose product is confirmed by a written agreement between the Licensee and a purchaser or the facility has operated, producing and disposing of the cellulose product, for more than ninety
(90) days after the Operational Date. Payment of said royalties shall be by wire transfer of funds to a Bio-Products bank account or by cashier's check or other bank certified negotiable instrument.

         3.3 The Licensee shall pay to Bio-Products a bonus (the "Bonus") of two and one half percent (2.5%) of the gross sales price in excess of ten dollars ($10.00) per ton for the cellulosic product from waste, including MSW, utilizing the Technology. The Bonus shall become due and payable on the ninetieth (90th) day following the end of the calendar quarter in which such recyclable product sales are made until this Agreement or any extension thereof expires or is terminated. The Bonus shall be paid by wire transfer of funds to a Bio-Products bank account or by cashier's check or by other bank certified negotiable instrument. The above notwithstanding, no Bonus shall be due and payable with respect to the cellulosic product produced at the facility until the facility reaches its Operational Date.

         3.4 As additional consideration and for their experience and know-how regarding the Technology, the Licensee shall pay Bio-Products a monthly fee for technical services. Such technical services shall initially be provided by Eley and Malley who are employees of Bio-Products, and who agree to provide whatever technical services are reasonably requested of them by Licensee. Payments to Bio-Products for the technical services shall be ten thousand dollars ($10,000) per month payable on or before the first (1st) business day of each month beginning six (6) months from the date hereof. Payments for the technical services of Bio-Products shall be increased to twenty thousand dollars ($20,000)


                                Exhibit 10.6 - 6
per month commencing on the first business day of the month following the Licensee's initial down payment for the process vessels for construction of the Licensee's first plant and continuing each month thereafter until the first facility reaches its Operational Date. After the Operational Date of the first plant, the monthly technical service fee shall be reduced to fifteen thousand dollars ($15,000). During any above period Bio-Products shall provide whatever services are reasonably requested of it by Licensee.

         If at any time Bio-Products fails to undertake technical services requested, then Licensee may cease all payments as set forth in this Paragraph 3.4, until such time as the failure to undertake the technical services requested is remedied.

         Following the Operational Date of Licensee's first facility, Licensee and Bio-Products shall enter into a consulting agreement on terms mutually agreeable to both Parties for the continued provision of technical services by Bio-Products with respect to the construction of additional facilities or the expansion of existing facilities. Licensee agrees that said consulting agreement shall include a minimum annual compensation of One Hundred Eighty Thousand Dollars ($180,000) per year to be paid to Bio-Products in monthly installments for the first five (5) years after the Operational Date of Licensee's first facility.

         3.5 Additionally, with respect to the technical services provided by Bio-Products, the Licensee shall either provide pre-paid expense accounts or reimburse Bio-Products employees for the reasonable transportation, lodging, food, and other expenses incurred by Bio-Products employees in the performance of such technical services for the Licensee. In either case, itemized expense reports and receipts shall be submitted to the Licensee by Bio-Products employees within ten (10) business days of completion of travel or a specific project in which expenses are incurred. The Licensee shall establish a travel expense policy and procedure which policy and procedure Bio-Products shall adhere to unless the parties agree, in writing, otherwise. Any reimbursement for expenses shall be paid by the Licensee within ten (10) business days of receipt of such expense reports submitted by Bio-Products employees.

         3.6 The Licensee may enter into research and development contracts with UAH unrelated to the Technology, with Eley as the principal investigator, to be defined from time to time in exchange for results, information, and a royalty free unrestricted license to use said results and information which are unrelated to the Technology at Licensee's facilities for the period of this Agreement unless a separate agreement is prepared and signed by both Parties. Such results and information which are unrelated to the Technology, including but not limited to test results, notes, and reports regarding the work performed as requested by the Licensee shall be turned over to the Licensee by UAH and Eley within thirty (30) days of completion, and all such results and information shall be kept confidential and shall not be disclosed in any form without first obtaining approval from the Licensee. Any and all research and development results unrelated to the Technology from contracts with Licensee are confidential and may not be provided to Third Parties without the written permission of Licensee. If permission is granted by Licensee for Third Parties to use such unrelated technology then Licensee shall be compensated at the rate of 20% of royalties received by Bio-Products for the use of the unrelated technology by a Third Party. UAH and Eley shall allow the Licensee to visit the UAH pilot plant facility for any purposes, including demonstrations, recyclable


                                Exhibit 10.6 - 7
product production, and testing upon reasonable notice by the Licensee and mutual agreement with Eley as to the dates and times. UAH and Eley shall also provide training for the Licensee's employees to use the licensed Technology at the UAH pilot plant. Eley shall be compensated at a rate of five hundred dollars
($500.00)   per  day  plus  expenses  for  all  pilot  plant   operations.   For
demonstrations, recyclable product production, testing, and training at the UAH pilot plant at the request of the Licensee, the Licensee shall compensate UAH for the expenses for such demonstration and test runs as follows:
         (a) For Each Series of Test Runs:
                (i)   Pilot Plant Preparation/Set up                 $500
                (ii)  Pilot Plant Clean-up/Shutdown                  $500
         (b) For Each Test Run in a Series:
                (i)   Boiler Fuel/Water Treatment                    $200
                (ii)  Labor                                          $800
                (iii) Waste Disposal                                 $100
         (c) Follow up Costs:
                (i)   Small Sample Collection, Packaging & Storage   $100
                (ii)  Large Sample Collection & Packaging            $250
                (iii) Dry Cellulose Product per ton                  $500
                (iv)  Shipping Containers & Shipping Costs      Actual, plus 25%
         (d) Additional expenses:
                (i)   Tractor Rental                                 $100/day
                (ii)  Auto/Truck mileage for Laborers                $0.40/mile
                (iii) Truck towing mileage                           $0.80/mile
                (iv)  Local Lodging for Laborers                     $50/day
                (v)   Per Diem allowance for Laborers                $25/day

         3.7 For the first facility to be sub-licensed under this Agreement, the Licensee agrees that the facility design, equipment designs and specifications, equipment fabricator for the process vessel, engineering firm, construction contractors and sub-contractors, and all facility management and labor personnel must be approved by Bio-Products, which approval shall not be unreasonably withheld. The Licensee also agrees to begin the facility permitting, facility and equipment design, equipment selection, and engineering for the first facility within six (6) months from the date of execution of this Agreement and to begin placing orders for equipment and construction site work within one (1) year from the date of approval of all permitting, facility and equipment design, equipment selection, and engineering for the first facility. Notwithstanding the foregoing, Licensee shall begin placing orders for equipment and shall commence and diligently pursue construction and completion of the first facility no later than thirty (30) months from the effective date of this Agreement, which would be December 21, 2004.

         3.8 Due to the proprietary nature of the process vessel design, the Licensee agrees that Bio-Products shall maintain the exclusive right of vessel manufacture, and the Licensee and its Sub-licensees shall purchase all required vessels exclusively from Bio-Products. The purchase price shall be cost plus fifteen percent (15%), not including shipping costs or taxes. All other equipment required for construction and operation of waste processing and recycling facilities utilizing the Technology may be purchased from other vendors. The first two vessels are to be built to Bio-Products' specifications in Mississippi and shipped to the requested locations. Shipping costs and applicable taxes shall be itemized and included in the cost of vessels and shall be invoiced to and paid by the Licensee. Thereafter, Bio-Products shall from time to time seek the qualifications of and obtain cost quotations from


                                Exhibit 10.6 - 8
alternative vessel manufacturers to manufacture future process vessels as needed such that the same may be provided to Licensee having equal or higher quality than that established by Bio-Products from its Mississippi manufacturer and may be transported by truck to the required facility at a cost equal to or less than that established by Bio-Products from its Mississippi manufacturer including the cost of shipping and taxes. If future vessels are purchased at a cost, excluding shipping costs and taxes, below the most recent purchase price, Licensee agrees to pay Bio-Products an amount equal to twenty-five percent (25%) of the cost savings.

         3.9 In order to maintain the exclusivity of this Agreement, the Licensee further agrees that, within six (6) months from the Operational Date of the first facility, the Licensee shall begin the facility permitting, facility and equipment design, equipment selection, and engineering for construction of one or more facilities with a combined total of at least two thousand (2,000) tons per day. Licensee further agrees that within three (3) months after Licensee has obtained approval of permitting, facility and equipment design, equipment selection, and engineering, the Licensee shall begin ordering equipment and construction site work for the one or more facilities with a combined total of at least two thousand (2,000) tons per day, unless prevented from doing so by a regulatory or government agency, acts of God, acts of war, acts of terrorism, strikes, and the like. The Licensee shall expand existing facilities and/or add new facilities with design capacity for processing at least an average of an additional two thousand (2,000) tons per day of MSW each year thereafter, unless prevented from doing so by a regulatory or government agency. If Licensee fails to perform as specified under this Paragraph 3.9 for two (2) consecutive years, then this Agreement shall convert from an exclusive to a non-exclusive license.

         3.10 The Licensee shall maintain all such books and records as are necessary to accurately determine all amounts due and payable to Bio-Products, Eley, and Malley under Paragraphs 3.2, 3.3, 3.4 and 3.5 of this Agreement, which books and records the Licensee shall make reasonably available, upon the submission of a written request from Bio-Products for inspection by Bio-Products and/or its designated representative at a time mutually convenient to Bio-Products and the Licensee. Bio-Products agrees to treat all such information respecting Licensee's books and records as confidential.

         3.11 All payments shall be paid to Bio-Products at the addresses set forth in Paragraph 14.15 of this Agreement or as otherwise notified in writing by the Parties.

                     ARTICLE IV - INVENTIONS AND DISCOVERIES
                     ---------------------------------------
         4.1 All rights, title, and interest in and to the Technology and all patent applications and patents thereon or relating thereto as presently exist, both foreign and domestic, shall remain the sole and exclusive property of Bio-Products and/or UAH. In addition, patents and patent applications, both foreign and domestic, with respect to the existing Technology shall be applied for and prosecuted, and if received, shall issue solely in Bio-Products' or UAH's name.

         4.2 All right, title and interest in and to all future inventions, processes, enhancements, improvements and other discoveries made by Bio-Products, or any person acting for and under the direction of Bio-Products


                                Exhibit 10.6 - 9
or the Licensee, or any other employee or agent of Bio-Products, or the Licensee, relating to the Technology shall be owned by Bio-Products and/or UAH. All patent applications and patents thereon, foreign and domestic, whether made by any of the Parties or UAH, or jointly by the Parties and UAH or jointly by at least one employee of each Party, shall be owned exclusively by Bio-Products and/or UAH. Bio-Products shall provide the Licensee with detailed information concerning all such related, future inventions, processes, enhancements, improvements and other discoveries upon request. To the extent required to accomplish the foregoing, the Licensee shall execute any and all assignments of patents or other documents to Bio-Products and/or UAH, if required for any such patents to issue in Bio-Products' or UAH's name. Bio-Products hereby grants to the Licensee an exclusive license in the USA, subject to the same exclusions and conditions stated above in Paragraph 2.1, to utilize all such future inventions, processes, enhancements, improvements and other discoveries at no additional royalty or cost, except that the term of this Agreement shall be extended by agreement of the Parties or automatically to the expiration date of any subsequently issued patent.

         4.3 The Technology of Bio-Products and/or UAH shall be maintained by the Licensee free and clear of all liens and encumbrances or rights of any Third Party. Neither Bio-Products nor Licensee shall sub-license, encumber, transfer or assign the Technology of Bio-Products and/or UAH without the written consent of the other party, except as provided in this Agreement.
         4.4 The provisions of this Article shall apply to both foreign and domestic inventions, processes, enhancements, improvements and other discoveries relating to the Technology and to all patent applications and patents related thereto.

         4.5 The Parties shall cooperate in good faith to protect any such invention, process, enhancement, improvement or other discovery, and to make all necessary applications, assignments, as provided herein, and filings, including patents, industrial designs, copyright registrations, trademark registrations and other legal protections, necessary or helpful to protect their interests therein.

                    ARTICLE V - REPRESENTATIONS AND WARANTIES
                    -----------------------------------------
                                 OF BIO-PRODUCTS
                                 ---------------
         Bio-Products hereby represents and warrants, as of the date hereof, as follows:

         5.1 Bio-Products is a corporation, duly organized, validly existing and in good standing under the laws of Alabama. Bio-Products has all requisite power and authority, corporate and otherwise, to execute, deliver, observe, and perform its obligations under, this Agreement. The execution, delivery and performance by Bio-Products of this Agreement have been duly authorized by all necessary corporate action and does not and will not violate Bio-Products' Articles of Incorporation or Bylaws or any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Bio-Products is a party or is subject.






                                Exhibit 10.6 - 10

         5.2 Bio-Products possesses all such franchises, licenses, patents, or other rights necessary to enter into, and satisfy its obligations under, this Agreement, without (to the best of Bio-Products' knowledge) any conflict with, or infringement of, the franchises, licenses, patents or other rights of Third Parties.

         5.3 Bio-Products has the exclusive rights to grant some or all of its rights or licenses to Third Parties to utilize the Technology not granted to the Licensee under this Agreement in various geographical locations worldwide.

         5.4 There is no action, suit, proceeding or claim pending or, to the knowledge of Bio-Products, threatened against Bio-Products in any way relating to the Technology. There is no action, suit, proceeding or claim pending or, to the knowledge of Bio-Products, threatened against Bio-Products' properties, assets or business which might have a materially adverse effect on Bio-Products' rights or ability to perform this Agreement in accordance with its terms. No investigation by any governmental agency is pending or threatened against Bio-Products or the properties, business, or goodwill of Bio-Products, which has or might have a materially adverse effect on Bio-Products' rights or ability to perform this Agreement in accordance with its terms. There is no outstanding order, writ, injunction, or decree of any court, government or governmental agency against Bio-Products or its assets, business, or goodwill. Bio-Products is not in violation of any law or governmental regulation applicable to it, to the Technology, or to its properties or business, including but not limited to any applicable safety, environmental control, or similar law or regulation.

         5.5 There is no claim or demand of any Third Party pertaining to, or any proceedings, which are pending or, to the knowledge of Bio-Products, threatened which challenge the rights of Bio-Products in respect of any of the Technology. No technology owned, licensed or used by Bio-Products is subject to any outstanding order, decree, judgment, or stipulation by or with any court, arbitrator or administrative agency, or, to the best of Bio-Products' knowledge, infringes upon the rights of Third Parties.

         5.6 Bio-Products reserves the right to, but as of the effective date of this Agreement has not, put any Third Party on notice of, and is not a party to any suit alleging, any infringement or alleged infringement of any of the Technology. Bio-Products is aware that there are currently bases for putting certain Third Parties on notice and/or filing claims, action, or litigation alleging infringement of the Technology.

                      ARTICLE VI - INDEMNITY AND INSURANCE
                      ------------------------------------
         6.1 (a) The Licensee shall indemnify, defend and hold Bio-Products and UAH and their respective directors, trustees, officers and employees harmless from and against any and all claims and expenses, including reasonable attorneys' fees and other legal expenses, arising out of the death or injury of any person or persons, any damage to property, or any other claim, proceeding, demand, expense, or liability of any kind whatsoever resulting from, or attributable to utilization of the Technology (see Paragraph 10.3 below and Exhibit A).





                                Exhibit 10.6 - 11

              (b) At  least  ten  (10)  days  prior to  commencement  of  vessel installation and operating activities on the site of each facility of the Licensee to be constructed and utilize the Technology pursuant to this Agreement, the Licensee or its Sub-licensee shall provide to Bio-Products copies of certificates evidencing the purchase of policies of insurance against the liabilities described in Paragraph 6.1(a), naming UAH and all of the Parties hereto as additional insureds, in amounts not less than one million dollars ($1,000,000) per claim.

              (c) Bio-Products  facilities  in which the Licensee  shall have no financial interest shall provide indemnification and insurance against the liabilities described in Paragraph 6.1 (a) and
                  (b), naming UAH and all of the Parties hereto as additional insureds, in amounts not less than one million dollars ($1,000,000) per claim.

                            VII - PATENT INFRINGEMENT
                            -------------------------
         7.1 (a) Bio-Products shall notify the Licensee, and the Licensee shall notify Bio-Products, of any infringement suits that may be brought against any Party to this Agreement within three days after learning of the existence thereof. Bio-Products and/or UAH shall defend at their own expense all infringement suits relating to the existing Technology, and any future discoveries, inventions, improvements, processes and enhancements described in Paragraphs 4.1 and 4.2 of this Agreement. In connection with the defense by Bio-Products and/or UAH of any Third Party claim, the Licensee shall take reasonable actions as are necessary or desirable to assist Bio-Products and/or UAH in any such action. If the Licensee is called upon to take action in a way, which require it to make available its own personnel or to retain counsel and/or experts, Bio-Products shall reimburse the Licensee for the direct costs of the Licensee's personnel involved and for the fees and disbursements incurred on account of the Licensee's counsel and experts. Such reimbursement of the Licensee shall be by deduction from amounts to be paid to Bio-Products by the Licensee for use of the Technology under this Agreement.

              (b) The Licensee shall at its own expense defend all  infringement suits relating to any variations, modifications and alterations of the Technology that were made by the Licensee without the written acknowledgement and consent of Bio-Products to make any such variations, modifications, and alterations of the Technology. The Licensee shall not be entitled to any deduction from amounts due Bio-Products on account of such expenses.

         7.2 Bio-Products shall have the sole right (but not the obligation) to take enforcement action against or settle infringement activity arising under any of the patents covering the Technology. If Bio-Products is unable to take enforcement action or settle infringement activity for financial reasons, Bio-Products may request Licensee to provide financing to jointly with


                                Exhibit 10.6 - 12

Bio-Products take such action. Licensee shall, at its sole discretion, determine whether to provide the financial resources for any such action. The Licensee shall take all reasonable actions as are necessary to assist Bio-Products in any such action. If the Licensee is called upon to take action in a way, which shall require it to make available its own personnel or to retain counsel and/or experts, Bio-Products shall reimburse the Licensee for the direct cost of the Licensee's personnel involved and for the fees and disbursements incurred on account of the Licensee's counsel and experts. Such reimbursement of the Licensee shall be by deduction from amounts to be paid to Bio-Products by the Licensee for use of the Technology under this Agreement.

         7.3 In connection with the defense by Bio-Products of any Third Party claims not addressed in Paragraphs 7.1 or 7.2, the Licensee shall participate and cooperate, as Bio-Products shall, from time to time, reasonably request. If the Licensee is called upon to take action in a way which shall require it to make available its own personnel or to retain counsel and/or experts, the Licensee shall be entitled to a deduction from any amounts due Bio-Products under this Agreement. If there are no such amounts due Bio-Products under this Agreement, then Bio-Products agrees to pay Licensee all personnel, counsel, expert and courts costs thirty days after notification of such expenses by the Licensee in connection with Bio-Products' defense of such suits.

                   ARTICLE VIII - FABRICATION AND CONSTRUCTION
                   -------------------------------------------
         8.1 The Licensee shall use its best efforts to assure that all construction and fabrication meets or exceeds all required safety standards of the United States and the jurisdiction wherein the Technology shall be utilized.

         8.2 Bio-Products will use its best efforts to assure that all designs, processes, formulas, recipes, and plans to be provided to the Licensee meet or exceed all applicable and material safety standards of the United States and any jurisdiction wherein the Technology shall be utilized.

         8.3 The Licensee shall use its best efforts to obtain, or cause to be obtained, all material local, state and federal permits necessary for the construction and operation of any facility that will utilize the Technology.

                          ARTICLE IX - CONFIDENTIALITY
                          ----------------------------
9.1 The Parties hereto each possess confidential information of both a technical and a non-technical nature. It is understood that it has been and may be necessary for one to disclose same to the other, and the Parties agree such disclosures have been and will be made under and subject to the following terms:

              (a) Each Party agrees to receive and maintain in strict confidence the confidential information disclosed to it by the other Party and which is designated in writing as "CONFIDENTIAL" by the Party making the disclosure. Such confidential information, either tangible or intangible, shall not be used in any way other than for performance of express provisions of this Agreement, and shall not be disclosed to others without written consent of the designating, disclosing Party.

              (b) The obligations of  confidentiality  herein shall not apply to prevent any Party hereto from using or otherwise disclosing any information, tangible or intangible, which:

                                Exhibit 10.6 - 13

                  (i) it had rightfully in its possession before the disclosure thereof by the disclosing Party;
                  (ii) is  now  in,  or  later  comes  into,  the public  domain through no fault of the receiving Party; or

                  (iii)is  disclosed  to  the  receiving  Party by a Third Party having the right to make such a disclosure.

              (c) The obligations of confidentiality  herein shall extend beyond any termination, cancellation or expiration of this Agreement and shall include all such written information exchanged between the Parties.

              (d) The  information   designated  as   "CONFIDENTIAL"   shall  be
                  disclosed by each Party only to those employees having a need to know same for purposes of performing the express provisions of this Agreement, and who shall in writing agree to be bound by the provisions of this Paragraph 9.1.

              (e) The Parties to this Agreement shall take all necessary care to maintain all "CONFIDENTIAL" information in strict confidence. Disclosure to any Third Party shall be made only after said Third Party has executed a "Confidentiality, Non-Disclosure, and Non-Competition" agreement which is attached hereto as Exhibit F, copies of which shall be maintained by the disclosing Party and shall be subject to inspection by any of the Parties hereto.

              (f) In the event that any Party hereto becomes  legally  compelled or otherwise legally obligated to disclose any confidential information disclosed to it by another Party, the compelled Party will provide the other Party prompt notice so that the other Party may seek a protective order or other appropriate remedy. Should the other Party be unable on its own behalf to obtain such order or remedy, the compelled Party will use its best efforts to obtain a protective order or other appropriate remedy and if unable to do so will consult (or will cause such person to whom such confidential information was furnished to consult) with the other Party as to what information should and should not be disclosed and will disclose only that portion of the confidential information which is legally required to be disclosed and will use its best efforts to obtain assurances that treatment consistent with this paragraph will be accorded to that portion of the confidential information so disclosed. Except for expenses incurred as a result of any breach of this Agreement relating to the disclosure of confidential information, the other Party will reimburse the compelled Party for its expenses incurred in complying with the terms of this Paragraph 9.1 (f).

              (g) The Parties  hereto  agree to  collect,  obtain and deliver to each other at the expiration or earlier termination of this Agreement, all documents, models, drawings, plans, designs, specifications, calculations, memoranda and other materials or records prepared in the course of their performance and duties


                                Exhibit 10.6 - 14
                  hereunder, except one record set, which may be retained by each Party in accordance with the provisions of this Paragraph 9.1.

               ARTICLE X - AGREEMENT BETWEEN BIO-PRODUCTS AND UAH
               --------------------------------------------------
         10.1 Bio-Products shall comply with all of the terms and conditions of, and perform all of its obligations under, the UAH License. Bio-Products shall not agree to any amendment or modification of the UAH License that would materially affect the terms and conditions of this Agreement without the written consent of Licensee.

         10.2 If at any time Bio-Products defaults in its duties in connection with, or by its conduct attempts to or actually terminates the UAH License which default and/or termination affects or terminates the ability of Bio-Products to grant the license contained in this Agreement, then the Licensee will be automatically entitled to and may at its sole discretion enter into contractual agreements with and pay directly to UAH the amounts necessary to obtain or maintain the UAH License. If Licensee does not enter into contractual agreements with UAH, but rather cures any financial default of Bio-Products only, then such sums paid to UAH on behalf of Bio-Products shall be deducted from any royalties owed to Bio-Products under this Agreement. If no such royalties are owed to Bio-Products under this Agreement then such sums will be treated as an interest free loan to Bio-Products.

         10.3 Any provision of this Agreement to the contrary notwithstanding, this Agreement shall be construed and interpreted so that the terms and conditions hereof shall not be inconsistent with the terms and conditions of the UAH License, attached hereto as Exhibit A.

                        ARTICLE XI - PUBLICITY OF LICENSE
                        ---------------------------------
         11.1 Upon the request of the Licensee, Bio-Products shall cooperate and provide assistance in the development of public statements, advertising, sales literature or promotional materials to describe or promote the Technology.

                        ARTICLE XII - VISITS TO PREMISES
                        --------------------------------
         12.1 The Licensee shall, from time to time, permit Bio-Products to bring visitors to tour any facility utilizing the Technology, provided, that Bio-Products shall notify the Licensee at least seventy-two (72) hours in advance of any proposed visit, that such visits shall be limited to reasonable times and intervals, and contingent upon each visitor signing an appropriate Confidentiality, Non-Disclosure and Non-Competition Agreement, and such visitors shall also be subject to all relevant safety and other regulations that apply to any other visitors to the facility. No persons other than those designated by Bio-Products shall have the right to visit any facility utilizing the Technology without the Licensee's express written consent.

                  ARTICLE XIII - EVENTS OF DEFAULT AND REMEDIES

         13.1 The Licensee shall be in breach of this Agreement in the event of:





                                Exhibit 10.6 - 15

              (a) The  Licensee's  failure to make any payment  hereunder  on or before the date on which such payment becomes due and payable and the continuation of such failure unremedied for thirty
                  (30) days after written notice thereof has been given to the Licensee by Bio-Products;

              (b) The  Licensee's  failure to observe or perform  any  covenant, condition or agreement contained in this Agreement and the continuation of such failure unremedied for thirty (30) days after written notice thereof has been given to the Licensee by Bio-Products, unless such breach can not be remedied within such thirty (30) days for reasons beyond the Licensee's control, in which case the Licensee shall have a reasonable time within which to remedy such breach; or

              (c) Any warranty or representation made herein by the Licensee and contained in this Agreement, shall prove to have been false, misleading or incorrect in any material respect as of the date made, or shall have failed to state a fact necessary in order to make the statements made not misleading.

         No termination of this Agreement shall relieve the Licensee of the obligation to pay to Bio-Products all royalties, fees, and other payments accrued at the time of the termination.

         13.2 Bio-Products shall be in default of this Agreement in the event of:

              (a) Bio-Products'  failure to observe  or  perform  any  covenant, condition or agreement contained in this Agreement or in the UAH License and the continuation of such failure unremedied for thirty (30) days after written notice thereof shall have been given to Bio-Products by the Licensee;

              (b) Any warranty or representation  made herein by or on behalf of
                  Bio-Products, contained in this Agreement or in the UAH License, shall prove to have been false, misleading or incorrect in any material respect as of the date made, or shall have failed to state a fact necessary in order to make the statements made not misleading; or

              (c) If  at  any  time  Bio-Products  defaults  in  its  duties  in connection with, or by its conduct attempts to or actually terminates the UAH License which default and/or termination affects or terminates the ability of Bio-Products to grant the license contained in this Agreement, or affects or terminates Licensee's ability to continue operation of existing plants or build new plants.

         13.3 The Licensee shall have the following remedies for breach or default of this Agreement or the UAH License by Bio-Products:

              (a) Upon Bio-Products' breach or termination of the UAH License or this Agreement, such that the breach or termination has affected the ability of Licensee to continue operation of


                                Exhibit 10.6 - 16
                  existing plants and preclusion of building new plants, the Licensee may at its option terminate this Agreement and contract directly with UAH as provided in this Agreement., The Licensee and any sub-licensee shall utilize the Technology, free of any royalties, fees, and other amounts accrued through the date of such default or breach and thereafter.

              (b) In  addition  to any other  right or remedy  available  to the
                  Licensee under this Agreement or in law or equity, upon Bio-Products' breach or default of this Agreement or the UAH License, the Licensee shall be entitled to withhold and/or offset any and all royalties or other fees due to Bio-Products under this Agreement.

              (c) Notwithstanding  anything to the  contrary in this  Agreement, the Licensee may terminate this Agreement at any time upon six
                  (6) months prior written notice to Bio-Products, at which time the Licensee will cease utilizing the Technology, and pay to Bio-Products any royalties, fees and other amounts accrued through the date of such termination. Immediately upon termination of this Agreement all rights, privileges and licenses granted to the Licensee hereunder shall revert to Bio-Products, including all sub-licenses of facilities granted by the Licensee.

         13.4 Upon the Licensees' breach of this Agreement and it's failure to cure said breach as provided above in 13.1, Bio-Products may, at its option, (i) terminate this Agreement, at which time Licensee shall cease utilizing the Technology and such termination shall relieve Licensee of its obligations to pay Bio-Products any further royalties or fees other than those fees and royalties already accrued through the date of termination and all sub-licenses granted by Licensee shall be assigned to Bio-Products; or (ii) Bio-Products may seeks to recover such damages to which it may be entitled by applicable law, including but not limited to, equitable and injunctive relief.

         13.5 (a) Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, including without limitation the right of any Party hereto to terminate this Agreement, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its then current Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be before one neutral arbitrator to be selected in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The parties shall have all rights to pre-arbitration discovery pursuant to the Federal Code of Civil Procedure.

              (b) Neither of the Parties nor the  arbitrator  may  disclose  the existence, content or results of any arbitration hereunder without the prior written consent of the Parties except to counsel, accountants, and other need to know professionals.




                                Exhibit 10.6 - 17

              (c) All fees and expenses of the arbitration  shall be born by the
                  Parties equally. However, each Party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

              (d) In the event that a claim or controversy over the right of any
                  Party to terminate this Agreement shall be submitted for arbitration, this Agreement shall continue in full force and effect, and the termination shall be of no effect, until the arbitrator renders a final decision.

         13.6 In the event of the commencement of a voluntary case under the Bankruptcy Code by the Licensee, or Licensee's acquiescence in an involuntary petition under the Bankruptcy Code which voluntary or involuntary case remains undismissed for a period of ninety (90) days or more, the right and license conferred under this Agreement shall automatically become and shall thereafter be null and void. The commencement of a voluntary case under the Bankruptcy Code by Bio-Products, or Bio-Products' acquiescence in an involuntary petition under the Bankruptcy Code, which voluntary or involuntary case remains undismissed for a period of ninety (90) days or more, shall be treated as a material breach of the Agreement.

                        ARTICLE XIV - GENERAL PROVISIONS
                        --------------------------------
         14.1 The titles of the various articles and sections of this Agreement are solely for convenience of reference and are not part of this Agreement for purposes of interpreting the provisions hereof.

         14.2 The Licensee may assign all of its rights and obligations under, and all of its interest in, this Agreement, including without limitation the license granted hereby, either (i) in a transaction accompanied by the sale or other transfer of the Licensee's entire business, its stock, or substantially all of its assets, or (ii) to any other entity owned by the same shareholders of Licensee and this Agreement shall be binding upon, and inure to the benefit of, any such successor or assign of the Licensee, provided that Bio-Products consents in writing, such assignment shall not be unreasonably conditioned, withheld, or delayed..

         14.3 Nothing in this Agreement shall be deemed or construed to constitute or to create a partnership, joint venture or agency between the Parties. Except as may be otherwise provided herein, neither Party shall have any authority to bind the other Party in any respect.

         14.4 If any provision of this Agreement is or becomes unenforceable under any law of mandatory application, it is the intent of the Parties hereto that such provision will be deemed severed and omitted herefrom, the remaining portions hereof to remain in full force and effect as written.

         14.5 The waiver by any Party of any failure on the part of any other Party to perform any of its obligations under this Agreement shall not be construed as a waiver of any failure or continuing failure or failures, whether similar or dissimilar thereto.





                                Exhibit 10.6 - 18

         14.6 This Agreement, including the exhibits hereto, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements between the Parties, whether oral or written, related to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by the authorized representatives of the Parties hereto.

         14.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, constitute a single document. This Agreement may be executed by each Party on separate copies, which copies, when combined so as to include the signatures of all Parties, shall constitute a single counterpart of this Agreement.

         14.8 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         14.9 Each Party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

         14.10 For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of Huntsville, Alabama.

         14.11 This Agreement and all exhibits contain the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such Parties' agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         14.12 Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders.

         14.13 Subject to any restriction on transferability contained in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors-in-interest and permitted assigns of each Party to this Agreement. Nothing in this Paragraph shall create any rights enforceable by any Third Party that is not a Party to this Agreement, except for the rights of the successors-in-interest and permitted assigns of each Party to this Agreement, unless such rights are expressly granted in this Agreement to other specifically identified Third Parties.

         14.14 Except as otherwise provided in this Agreement, in the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any Party against any other Party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing Party in such Proceeding shall be entitled to recover from the unsuccessful Party all costs, expenses, and reasonable attorneys' fees relating to or arising out of (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award



                                Exhibit 10.6 - 19
proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

         14.15 Any notice or other communication pursuant to this Agreement shall be sufficiently made or given five days after the date sent, postage pre-paid, by certified mail, return receipt requested, if sent to the following addresses, or to such other address as the Party may from time to time designate to the other Parties in writing:
In the case of Bio-Products:

         Dr. Michael H. Eley, President & CEO
         BIO-PRODUCTS  INTERNATIONAL,  INC
         3317 Clifford  Road,  NW  Huntsville,
         Alabama  35810  USA
         256-852-3139   (phone)
         256-436-6992   (cellular)
         256-824-6305 (fax)
         eleym@email.uah.edu (email)

In the case of World Waste Technologies, Inc.:

         Thomas L. Collins, CEO
         WORLD WASTE TECHNOLOGIES, INC.
         13520 Evening Creek Dr., North
         Suite 130
         San Diego, CA 92128
         858-391-3400 (phone)
         858-204-0461 (cellular)
         858-486-3352 (fax)
         tcollins@worldwasteintl.com (email)

Each Party shall make a reasonable, good faith effort to ensure that it will accept or receive notices to it that are given in accordance with this paragraph. A Party may change its address for purposes of this paragraph by giving the other Parties written notice of a new address in the manner set forth above.

         14.16 In the event either Party hereto shall be rendered wholly or partly unable to perform its obligations under this Agreement by reason of causes beyond its control, including but not limited to acts of Nature, acts of terrorism, acts, omissions, or regulation of any government or agency thereof, judicial action, labor disputes, or transportation failure, except as specified herein, the performance of the obligations of such Party insofar as it is affected by such condition shall be suspended for the duration of such condition, provided the Party affected advises the other Party of the basis of its inability within ten (10) days of the beginning of such known inability. After the cessation of the condition causing such inability, the Party suffering such inability shall have a period of thirty (30) days to restore its operation(s) and restore its obligations to the other Party.

         14.17 No representations have been made to any Party regarding taxes, it being understood by each of the Parties that each such Party accepts full responsibility for calculation of and payment of his or its taxes, levies,


                                Exhibit 10.6 - 20
duties or other charges incurred or imposed as a consequence of this Agreement and the transactions described herein.

         14.18 This Agreement shall become effective when it has been executed by all of the Parties to this Agreement.




















































                                Exhibit 10.6 - 21

         IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to duly execute and deliver this Agreement effective as of the date written above.


BIO-PRODUCTS INTERNATIONAL, INC.


By:  /s/ Dr. Michael H. Eley
   -----------------------------------------
        Dr. Michael H. Eley, President & CEO



WORLD WASTE TECHNOLOGIES, INC.


By:  /s/ Thomas L. Collins
    ----------------------------------------
        Thomas L. Collins, CEO





































                                Exhibit 10.6 - 22

                                                                 Exhibit 10.7

                         WORLD WASTE TECHNOLOGIES, INC.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of
                                                  ---------
                      , 2004, by and among World Waste Technologies, Inc., a
----------------------
California corporation (the "Company"), and the undersigned holders of common
                             -------
stock of the Company together with their qualifying transferees (the "Holders").
                                                                      -------

                                    RECITALS:

         A. The Company has sold shares of common stock ("Common Shares") to the
                                                          -------------
Holders pursuant to one or more Subscription Agreements (each a "Subscription").
                                                                 ------------
         B. The sale of the Common Shares is conditional upon the extension of the rights set forth herein, and by this Agreement the Company and the Holders desire to provide for certain rights as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties, severally and not jointly, hereby agree as follows:

                                   AGREEMENT:

         1. Registration Rights.
            -------------------
            1.1 Definitions.  As  used  in  this  Agreement, the following terms
                -----------
shall have the following respective meanings:

                (a) The terms "register", "registered" and "registration" refer
                               --------    ----------       ------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and the declaration or ordering of the effectiveness of such registration statement.

                (b) The term "Registrable Securities" means (i) any and all
                          ----------------------
Common Shares issued and sold by the Company pursuant to the Subscriptions; or
(ii) stock issued in respect of the Common Shares referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.





                                Exhibit 10.7 - 1

                (c) The terms "Holder" or "Holders" means any person or persons
                               ------      -------
to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.9 hereof who hold Registrable Securities.

                (d) The term "SEC" means the Securities and Exchange Commission.
                              ---
                (e) The term "Registration Expenses" shall mean all expenses
                              ---------------------
incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            1.2 Company Registration.
                --------------------
                (a) Registration. If at any time or from time to time, the
                    ------------
Company shall determine to register any shares of its common stock, for its own account or the account of any of its shareholders, other than a registration on Form S-8 relating solely to employee, director or consultant stock option or purchase plans or other equity compensation plans, or a registration on Form S-4 relating solely to a SEC Rule 145 transaction, the Company will:

                    (i)  promptly give to each Holder written notice thereof at
least  10 days prior to  the  initial  filing  of  the  registration   statement
relating  to  such registration; and

                    (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 5 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(b) below.

Notwithstanding the foregoing, if the Company shall have already registered for resale pursuant to a registration in accordance with Section 1.3 all of the Registrable Securities, the Company shall not be required to include such Registrable Securities in the Company's registration or to deliver the written notice to each Holder as provided in subsection 1.2(a)(i).

                (b) Underwriting.
                    ------------
                    (i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Notwithstanding the foregoing, if the Company proposes to commence an underwriting with respect to shares of its common stock and shall not have otherwise been required to deliver a notice of the registration to the Holders of its Registrable Securities pursuant to the


                                Exhibit 10.7 - 2
last sentence of subsection 1.2(a), the Company shall deliver a written notice of such underwriting at least 10 days prior to the commencement of such underwriting and provide the Holders an opportunity to participate in such underwriting in accordance with this subsection 1.2(b). The Company shall, subject to subsection 1.2(b)(ii) below, include the Registrable Securities of any Holder in such underwriting that specifies in a written request or requests, made within 5 days after receipt of such written notice from the Company. All Holders proposing to distribute their Registrable Securities through any such underwriting pursuant to this subsection 1.2(b) shall (together with the Company and the other shareholders distributing their shares of common stock through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                    (ii) Notwithstanding any other provision of this subsection 1.2, if the underwriter managing such public offering determines that marketing factors require a limitation of the number of shares of common stock to be underwritten, and (A) if such registration is the first registered offering of the sale of the Company's common stock to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (B) if such registration is other than the first registered offering of the sale of the Company's common stock to the general public, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting by the Company's shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.2(b)(ii) shall not be reduced to less than thirty percent (30%) of the aggregate shares of common stock included in such underwriting without the prior consent of at least a majority of the Holders who have requested their Registrable Securities to be included in such underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among Holders requesting inclusion in such underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.2(a)(i) above; provided that the number of shares of Registrable Securities requested to be included in such underwriting shall not be reduced unless all other shares of common stock being sold by shareholders other than the Holders are first entirely excluded from the underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            1.3 Form SB-2 or S-3. In addition to the rights and obligations set
                ----------------
forth in subsection 1.2 above, within ninety (90) days of a merger with a company that has shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Company
                                                      ------------
will use commercially reasonable efforts to prepare and file a registration statement on Forms SB-2 or S-3 (or any successor to Forms SB-2 or S-3) to register the resale from time to time of the Holder's Registrable Securities. In such a registration, the Company shall use commercially reasonable efforts to cause such registration statement on Forms SB-2 or S-3 (or any successor form to


                                Exhibit 10.7 - 3

Forms SB-2 or S-3) to be declared effective by the SEC as soon as practicable; provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.3:

                (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                (b) during the period starting with the date of filing of, and ending on a date 90 days following the effective date of, a registration statement pursuant to subsection 1.2, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and further provided that no other person or entity could require the Company to file a registration statement in such period.

         Any Holder that intends to dispose of Registrable Securities pursuant to a registration under this subsection 1.3 shall not offer, sell or otherwise dispose of any Registrable Securities unless it has provided to the Company a written notice of its intent to offer and sell the Registrable Securities pursuant to a registration under this subsection 1.3 at least ten (10) days prior to the offer or sale of the Registrable Securities. Upon receipt of such notice by the Company from a Holder, the Company may voluntarily suspend the effectiveness of any registration statement filed pursuant to this subsection
1.3 for a limited time, which in no event shall be longer than 90 days in any six-month period, if the Company has been advised by counsel or underwriters to the Company that the offering for resale of any Registrable Securities pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation or other transaction involving the Company.

            1.4 Expenses of Registration. All Registration Expenses incurred in
                ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 1 shall be borne by the Company except as follows:

                (a) The Company shall not be required to pay fees or disbursements of more than one firm of legal counsel to the Holders, such fees to not exceed $10,000 in the aggregate.

                (b) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

            1.5 Registration Procedures. In the case of each registration,
                -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.4, at its expense the Company will:




                                Exhibit 10.7 - 4

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or if such registration statement is on Form SB-2 or S-3 (or any successor to Form SB-2 or S-3) and provides for sales of securities from time to time pursuant to Rule 415 under the Securities Act, for up to one year.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

                (c) Furnish, without charge, to the Holders such numbers of copies of a prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. The Holders shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by the Company, which approval shall not be unreasonably withheld.

                (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Notwithstanding the foregoing, the Company shall not be obligated to enter into an underwriting agreement with any underwriter unless the Company was previously consulted with respect to the selection of each underwriter and the Company consented to such selection, which consent shall not be unreasonably withheld. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) The Company shall:

                    (i) make available for inspection by a representative of the Holders, the managing underwriter participating in any disposition pursuant to such registration statement and one firm of attorneys designated by the Holders


                                Exhibit 10.7 - 5

(upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable times and in reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter or attorney in connection with a registration statement as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

                    (ii) use its commercially reasonable efforts to cause all Registrable Securities covered by a registration statement to be listed on any securities exchange or any automated quotation system on which the shares of common stock of the Company are then listed;

                    (iii) cause to be provided to the Holders that are selling Registrable Securities pursuant to such registration statement and to the managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, upon the effectiveness of such registration statement, a customary "10b-5" opinion of independent counsel (an "Opinion") and
                        -----                                      -------
a customary "cold comfort" letter of independent auditors (a "Comfort Letter")
                                                              --------------
in each case addressed to such Holders and managing underwriter, if any;

                    (iv) notify in writing the Holders that are selling Registrable Securities pursuant to such registration statement and any managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, (A) when the registration statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to the registration statement or of any material request by the SEC or any state securities authority for additional information after the registration statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) if, between the effective date of the registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the registration statement is effective such that such registration statement or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a post-effective amendment to the registration statement would be appropriate. The Holders hereby agree to suspend, and to cause any managing underwriter to suspend, use of the prospectus contained in a registration statement upon receipt of such notice under clause
(C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and (F), the Company has


                                Exhibit 10.7 - 6
amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

                    If the notification relates to an event described in clauses
(E) or (F), the Company shall promptly prepare and furnish to each selling Holder and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (v) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                    (vi) deliver promptly upon request to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC and its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any Holder of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                    (vii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                    (viii) provide a CUSIP number for all Registrable Securities not later than the effective date of any registration statement;

                    (ix) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters in the marketing of Registrable Securities in any underwritten offering;

                    (x) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) (other than a registration statement or prospectus prepared pursuant to subsection 1.3) provide copies of such document to counsel to the seller of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning such sellers prior to the filing thereof as counsel for such sellers or underwriters may reasonably request; and




                                Exhibit 10.7 - 7

                    (xi) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities.

            1.6 Indemnification.
                ---------------
                (a) The Company will indemnify and hold harmless to the fullest extent permitted by law each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, or not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein; and provided further, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary or final prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Registrable Securities and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.


                                Exhibit 10.7 - 8

                (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or final prospectus, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.6(b) shall not in any event exceed the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration; and provided further, that a Holder will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Holder by the Company or underwriter specifically for use therein.

                (c) Each party entitled to indemnification under this subsection
1.6 (the "Indemnified Party") shall give notice to the party required to provide
          -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure resulted in material prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party


                                Exhibit 10.7 - 9
represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (d) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under subsection 1.6, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults, but also any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this subsection 1.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this subsection 1.6(d). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this subsection 1.6 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this subsection 1.6(d) to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate, less the amount of any indemnification payment made pursuant to subsection 1.6.

                (e) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by, or on behalf of, any Indemnified Party and shall survive the transfer of the Registrable Securities by any such party.

            1.7 Information by Holder. Any Holder or Holders of Registrable
                ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.


                                Exhibit 10.7 - 10

            1.8 Rule 144 Reporting. With a view to making available to Holders
                ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon receipt of a written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

            1.9 Transfer of Registration Rights. Holders' rights to cause the
                -------------------------------
Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3 and 1.8, may be assigned to a transferee or assignee of (i) at least 100,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and like events), (ii) the transfer is in connection with the transfer of all the Registrable Securities of a Holder, or (iii) to any constituent partners or members of a Holder which is a partnership or limited liability company, or to affiliates (as such term is defined in SEC Rule 405) of a Holder, provided, that (a) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee, and identifying the securities with respect to which such registration rights are being assigned; (b) the assignee or transferee of such rights agrees in writing to be bound by the terms and conditions of this Agreement, and (c) solely as to transfers pursuant to clause (iii) above, any transferees or assignees agree to act through a single representative. The Company may prohibit the transfer of any Holders' rights under this subsection 1.9 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company, or when such transfer may violate applicable securities laws. Notwithstanding anything else in this subsection 1.9, any Holder may transfer rights to a transferee of a Holder's Registrable Securities if such transferee is a partner, member or shareholder or a retired partner, member or shareholder of such Holder.

            1.10 "Market Stand-Off" Agreement. Each Holder hereby agrees that,
                  ----------------
during the period of duration (not to exceed 180 days) specified by the Company


                                Exhibit 10.7 - 11
and an underwriter of common stock or other securities of the Company following the effective date of an IPO or reverse merger with a public company, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

            1.11 Delay of Registration. No Holder shall have any rights to take
                 ---------------------
any actions to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.12 Termination of Registration Rights. No Holder shall be entitled
                 ----------------------------------
to exercise any right provided for in this Section 1 at any time, and the obligations of the Company to a Holder under this Section 1 shall terminate with respect to such Holder, when such Holder may sell all its Registrable Securities in a three (3) month period under Rule 144 of the Act.

         2. Affirmative Covenants of the Company.  The Company hereby covenants
            ------------------------------------
and agrees as follows:

            2.1 Annual Financial Information. The Company shall deliver to each
                ----------------------------
Holder of at least one hundred thousand (100,000) (as adjusted for stock splits or recapitalizations) Registrable Securities (a "Qualified Holder") as soon as
                                                 ----------------
practicable after the end of each fiscal year of the Company, but in any event within 90 days thereafter, statements of operations, shareholders' equity and cash flows of the Company for such year, and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by independent public accountants selected by the
  ----
Company's Board of Directors.

            2.2 Inspection. The Company shall permit each Qualified Holder, at
                ----------
such Qualified Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Qualified Holder; provided, however, that the Company shall not be obligated pursuant to this subsection to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.





                                Exhibit 10.7 - 12

            2.3 Termination of Information Covenants and Confidentiality of
                -----------------------------------------------------------
Information. The covenants of the Company set forth in subsections 2.1 and 2.2
-----------
shall terminate as to the Qualified Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of
Section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Each Qualified Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

         3. General.
            -------
            3.1 Waivers and Amendments. With the written consent of the record
                ----------------------
holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Notwithstanding the foregoing, subsections 2.1, 2.2, and 2.3 may be amended only with the written consent of the Company and a majority of the shares then held by Qualified Holders. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities or Qualified Holders, as the case may be, who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 3.1.

            3.2 Governing Law. This Agreement shall be governed in all respects
                -------------
by the laws of the State of Delaware without regard the principles of conflicts of law thereof.


                                Exhibit 10.7 - 13

            3.3 Successors and Assigns. Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            3.4 Entire Agreement. Except as set forth below, this Agreement and
                ----------------
the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

            3.5 Notices, etc. All notices and other communications required or
                ------------
permitted hereunder shall be in writing and shall be delivered by overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished to the Purchaser in writing.

            3.6 Severability. In case any provision of this Agreement shall be
                ------------
invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

            3.7 Titles and Subtitles. The titles of the sections and subsections
                --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            3.8 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                       ----- SIGNATURES ON NEXT PAGE -----

















                                Exhibit 10.7 - 14

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth underneath their respective signatures below.



"COMPANY"

World Waste Technologies, Inc.,
a California corporation


By:  ________________________________
        Thomas L. Collins, CEO

Date: _________________________, 2004


"HOLDER"



By:  ________________________________

Print:  _____________________________

Date:  ______________________________, 2004































                                Exhibit 10.7 - 15

                                                                   EXHIBIT 10.8
























































                                EXHIBIT 10.8-1

                         WORLD WASTE TECHNOLOGIES, INC.
                             Notice of Warrant Grant


         You have been granted the following Warrant to purchase shares of the Common Stock of World Waste Technologies, Inc. (the "Company"):

  Name of Warrant Holder:      Thomas L. Collins

  Total Number of Shares:      100,000

  Exercise Price Per Share:    $1.50

  Date of Grant:               May 10, 2004

  Date Exercisable:            This Warrant may be exercised with respect to the
                               first 25% of the Shares  subject to this  Warrant
                               when  the  Holder   completes   eight  months  of
                               continuous Service after the Vesting Commencement
                               Date.  This Warrant may be exercised with respect
                               to an additional  1/12th of the remaining  Shares
                               subject to this warrant when the Holder completes
                               each   three   months   of   continuous   Service
                               thereafter. This Warrant may become exercisable on an accelerated basis under Section 2 of the Warrant.

  Vesting Commencement         May 1, 2004
  Date:


  Expiration Date:             May 9, 2011.  This Warrant expires earlier if the
                               Holder's Service terminates earlier, as provided in Section 1 of the Warrant.

  Service: For purposes of this Warrant, "Service" shall be defined as shall mean service as (i) any individual who is a common-law employee of the Company, a parent or a subsidiary, (ii) any member of the Board of Directors who is not an employee (iii) or a person who performs bona fide services for the Company, a parent or a subsidiary as a consultant or advisor, excluding employees.













                                     10.8-2

By your signature and the signature of the Company's representative below, you and the Company agree that this warrant is granted under and governed by the terms and conditions of the Warrant, which is attached to and made a part of this document.

WARRANT HOLDER:                        WORLD WASTE TECHNOLOGIES, INC.


By:                                    By:
   ---------------------------------      --------------------------------------


Date:                                  Title:
     -------------------------------         -----------------------------------


                                       Date:
                                            ------------------------------------







































                                     10.8-3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                 VOID AFTER 11:59 PM MAY 9, 2011

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                          WORLD WASTE TECHNOLOGIES, INC


THIS CERTIFIES THAT, Thomas L. Collins ("Holder") is entitled to purchase the above number of fully paid and non-assessable shares of the Common Stock (the "Shares") of World Waste Technologies, Inc., a California corporation (the "Company), having an Exercise Price as set forth above.

         1. Term and Expiration. This Warrant is exercisable, in whole or in
            -------------------
part, prior to its expiration at the time or times set forth in the Notice of Grant above, after which time the Warrant shall be void. This Warrant shall in any event expire on the expiration date set forth in the Notice of Grant above, which date is 7 years after the Date of Grant. If the Holder's Service terminates for any reason, then this Warrant shall expire on the earliest of the following occasions: (i) The expiration date determined pursuant to Section 1 hereof; (ii) The date three months after the termination of the Holder's Service for any reason other than disability; or (iii) the date 12 months after the termination of the Holder's Service by reason of disability. When the Holder's Service terminates, this Warrant shall expire immediately with respect to the number of Shares for which this Warrant is not yet exercisable. In the event that the Holder dies after termination of Service but before the expiration of this Warrant, all or part of this Warrant may be exercised (prior to expiration) by the executors or administrators of the Holder's estate or by any person who has acquired this Warrant directly from the Holder by beneficiary designation, bequest or inheritance, but only to the extent that this Warrant had become exercisable before the Holder's Service terminated. For any purpose under this Warrant, Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to the
            ----------------------------------------------------
other terms and conditions hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder prior to its expiration at the time or times set forth in the Notice of Grant above, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this


                                     10.8-4

Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder. In addition, the following rules shall apply if the Company is subject to a change in control before the Holder's Service terminates: This Warrant shall become exercisable in full if (A) this Warrant does not remain outstanding following the change in control, (B) this Warrant is not assumed by the surviving corporation or its parent, (C) the surviving corporation or its parent does not substitute a Warrant with substantially the same terms for this Warrant or (D) the full value of this Warrant (whether or not exercisable) is not settled in cash or cash equivalents (including, without limitation, deferred cash payments).

         3. Exercise Price. The  Exercise  Price  at  which  this Warrant may be
            --------------
exercised shall be the Initial Exercise Price as set forth in the Notice of Grant above, as adjusted from time to time for stock splits, reclassifications, combinations and the like.

         4. [Reserved.]

         5. Transferability and Negotiability of Warrant. This  Warrant  may not
            --------------------------------------------
be  transferred  or  assigned  in  whole  or in  part  without  compliance  with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         6. Cash-less Exercise. In lieu of exercising this Warrant for cash, the
            ------------------
Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant, in whole or in part, by surrender of this Warrant, in whole or in part as the case may be, together with notice of such election, at the principal office of the Company.

         7. No Retention Rights. Nothing  in this Agreement or in the Plan shall
            -------------------
confer upon the Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Holder, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

         8. Successors And Assigns. Except as  otherwise  expressly  provided to
            ----------------------
the contrary, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Holder and the Holder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.



                                     10.8-5

         9. Tax Consequences. The grant, exercise, acquisition or disposition of
            ----------------
the Shares may result in adverse tax consequences. The Holder should consult with his or her tax advisor to determine the tax consequences of the granting, exercising, acquiring or disposing of the Purchased Shares.

         10. Legends. All  certificates  issued pursuant to the exercise of this
             -------
Warrant evidencing Shares shall bear the following legends:

               "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

         11. Waivers and Amendments. Any  term of this Warrant may be amended or
             ----------------------
waived with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. Miscellaneous. The  Company  covenants  that  it  will at all times
             -------------
reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Articles of Certificate, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. This Warrant shall be governed by and construed under the laws of the State of California.

                                     10.8-6

                               NOTICE OF EXERCISE

TO:     WORLD WASTE TECHNOLOGIES, INC.

         1. The undersigned  hereby elects to purchase             shares of the
                                                       ------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

         3. In connection with the purchase of the above-listed Common Stock, the undersigned hereby submits an executed Investment Representation Statement as attached hereto.

         4. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:




                                         Name:
                                              ----------------------------------

                                         Tax ID:
                                                --------------------------------


                                        Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------





                                        Signed:
                                               ---------------------------------



                                          Date:
                                               ---------------------------------

                                     10.8-7

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER   :   ____________________________________
COMPANY     :   WORLD WASTE TECHNOLOGIES, INC.
SECURITY    :   COMMON STOCK
AMOUNT      :   ____________________________________
DATE        :   ____________________________________

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.





                                     10.8-8

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.




Date:  ________________________   _________________________________________
                                          Purchaser









































                                     10.8-9

                                                                    EXHIBIT 10.9
























































                                 EXHIBIT 10.9-1

                         WORLD WASTE TECHNOLOGIES, INC.
                             Notice of Warrant Grant


         You have been granted the following Warrant to purchase shares of the Common Stock of World Waste Technologies, Inc. (the "Company"):

  Name of Warrant Holder:      Steve Racoosin

  Total Number of Shares:      75,000

  Exercise Price Per Share:    $1.50

  Date of Grant:               May 10, 2004

  Date Exercisable: This Warrant may be exercised with respect to the first 25% of the Shares subject to this Warrant when the Holder completes eight months of continuous Service after the Vesting Commencement Date. This Warrant may be exercised with respect to an additional 1/12th of the remaining Shares subject to this warrant when the Holder completes each three months of continuous Service thereafter. This Warrant may become exercisable on an accelerated basis under Section 2 of the Warrant.

  Vesting Commencement         May 1, 2004
  Date:

  Expiration Date:             May 9, 2011.  This Warrant expires earlier if the
                               Holder's Service terminates earlier, as provided in Section 1 of the Warrant.

  Service: For purposes of this Warrant, "Service" shall be defined as shall mean service as (i) any individual who is a common-law employee of the Company, a parent or a subsidiary, (ii) any member of the Board of Directors who is not an employee (iii) or a person who performs bona fide services for the Company, a parent or a subsidiary as a consultant or advisor, excluding employees.














                                     10.9-2

By your signature and the signature of the Company's representative below, you and the Company agree that this warrant is granted under and governed by the terms and conditions of the Warrant, which is attached to and made a part of this document.

WARRANT HOLDER:                      WORLD WASTE TECHNOLOGIES, INC.


By:                                  By:
   ------------------------------       ----------------------------------------


Date:                                Title:
     ----------------------------          -------------------------------------


                                     Date:
                                          --------------------------------------







































                                     10.9-3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                                 VOID AFTER 11:59 PM MAY 9, 2011

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                          WORLD WASTE TECHNOLOGIES, INC


THIS CERTIFIES THAT, Steve Racoosin ("Holder") is entitled to purchase the above number of fully paid and non-assessable shares of the Common Stock (the "Shares") of World Waste Technologies, Inc., a California corporation (the "Company), having an Exercise Price as set forth above.

         1. Term and  Expiration.  This Warrant is  exercisable,  in whole or in
            --------------------
part, prior to its expiration at the time or times set forth in the Notice of Grant above, after which time the Warrant shall be void. This Warrant shall in any event expire on the expiration date set forth in the Notice of Grant above, which date is 7 years after the Date of Grant. If the Holder's Service terminates for any reason, then this Warrant shall expire on the earliest of the following occasions: (i) The expiration date determined pursuant to Section 1 hereof; (ii) The date three months after the termination of the Holder's Service for any reason other than disability; or (iii) the date 12 months after the termination of the Holder's Service by reason of disability. When the Holder's Service terminates, this Warrant shall expire immediately with respect to the number of Shares for which this Warrant is not yet exercisable. In the event that the Holder dies after termination of Service but before the expiration of this Warrant, all or part of this Warrant may be exercised (prior to expiration) by the executors or administrators of the Holder's estate or by any person who has acquired this Warrant directly from the Holder by beneficiary designation, bequest or inheritance, but only to the extent that this Warrant had become exercisable before the Holder's Service terminated. For any purpose under this Warrant, Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to the
            ----------------------------------------------------
other terms and conditions hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder prior to its expiration at the time or times set forth in the Notice of Grant above, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for


                                     10.9-4
the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder. In addition, the following rules shall apply if the Company is subject to a change in control before the Holder's Service terminates: This Warrant shall become exercisable in full if (A) this Warrant does not remain outstanding following the change in control, (B) this Warrant is not assumed by the surviving corporation or its parent, (C) the surviving corporation or its parent does not substitute a Warrant with substantially the same terms for this Warrant or (D) the full value of this Warrant (whether or not exercisable) is not settled in cash or cash equivalents (including, without limitation, deferred cash payments).

         3.  Exercise  Price.  The  Exercise  Price at which this Warrant may be
             ---------------
exercised shall be the Initial Exercise Price as set forth in the Notice of Grant above, as adjusted from time to time for stock splits, reclassifications, combinations and the like.

         4. [Reserved.]

         5.  Transferability and Negotiability of Warrant.  This Warrant may not
             --------------------------------------------
be  transferred  or  assigned  in  whole  or in  part  without  compliance  with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         6. Cash-less Exercise. In lieu of exercising this Warrant for cash, the
            ------------------
Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant, in whole or in part, by surrender of this Warrant, in whole or in part as the case may be, together with notice of such election, at the principal office of the Company.

         7. No Retention Rights.  Nothing in this Agreement or in the Plan shall
            -------------------
confer upon the Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Holder, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

         8. Successors And Assigns.  Except as otherwise  expressly  provided to
            ----------------------
the contrary, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Holder and the Holder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.


                                     10.9-5

         9. Tax Consequences. The grant, exercise, acquisition or disposition of
            ----------------
the Shares may result in adverse tax consequences. The Holder should consult with his or her tax advisor to determine the tax consequences of the granting, exercising, acquiring or disposing of the Purchased Shares.

         10. Legends.  All certificates  issued pursuant to the exercise of this
             -------
Warrant evidencing Shares shall bear the following legends:

               "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

         11. Waivers and Amendments.  Any term of this Warrant may be amended or
             ----------------------
waived with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12.  Miscellaneous.  The  Company  covenants  that it will at all times
              -------------
reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Articles of Certificate, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. This Warrant shall be governed by and construed under the laws of the State of California.
                                     10.9-6

                               NOTICE OF EXERCISE

TO:     WORLD WASTE TECHNOLOGIES, INC.


         1. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

         3. In connection with the purchase of the above-listed Common Stock, the undersigned hereby submits an executed Investment Representation Statement as attached hereto.

         4. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:




                                       Name:
                                            ----------------------------------

                                       Tax ID:
                                              --------------------------------

                                      Address:
                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------





                                     Signed:
                                            ----------------------------------



                                     Date:
                                          ------------------------------------


                                     10.9-7

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER   :      ____________________________________
COMPANY     :      WORLD WASTE TECHNOLOGIES, INC.
SECURITY    :      COMMON STOCK
AMOUNT      :      ____________________________________
DATE        :      ____________________________________

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.


         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.




                                     10.9-8

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.




Date:  ________________________   _________________________________________
                                          Purchaser









































                                     10.9-9

                                                                   EXHIBIT 10.10
























































                                  10.10-1

                         WORLD WASTE TECHNOLOGIES, INC.
                             Notice of Warrant Grant


         You have been granted the following Warrant to purchase shares of the Common Stock of World Waste Technologies, Inc. (the "Company"):

  Name of Warrant Holder:      Fred Lundberg

  Total Number of Shares:      75,000

  Exercise Price Per Share:    $1.50

  Date of Grant:               May 10, 2004

  Date Exercisable: This Warrant may be exercised with respect to the first 25% of the Shares subject to this Warrant when the Holder completes eight months of continuous Service after the Vesting Commencement Date. This Warrant may be exercised with respect to an additional 1/12th of the remaining Shares subject to this warrant when the Holder completes each three months of continuous Service thereafter. This Warrant may become exercisable on an accelerated basis under Section 2 of the Warrant.

  Vesting Commencement         May 1, 2004
  Date:

  Expiration Date:             May 9, 2011.  This Warrant expires earlier if the
                               Holder's Service terminates earlier, as provided in Section 1 of the Warrant.

  Service: For purposes of this Warrant, "Service" shall be defined as shall mean service as (i) any individual who is a common-law employee of the Company, a parent or a subsidiary, (ii) any member of the Board of Directors who is not an employee (iii) or a person who performs bona fide services for the Company, a parent or a subsidiary as a consultant or advisor, excluding employees.














                                  10.10-2

By your signature and the signature of the Company's representative below, you and the Company agree that this warrant is granted under and governed by the terms and conditions of the Warrant, which is attached to and made a part of this document.

WARRANT HOLDER:                     WORLD WASTE TECHNOLOGIES, INC.


By:                                 By:
   -------------------------------     --------------------------------------


Date:                               Title:
     -----------------------------        -----------------------------------


                                    Date:
                                         ------------------------------------







































                                  10.10-3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                                 VOID AFTER 11:59 PM MAY 9, 2011

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                          WORLD WASTE TECHNOLOGIES, INC


THIS CERTIFIES THAT, Fred Lundberg ("Holder") is entitled to purchase the above number of fully paid and non-assessable shares of the Common Stock (the "Shares") of World Waste Technologies, Inc., a California corporation (the "Company), having an Exercise Price as set forth above.

         1. Term and  Expiration.  This Warrant is  exercisable,  in whole or in
            --------------------
part, prior to its expiration at the time or times set forth in the Notice of Grant above, after which time the Warrant shall be void. This Warrant shall in any event expire on the expiration date set forth in the Notice of Grant above, which date is 7 years after the Date of Grant. If the Holder's Service terminates for any reason, then this Warrant shall expire on the earliest of the following occasions: (i) The expiration date determined pursuant to Section 1 hereof; (ii) The date three months after the termination of the Holder's Service for any reason other than disability; or (iii) the date 12 months after the termination of the Holder's Service by reason of disability. When the Holder's Service terminates, this Warrant shall expire immediately with respect to the number of Shares for which this Warrant is not yet exercisable. In the event that the Holder dies after termination of Service but before the expiration of this Warrant, all or part of this Warrant may be exercised (prior to expiration) by the executors or administrators of the Holder's estate or by any person who has acquired this Warrant directly from the Holder by beneficiary designation, bequest or inheritance, but only to the extent that this Warrant had become exercisable before the Holder's Service terminated. For any purpose under this Warrant, Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to the
            ----------------------------------------------------
other terms and conditions hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder prior to its expiration at the time or times set forth in the Notice of Grant above, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for


                                  10.10-4
the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder. In addition, the following rules shall apply if the Company is subject to a change in control before the Holder's Service terminates: This Warrant shall become exercisable in full if (A) this Warrant does not remain outstanding following the change in control, (B) this Warrant is not assumed by the surviving corporation or its parent, (C) the surviving corporation or its parent does not substitute a Warrant with substantially the same terms for this Warrant or (D) the full value of this Warrant (whether or not exercisable) is not settled in cash or cash equivalents (including, without limitation, deferred cash payments).

         3.  Exercise  Price.  The  Exercise  Price at which this Warrant may be
             ---------------
exercised shall be the Initial Exercise Price as set forth in the Notice of Grant above, as adjusted from time to time for stock splits, reclassifications, combinations and the like.

         4. [Reserved.]

         5.  Transferability and Negotiability of Warrant.  This Warrant may not
             --------------------------------------------
be  transferred  or  assigned  in  whole  or in  part  without  compliance  with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         6. Cash-less Exercise. In lieu of exercising this Warrant for cash, the
            ------------------
Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant, in whole or in part, by surrender of this Warrant, in whole or in part as the case may be, together with notice of such election, at the principal office of the Company.

         7. No Retention Rights.  Nothing in this Agreement or in the Plan shall
            -------------------
confer upon the Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Holder, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

         8. Successors And Assigns.  Except as otherwise  expressly  provided to
            ----------------------
the contrary, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Holder and the Holder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.


                                  10.10-5

         9. Tax Consequences. The grant, exercise, acquisition or disposition of
            ----------------
the Shares may result in adverse tax consequences. The Holder should consult with his or her tax advisor to determine the tax consequences of the granting, exercising, acquiring or disposing of the Purchased Shares.

         10. Legends.  All certificates  issued pursuant to the exercise of this
             -------
Warrant evidencing Shares shall bear the following legends:

               "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

         11. Waivers and Amendments. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. Miscellaneous. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Articles of Certificate, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. This Warrant shall be governed by and construed under the laws of the State of California.



                                  10.10-6

                               NOTICE OF EXERCISE

TO:     WORLD WASTE TECHNOLOGIES, INC.


         1. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

         3. In connection with the purchase of the above-listed Common Stock, the undersigned hereby submits an executed Investment Representation Statement as attached hereto.

         4. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:




                                        Name:
                                             ---------------------------------

                                        Tax ID:
                                               -------------------------------

                                       Address:
                                               -------------------------------

                                               -------------------------------

                                               -------------------------------

                                               -------------------------------

                                               -------------------------------





                                      Signed:
                                             ---------------------------------



                                      Date:
                                           -----------------------------------


                                  10.10-7

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER   :   ____________________________________
COMPANY     :   WORLD WASTE TECHNOLOGIES, INC.
SECURITY    :   COMMON STOCK
AMOUNT      :   ____________________________________
DATE        :   ____________________________________

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.


         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.




                                  10.10-8

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.




Date:  ________________________   _________________________________________

                                          Purchaser








































                                    10.10-9

                                                               Exhibit 10.11
























































                               Exhibit 10.11 - 1

                         WORLD WASTE TECHNOLOGIES, INC.

                             Notice of Warrant Grant


         You have been granted the following Warrant to purchase shares of the Common Stock of World Waste Technologies, Inc. (the "Company"):

  Name of Warrant Holder:      Michael H. Eley

  Total Number of Shares:      125,000

  Exercise Price Per Share:    $1.50

  Date of Grant:               June 21, 2004

  Date Exercisable:            Immediately exercisable in full and fully vested.

  Consideration:               The Warrant is being granted in  consideration of
                               the  Holder's  agreement  to amend  that  certain
                               Amended   and   Restated    Technology    License
                               Agreement,  between the Company and  Bio-Products
                               International, Inc., dated June 21, 2004, as amended.

  Expiration Date:             June 20, 2011.  This Warrant  expires  earlier if
                               the  Holder's  Service  terminates   earlier,  as
                               provided in Section 1 of the Warrant.

  Service: For purposes of this Warrant, "Service" shall be defined as shall mean service as (i) any individual who is a common-law employee of the Company, a parent or a subsidiary, (ii) any member of the Board of Directors who is not an employee (iii) or a person who performs bona fide services for the Company, a parent or a subsidiary as a consultant or advisor, excluding employees.

By your signature and the signature of the Company's representative below, you and the Company agree that this warrant is granted under and governed by the terms and conditions of the Warrant, which is attached to and made a part of this document.

Warrant Holder:                       World Waste Technologies, Inc.


By:                                   By:
   -----------------------               -------------------------------

Date:                                 Title:
     ---------------------                  ----------------------------

                                      Date:
                                           -----------------------------


                               Exhibit 10.11 - 2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                               VOID AFTER 11:59 PM JUNE 20, 2011

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                          WORLD WASTE TECHNOLOGIES, INC


THIS CERTIFIES THAT, Michael H. Eley ("Holder") is entitled to purchase the above number (as adjusted pursuant to Section 4 hereof) of fully paid and non-assessable shares of the Common Stock (the "Shares") of World Waste Technologies, Inc., a California corporation (the "Company), having an Exercise Price as set forth above.

         1. Term and  Expiration.  This Warrant is  exercisable,  in whole or in
            --------------------
part, prior to its expiration at the time or times set forth in the Notice of Grant above, after which time the Warrant shall be void. This Warrant shall in any event expire on the expiration date set forth in the Notice of Grant above, which date is 7 years after the Date of Grant. If the Holder's Service terminates for any reason, then this Warrant shall expire on the earliest of the following occasions: (i) The expiration date determined pursuant to Section 1 hereof; (ii) The date three months after the termination of the Holder's Service for any reason other than disability; or (iii) the date 12 months after the termination of the Holder's Service by reason of disability. In the event that the Holder dies after termination of Service but before the expiration of this Warrant, all or part of this Warrant may be exercised (prior to expiration) by the executors or administrators of the Holder's estate or by any person who has acquired this Warrant directly from the Holder by beneficiary designation, bequest or inheritance, but only to the extent that this Warrant had become exercisable before the Holder's Service terminated. For any purpose under this Warrant, Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to the
            ----------------------------------------------------
other terms and conditions hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder prior to its expiration at the time or times set forth in the Notice of Grant above, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this



                               Exhibit 10.11 - 3

Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder.

         3.  Exercise  Price.  The  Exercise  Price at which this Warrant may be
             ---------------
exercised shall be the Initial Exercise Price as set forth in the Notice of Grant above, as adjusted from time to time for stock splits, reclassifications, combinations and the like.

         4. [Reserved.]

         5.  Transferability and Negotiability of Warrant.  This Warrant may not
             --------------------------------------------
be  transferred  or  assigned  in  whole  or in  part  without  compliance  with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         6. Cash-less Exercise. In lieu of exercising this Warrant for cash, the
            ------------------
Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant, in whole or in part, by surrender of this Warrant, in whole or in part as the case may be, together with notice of such election, at the principal office of the Company.

         7. No Retention Rights.  Nothing in this Agreement or in the Plan shall
            -------------------
confer upon the Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Holder, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

         8. Successors And Assigns.  Except as otherwise  expressly  provided to
            ----------------------
the contrary, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Holder and the Holder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Notwithstanding anything contained herein to the contrary, Holder may assign this Warrant to a trust established for the benefit of Holder's wife, children or grandchildren.

         9. Tax Consequences. The grant, exercise, acquisition or disposition of
            ----------------
the Shares may result in adverse tax consequences. The Holder should consult with his or her tax advisor to determine the tax consequences of the granting, exercising, acquiring or disposing of the Purchased Shares.


                               Exhibit 10.11 - 4

         10. Legends.  All certificates  issued pursuant to the exercise of this
             -------
Warrant evidencing Shares shall bear the following legends:

             "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

             "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

         11. Waivers and Amendments.  Any term of this Warrant may be amended or
             ----------------------
waived with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12.  Miscellaneous.  The  Company  covenants  that it will at all times
              -------------
reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Articles of Certificate, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. This Warrant shall be governed by and construed under the laws of the State of California.







                               Exhibit 10.11 - 5

                               NOTICE OF EXERCISE

TO:     WORLD WASTE TECHNOLOGIES, INC.


         1. The undersigned hereby elects to purchase _________ shares of the Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

         3. In connection with the purchase of the above-listed Common Stock, the undersigned hereby submits an executed Investment Representation Statement as attached hereto.

         4. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:




                                       Name:
                                            -----------------------------------
                                       Tax ID:
                                              ---------------------------------

                                       Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------




                                       Signed:
                                              ---------------------------------



                                       Date:
                                            -----------------------------------





                               Exhibit 10.11 - 6

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER  :
              -------------------------------
COMPANY    :  WORLD WASTE TECHNOLOGIES, INC.
SECURITY   :  COMMON STOCK
AMOUNT     :
              -------------------------------
DATE       :
              -------------------------------

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.


                               Exhibit 10.11 - 7

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.




Date:
     ---------------------------------    -------------------------------
                                          Purchaser








































                               Exhibit 10.11 - 8

                                                                  Exhibit 10.12
























































                               Exhibit 10.12 - 1

                         WORLD WASTE TECHNOLOGIES, INC.
                             Notice of Warrant Grant

         You have been granted the following Warrant to purchase shares of the Common Stock of World Waste Technologies, Inc. (the "Company"):

  Name of Warrant Holder:      Don Malley

  Total Number of Shares:      125,000

  Exercise Price Per Share:    $1.50

  Date of Grant:               June 21, 2004

  Date Exercisable:            Immediately exercisable in full and fully vested.

  Consideration:               The Warrant is being granted in  consideration of
                               the  Holder's  agreement  to amend  that  certain
                               Amended   and   Restated    Technology    License
                               Agreement,  between the Company and  Bio-Products
                               International, Inc., dated June 21, 2004, as amended.

  Expiration Date:             June 20, 2011.  This Warrant  expires  earlier if
                               the  Holder's  Service  terminates   earlier,  as
                               provided in Section 1 of the Warrant.

  Service: For purposes of this Warrant, "Service" shall be defined as shall mean service as (i) any individual who is a common-law employee of the Company, a parent or a subsidiary, (ii) any member of the Board of Directors who is not an employee (iii) or a person who performs bona fide services for the Company, a parent or a subsidiary as a consultant or advisor, excluding employees.

By your signature and the signature of the Company's representative below, you and the Company agree that this warrant is granted under and governed by the terms and conditions of the Warrant, which is attached to and made a part of this document.


Warrant Holder:                       World Waste Technologies, Inc.


By:                                   By:
   -------------------------             -----------------------------

Date:                                 Title:
     -----------------------                --------------------------

                                      Date:
                                           ---------------------------



                               Exhibit 10.12 - 2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                              VOID AFTER 11:59 PM JUNE 20, 2011

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                          WORLD WASTE TECHNOLOGIES, INC

THIS CERTIFIES THAT, Don Malley ("Holder") is entitled to purchase the above number (as adjusted pursuant to Section 4 hereof) of fully paid and non-assessable shares of the Common Stock (the "Shares") of World Waste Technologies, Inc., a California corporation (the "Company), having an Exercise Price as set forth above.

         1. Term and  Expiration.  This Warrant is  exercisable,  in whole or in
            --------------------
part, prior to its expiration at the time or times set forth in the Notice of Grant above, after which time the Warrant shall be void. This Warrant shall in any event expire on the expiration date set forth in the Notice of Grant above, which date is 7 years after the Date of Grant. If the Holder's Service terminates for any reason, then this Warrant shall expire on the earliest of the following occasions: (i) The expiration date determined pursuant to Section 1 hereof; (ii) The date three months after the termination of the Holder's Service for any reason other than disability; or (iii) the date 12 months after the termination of the Holder's Service by reason of disability. In the event that the Holder dies after termination of Service but before the expiration of this Warrant, all or part of this Warrant may be exercised (prior to expiration) by the executors or administrators of the Holder's estate or by any person who has acquired this Warrant directly from the Holder by beneficiary designation, bequest or inheritance, but only to the extent that this Warrant had become exercisable before the Holder's Service terminated. For any purpose under this Warrant, Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to the
            ----------------------------------------------------
other terms and conditions hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder prior to its expiration at the time or times set forth in the Notice of Grant above, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder.

                               Exhibit 10.12 - 3

         3.  Exercise  Price.  The  Exercise  Price at which this Warrant may be
             ---------------
exercised shall be the Initial Exercise Price as set forth in the Notice of Grant above, as adjusted from time to time for stock splits, reclassifications, combinations and the like.

         4. [Reserved.]

         5.  Transferability and Negotiability of Warrant.  This Warrant may not
             --------------------------------------------
be  transferred  or  assigned  in  whole  or in  part  without  compliance  with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

         6. Cash-less Exercise. In lieu of exercising this Warrant for cash, the
            ------------------
Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant, in whole or in part, by surrender of this Warrant, in whole or in part as the case may be, together with notice of such election, at the principal office of the Company.

         7. No Retention Rights.  Nothing in this Agreement or in the Plan shall
            -------------------
confer upon the Holder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Holder, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

         8. Successors And Assigns.  Except as otherwise  expressly  provided to
            ----------------------
the contrary, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Holder and the Holder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Notwithstanding anything contained herein to the contrary, Holder may assign this Warrant to M&M Consulting, Inc.

         9. Tax Consequences. The grant, exercise, acquisition or disposition of
            ----------------
the Shares may result in adverse tax consequences. The Holder should consult with his or her tax advisor to determine the tax consequences of the granting, exercising, acquiring or disposing of the Purchased Shares.

         10. Legends.  All certificates  issued pursuant to the exercise of this
             -------
Warrant evidencing Shares shall bear the following legends:



                               Exhibit 10.12 - 4

             "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

             "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

         11. Waivers and Amendments.  Any term of this Warrant may be amended or
             ----------------------
waived with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12.  Miscellaneous.  The  Company  covenants  that it will at all times
              -------------
reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Articles of Certificate, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. This Warrant shall be governed by and construed under the laws of the State of California.











                               Exhibit 10.12 - 5

                               NOTICE OF EXERCISE

TO:     WORLD WASTE TECHNOLOGIES, INC.


         1. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned  hereby elects to purchase             shares of the
                                                      -------------
Common Stock of WORLD WASTE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

         3. In connection with the purchase of the above-listed Common Stock, the undersigned hereby submits an executed Investment Representation Statement as attached hereto.

         4. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:




                                      Name:
                                           -----------------------------------

                                      Tax ID:
                                             ---------------------------------

                                      Address:
                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------




                                      Signed:
                                             ---------------------------------



                                      Date:
                                           -----------------------------------



                               Exhibit 10.12 - 6

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER  :
               ----------------------------
COMPANY    :   WORLD WASTE TECHNOLOGIES, INC.
SECURITY   :   COMMON STOCK
AMOUNT     :
               ----------------------------
DATE       :
               ----------------------------

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or receipt of a no-action letter from the Securities and Exchange Commission.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.


                               Exhibit 10.12 - 7

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.




Date:  ________________________   _________________________________________
                                          Purchaser








































                               Exhibit 10.12 - 8